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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or
     Section 240.14a-12

                            MICRO THERAPEUTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618

Dear Stockholder,

       I want to take a moment to personally inform you of a significant financing transaction that helps position Micro Therapeutics, Inc. to weather the conditions that have recently beset the financial markets generally and the medical technology market in particular. It is likely that by the time you receive this letter you will have already read about it in recent company press releases.

       I am pleased to inform you that, on May 25, 2001, we entered into an agreement with Micro Investment, LLC, a limited liability company managed by Warburg, Pincus Equity Partners, L.P., which agreed to invest approximately $56 million in Micro Therapeutics in an equity financing involving the private placement of our common stock. Subject to completion of the second stage of this investment, Micro Investment will own approximately 50.24% of our outstanding common stock.

       Under the terms of the agreement, the financing will consist of a two-stage private placement of common stock. The first stage, principally funded on May 31, 2001, involves the private placement of nearly 2.0 million shares of common stock at a price of $3.75 per share, resulting in the receipt of proceeds by Micro Therapeutics of nearly $7.5 million before transaction expenses. The second stage of the investment will comprise the placement of approximately 8.1 million shares of common stock at a price of approximately $6.00 per share, giving Micro Therapeutics additional proceeds of approximately $48.5 million before transaction expenses.

       Under Nasdaq Marketplace Rules, stockholder approval will be required for the closing of the second stage of the investment since it would result in ownership by Micro Investment of more than 50% of Micro Therapeutics' outstanding common shares and change in control of the Company, and may result in 20% or more of the common stock or voting power of the Company being sold for less than the greater of the book or market value of the Company's common stock. The proposal will be approved if a majority of the total votes cast on the proposal in person or by proxy vote for its approval. This proposal involves the approval of the sale and issuance of shares of our common stock to Micro Investment upon the terms set forth in a Securities Purchase Agreement and described in this proxy statement, such that following the completion of such sale, Micro Investment will hold 50.24% of our outstanding voting stock. Only stockholders who hold shares of Micro Therapeutics common stock at the close of business on June 25, 2001, will be entitled to vote at the special meeting.

       Your Board of Directors has carefully considered the terms and conditions of the equity investment and unanimously agrees that the terms are fair to, and in the best interests of, our stockholders. Your Board of Directors has unanimously approved the sale and issuance of shares of our common stock to Micro Investment as described in this proxy statement. The Board of Directors recommends that you vote to approve the proposal described in this proxy statement by voting "For" the proposal by following the instructions stated on the enclosed proxy card.

       This proxy statement provides you with detailed information concerning the equity investment and Micro Investment. Please give all of the information contained in this proxy statement your careful attention. YOUR VOTE IS VERY IMPORTANT. TO VOTE YOUR SHARES, YOU MAY USE THE ENCLOSED PROXY CARD OR ATTEND A SPECIAL STOCKHOLDERS MEETING THAT WILL BE HELD FOR THIS IMPORTANT VOTE. The special meeting will be held at 2 Goodyear, Irvine, California 92618 on July 20, 2001, at 8:00 a.m. Your attendance at the special meeting is not required for you to vote at the meeting.

       On behalf of the Micro Therapeutics Board of Directors, I thank you for your support and urge you to vote "For" approval of the proposal described in this proxy statement.

                                        John Rush
                                        Chief Executive Officer, President and
                                        Director
Irvine, California
June __, 2001


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                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 20, 2001


TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

       A Special Meeting of Stockholders of Micro Therapeutics, Inc. (the "Company"), will be held at 2 Goodyear, Irvine, California 92618 on July 20, 2001, at 8:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

       (1) To approve the sale and issuance of shares of the Company's common stock to Micro Investment, LLC upon the terms set forth in a Securities Purchase Agreement and described in this proxy statement, such that following the completion of such sale Micro Investment, LLC will hold 50.24% of the outstanding voting stock of the Company.

       (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       Only stockholders of record at the close of business on June 25, 2001 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        John Rush
                                        Chief Executive Officer, President and
                                        Director
Irvine, California
June __, 2001

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.


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                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------



                                  INTRODUCTION

       THIS PROXY STATEMENT IS BEING FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF MICRO THERAPEUTICS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2001, AT 8:00 A.M., AT 2 GOODYEAR, IRVINE, CALIFORNIA 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about June __, 2001. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

       Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the approval of the sale and issuance of shares of the Company's common stock to Micro Investment, LLC upon the terms set forth in a Securities Purchase Agreement and described in this proxy statement, such that following the completion of such sale Micro Investment will hold 50.24% of the outstanding voting stock of the Company.


                                VOTING SECURITIES

       The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on the record date, June 25, 2001, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were [11,969,604] shares of common stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date. Proposal 1 requires for approval the affirmative vote of a majority of the shares of common stock of the Company present and entitled to vote at the special meeting. The required quorum for the transaction of business at the special meeting is a majority of the shares of common stock issued and outstanding on the record date. Shares that are voted "For," "Against" or "Abstain" in a matter, and broker non-votes, are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "For," "Against" or "Abstain" are treated as shares "present and entitled to vote" at the special meeting with respect to such matter. Accordingly, broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "present and entitled to vote" with respect to a proposal. Abstentions will be counted as votes against a proposal.

                                  PROPOSAL ONE


APPROVAL OF THE SALE AND ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO MICRO INVESTMENT, LLC UPON THE TERMS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND DESCRIBED IN THIS PROXY STATEMENT, SUCH THAT FOLLOWING THE COMPLETION OF SUCH SALE MICRO INVESTMENT, LLC WILL HOLD 50.24% OF THE OUTSTANDING VOTING STOCK OF THE COMPANY.

       The Company is seeking stockholder approval as required by Nasdaq Marketplace Rule 4350(i)(1)(B), in connection with the sale and issuance by the Company of common stock of the Company that, in the aggregate, will result in a change in control of the Company. The sale and issuance of the common stock will result in Micro Investment owning 50.24% of the Company's common stock. The Company is also seeking stockholder approval as required by Nasdaq Marketplace Rule 4350(i)(1)(D), in the event that the sale price of the Company's common stock at the second closing of the transaction described in this proxy statement is lower than the market price of the Company's common stock on the date of the second closing. Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance of securities equal to 20% or more of the common stock or voting power of the issuer prior to such issuance, where the sale price for the securities is less than the greater of the book or market value of the securities. The following is a summary of the terms of the sale and issuance of the Company's common stock. This is provided for informational purposes to the Company's stockholders in connection with this proxy and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

SUMMARY

       On May 24, 2001, the Board of Directors of the Company formally approved the terms of an equity investment through the private placement of common stock pursuant to a Securities Purchase Agreement by and between the Company and Micro Investment, LLC, a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P. A copy of the Securities Purchase Agreement is attached to this proxy statement as Annex A.

       The Securities Purchase Agreement provides for the following:

    - in a first closing, the sale of 1,828,679 shares of the Company's common stock to Micro Investment on May 31, 2001, at a price of $3.75 per share.

    - two of the Company's other stockholders, Guidant Corporation and Century Medical, Inc., had the right to purchase up to their pro rata share of the total number of shares sold in both the first closing and second closing of this financing based upon their ownership in the Company, including an aggregate of 157,936 of the 1,986,615 total shares to be sold in the first closing. Both Century and Guidant have notified the Company that they will not exercise their respective rights to purchase any shares in this financing. Micro Investment is required to purchase these 157,936 shares which Century and Guidant had the right to purchase in the first closing, later in June.

    - in a second closing, the sale of a number of shares of the Company's common stock necessary to cause Micro Investment to hold an aggregate of 50.24% of the Company's outstanding common stock at the time of the second closing, which shall occur as soon as practicable following stockholder approval, at a price of $6.00 per share, subject to adjustment as described below. While the Company estimates that 8,091,699 shares will be sold to Micro Investment in the second closing, if necessary due to the exercise of options or other convertible securities prior to the second closing, the Company will sell additional shares to Micro Investment at the time of the second closing so that at such time, Micro Investment will hold 50.24% of the outstanding voting stock of the Company. In such event, the shares sold to Micro Investment in the second closing will be sold at a price less than $6.00 per share, such that the weighted average per share price for all of the shares sold to Micro Investment in the first closing and the second closing will be approximately $5.56 per share.


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       The per share price of $3.75 in the first closing represented a 21%
discount from the closing price of the Company's common stock as reported on Nasdaq during the twenty trading days prior to the signing of the Securities Purchase Agreement. The price per share of $6.00 for shares sold at the second closing, assuming no adjustment to the price due to the issuance of additional shares necessary to cause Micro Investment to own 50.24% of the Company's outstanding common stock, reflects a 26% premium above the average closing price of the Company's common stock as reported on Nasdaq during the twenty trading days prior to the signing of the Securities Purchase Agreement. The weighted average per share price of $5.56 for all of the shares sold to Micro Investment in the first closing and the second closing reflects a 17% premium above the average closing price of the Company's common stock as reported on Nasdaq during the twenty trading days prior to the signing of the Securities Purchase Agreement.

       On May 31, 2001, the first portion of the first closing was completed, resulting in the sale of 1,828,679 shares of the Company's common stock to Micro Investment. The 1,828,679 shares, together with the 157,936 shares which were subject to the right of participation by Century and Guidant and will be purchased by Micro Investment in the first closing, will total 1,986,615 shares, or 19.9% of the then outstanding shares of common stock of the Company. The first closing will result in gross proceeds to the Company in the amount of $7,449,806.25.

       The proposal set forth in this proxy statement seeks stockholder approval of the second closing which would result in the sale of additional shares to Micro Investment at the time of the second closing so that at such time, Micro Investment will hold 50.24% of the outstanding common stock of the Company upon the terms described herein.

       As required under the terms of existing agreements with Guidant and Century, the Company offered Guidant and Century the right to purchase shares of the Company's common stock, pro rata based upon their ownership in the Company, on the same terms, where applicable, as Micro Investment. On June 5, 2001, Century notified the Company that it had elected not to exercise its right to participate in the financing. On June 13, 2001, Guidant notified the Company that it had elected not to exercise its right to participate in the financing.

       The Board of Directors of the Company has approved the first closing, and has approved the second closing, pending approval by the Company's stockholders. The shares sold in the first and second closings will be listed on The Nasdaq National Market and will be registered by the Company on a registration statement filed with the Securities and Exchange Commission as soon as practicable following the second closing.

DESCRIPTION OF MICRO INVESTMENT

       Micro Investment is a Delaware limited liability company, managed by Warburg, Pincus Equity Partners, L.P. and including three affiliated partnerships of Warburg, Pincus Equity Partners, L.P. as members. The sole general partner of Warburg, Pincus Equity Partners, L.P. is Warburg, Pincus & Co., a New York general partnership. The manager of Warburg, Pincus Equity Partners, L.P. is Warburg Pincus LLC, a New York limited liability company. Warburg, Pincus & Co. is a global private equity investment firm founded in 1971. The other members of Micro Investment are Vertical Fund Associates, L.P., a Delaware limited partnership, Vertical Life Sciences L.P., a Delaware limited partnership, and certain consultants to an affiliate of Warburg, Pincus Equity Partners, L.P.

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

       The Company is seeking stockholder approval of the second closing in order to comply with Nasdaq Marketplace Rule 4350(i)(1)(B), which requires stockholder approval prior to the sale or issuance of securities resulting in a change in control of the Company. The second closing, if approved, will result in the sale of additional shares such that, following the second closing, Micro Investment will be the holder of 50.24% of the Company's common stock outstanding as of the date of the second closing. Therefore the Company must seek stockholder approval of the second closing according to Nasdaq Marketplace Rule 4350(i)(1)(B), because the second closing will result in a change in control.

       Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance of securities equal to 20% or more of the common stock or voting power of the issuer prior to such issuance, where the sale price for the securities is less than the greater of the book or market value of the securities. The first closing, including the 157,936 shares which were offered to Guidant and Century and will be purchased by Micro Investment, will result in the sale of approximately 19.9% of the outstanding shares of common stock of the Company. The sale of shares in the second closing may result in the sale of 20% or more of the outstanding voting stock of the Company prior to such issuance for less than the greater of the book value or market value of the


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stock. While the sale price of the shares of common stock in the second closing was above the market price of the common stock of the Company at the time the Company and Micro Investment signed the Securities Purchase Agreement, in the event that the market price of the Company's stock has risen since that time and the sale price for the second closing is below the market price, stockholder approval of the second closing will also be applicable to the requirements of Nasdaq Marketplace Rule 4350(i)(1)(D).

       Under Nasdaq Marketplace Rule 4350(i)(6), the minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy at a meeting properly held.

BACKGROUND OF THE TRANSACTION

       The Company needs additional capital to fulfill its research and development, clinical and regulatory, and sales and marketing goals. Through December 31, 2000, the Company had incurred recurring losses and cash outflows from operations, which raised substantial doubt about the Company's ability to continue as a going concern. If the Company was not able to raise additional funds, it could have been required to significantly curtail or cease its ongoing operations.

       In order to obtain the additional capital needed to further the Company's research and development, clinical and regulatory, and sales and marketing goals, and to effect compliance with the continued listing requirements of The Nasdaq National Market, the Company sought financing from various sources and determined that the equity investment from Micro Investment would provide the greatest value to the stockholders and would allow the Company to pursue its long-term strategic goals.

       In December 2000, the Company authorized U.S. Bancorp Piper Jaffray, Inc. to examine various strategic and financing alternatives. Piper Jaffray held discussions with six potential strategic and financial investors regarding both strategic and financing alternatives; however, none of the six potential investors expressed an interest in entering into a strategic or financing transaction with the Company at that time.

       The Company's losses and cash outflows from operations continued, and at the end of January 2001, the Company decided to seek additional financing through a private investment, known as a private investment in public equities, or a "PIPE". The Company hoped to issue up to 1,950,000 shares of its common stock for an aggregate investment of approximately $8,000,000. The Company pursued this offering over the next three months.

       During February and March 2001, Piper Jaffray independently attempted to market the sale of a large block of the Company's stock on behalf of one of the Company's significant stockholders, a venture investor, but received limited interest. Piper Jaffray ultimately was able to sell such block of the Company's stock on April 27, 2001, at a price of $3.60 per share, an 18% discount to the market price for the Company's common stock.

       Several factors contributed to the difficulty the Company was facing in receiving financing. First, the condition of the financial markets in general created an environment in which investors were hesitant to invest in medical technology companies. Second, as described above, one of the Company's significant stockholders, a venture investor, was trying to sell a large block of shares creating a large "overhang" of shares in the market. Third, Nasdaq Marketplace Rule 4350(i)(1)(D) precluded the Company from selling more than 19.9% of the common stock or voting power of the Company in one offering, at a price below the market price of the Company's common stock, without obtaining stockholder approval. Finally, the Company had received correspondence from Nasdaq based on several Nasdaq listing requirements, as described below.

       On April 5, 2001 the Company received correspondence from Nasdaq expressing concern that the Company may not be able to sustain compliance with the continued listing requirements of The Nasdaq National Market, in light of the "going concern" opinion of the Company's independent auditor, PricewaterhouseCoopers LLP, set forth in the Company's Form 10-KSB for the fiscal year ended December 31, 2000. Nasdaq requested that by April 20, 2001, the Company provide to Nasdaq a detailed plan and timetable to address the specific concerns that led PricewaterhouseCoopers to issue the "going concern" opinion. Following correspondence with Nasdaq which resulted in an extension of the period of time for the Company to respond, the Company issued a detailed response to Nasdaq on April 23, 2001. This response set forth in detail the basis for the Company's belief that


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through additional financing transactions and continued performance in conformity with the Company's operating plans, it would be able to sustain compliance with the continued listing requirements of The Nasdaq National Market.

       As a result of circumstances independent of the circumstances resulting in the letter the Company received from Nasdaq on April 5, the Company received additional correspondence from Nasdaq on April 24, 2001, indicating that the Company's market capitalization had fallen below the $50 Million minimum required under Nasdaq Marketplace Rule 4450(b)(1)(A), for 10 consecutive trading days. Because the Company did not meet all of the components of an alternative minimum requirement set forth in Nasdaq Marketplace Rule 4450(a) (the Company did not have net tangible assets in excess of $4 Million, although the Company's common stock did satisfy other requirements of such rule), the Company had until May 24, 2001 (later extended to June 11, 2001) to regain compliance (which could, subject to the discretion of Nasdaq, occur if the Company's market capitalization exceeded $50 Million for at least 10 consecutive trading days or if the Company were to meet certain other minimum requirements) or else initiate an appeal with Nasdaq in order to remain qualified to be listed on The Nasdaq National Market pending the final disposition of the appeal. On June 11, 2001, Nasdaq notified the Company that it had regained compliance, as of that date, with the continued listing requirements of The Nasdaq National Market.

       Throughout March and April, the Company continued discussions with financial and both public and private strategic investors.

       On April 4, 2001, the Board of Directors held a telephonic meeting to discuss a potential registered offering of up to 3,500,000 shares of common stock pursuant to a registration statement on Form S-2 for sale by investment bankers including Piper Jaffray, in a best efforts offering. The Company later decided not to proceed with this registered offering because of limitations under the Nasdaq Marketplace Rules regarding best efforts offerings.

       On April 20, 2001, the Board of Directors held a telephonic meeting to discuss the PIPE offering and the interest in the Company expressed by investors led by Warburg, Pincus Equity Partners, L.P. These investors, who would later form Micro Investment, LLC, a Delaware limited liability company, managed by Warburg, Pincus Equity Partners, L.P., proposed an investment substantial enough to effect a change in control of the Company but asked for two weeks to conduct diligence, during which time the Company agreed not to proactively proceed with formally marketing a PIPE offering.

       At this meeting, the Board of Directors approved the PIPE offering that the Company had been pursuing, but resolved that the Company would delay the commencement of the offering until May 7, 2001 to comply with the request of Micro Investment for a two week period in which to conduct diligence.

       On April 30, 2001, the Company received a preliminary term sheet from Micro Investment, whereby Micro Investment expressed an interest in investing a total of $45 million in the Company for a combination of common stock and preferred stock.

       On May 2, 2001, the Board of Directors held a meeting in which Piper Jaffray presented by telephone an overview of all of the financing alternatives available to the Company to date. These alternatives included the registered offering, the PIPE offering and the equity investment proposed by Micro Investment as well as a number of strategic alternatives. This was the first time that the Board discussed the transaction with Micro Investment, and in this discussion, the Board authorized Piper Jaffray to negotiate more favorable terms with this investor.

       On May 8, 2001, the Board of Directors held a telephonic meeting to discuss the Company's various financing alternatives. The Board first considered the proposal from a third party to make an "at market" investment in the Company in the amount of $8 million. The Board decided to propose a transaction to the third party whereby the third party would invest a larger amount in the Company in exchange for shares of common stock issued at a premium to market. The third party later notified the Company that it would not invest at a premium to market, or for an amount greater than $8 million.

       On May 10, 2001, the Company received a revised term sheet from Micro Investment for a larger financing at a premium to the market price for the Company's common stock. Pursuant to this term sheet, Dale A. Spencer, a former officer of Boston Scientific Corporation, would be elected to the Company's Board of Directors. The Company believed that the proposal would likely enable the Company to achieve the European and U.S. launch of its Onyx neuro product without the need for additional financing. The proposal also would have the effect of improving the Company's ability to regain compliance with the minimum listing standards of The Nasdaq National Market.

       On May 11, 2001, the Board of Directors held a telephonic meeting to discuss the proposed equity investment which had been negotiated and had


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

significantly more favorable terms to the Company than Micro Investment's original offer. The Board approved the non-binding term sheet and agreed to provide additional due diligence to Micro Investment, and to negotiate and document the definitive terms of Micro Investment's investment.

       During the subsequent two-week period, Micro Investment conducted additional due diligence on the Company, and the Company and Micro Investment negotiated the terms of definitive agreements relating to the investment.

       On May 24, 2001, the Board of Directors held a telephonic meeting to approve the transaction with Micro Investment. Representatives from Piper Jaffray presented a summary of their analysis in favor of their fairness opinion relating to the transaction and the Board discussed the final terms of the transaction before approving the equity investment through the private placement of common stock pursuant to the Securities Purchase Agreement.

       The Company and Micro Investment executed the definitive Securities Purchase Agreement on May 25, 2001.

IMPACT OF THE ISSUANCE ON EXISTING STOCKHOLDERS

       If this proposal is approved, the shares of common stock to be issued to Micro Investment in the second closing, together with the shares issued to Micro Investment in the first closing, will represent 50.24% of the total shares of the Company's common stock issued and outstanding at the time of the second closing, resulting in a change in control of the Company.

       Because Micro Investment will own more than 50% of the total shares of the issued and outstanding stock of the Company following the second closing, Micro Investment will be able to exercise voting control over the Company for the foreseeable future and will be able to elect the entire Board of Directors, set dividend policy and otherwise generally determine the Company's management. This control by Micro Investment could prevent, or make more difficult, a sale of the Company that is not on terms acceptable to Micro Investment. In addition, this control would allow Micro Investment to prevent, or alternatively, to cause to occur significant corporate transactions.

       Under the terms of certain agreements to which the Company is a party, including, without limitation, its distribution agreements with Guidant, Century and Abbott Laboratories, the Company has the right to terminate such agreements upon a "change of control," which would include the consummation of the second closing as anticipated in the Securities Purchase Agreement. In the event that, after evaluating such distribution agreements, the Company decides to terminate one or more of them following the second closing, the Company would be required to give advance notice to the other party to any such agreement, and pay the termination fee specified in the agreement.

       The sale of shares upon the second closing as described in this proxy statement will result in a change in ownership as defined by Section 382 of the Internal Revenue Code, which is likely to result in a significant limitation on the Company's ability to utilize its net operating loss carryforwards, or NOLs, during any year to offset future taxable income. There is no assurance, however, that the Company will generate taxable income in the future. The deferral or loss of NOL availability to the Company could have a negative impact on the Company's future results of operations and cash flow.

       Except as otherwise described in this proxy statement or the Securities Purchase Agreement, the Company's existing stockholders will have rights which are equal to those of the new holders of the common stock. In determining whether to vote for this proposal, stockholders should consider that they may be subject to the risk of substantial dilution to their interests which will result from the issuance of shares of common stock, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

       Pursuant to the terms of the Company's 1996 Stock Incentive Plan, the vesting with respect to all issued and outstanding options to purchase common stock of the Company will accelerate and become fully exercisable upon a "change in control." The consummation of the second closing as anticipated in the Securities Purchase Agreement would be a "change in control" for the purposes of the 1996 Stock Incentive Plan, and therefore all outstanding options to purchase common stock under such plan will immediately become fully exercisable. However, any new options granted to officers of the Company prior to the second closing will include a modified "change in control" provision, so that the vesting of any such new options will only accelerate upon the "change in control" caused by the transactions contemplated by the second closing, if within twelve months of such change in control, the officer voluntarily resigns for "good reason" or is terminated for any reason other than for "cause."

       Pursuant to the terms of the Convertible Subordinated Note Agreement between the Company and Century dated as of September 23, 1998, and the Credit Agreement between the Company and Century dated as of September 23, 1998, Century may declare the entire outstanding principal balance and any unpaid accrued interest thereunder, immediately due and payable upon a change of control of the Company. On June 7, 2001, Century notified the Company that, in connection with the consummation of the second closing as anticipated in the Securities Purchase Agreement, which would be deemed a "change of control" of the Company for the purposes of the Convertible Subordinated Note Agreement and the Credit Agreement, Century intends to accelerate the $3,000,000 in principal and all unpaid accrued interest payable by the Company under the Convertible Subordinated Note Agreement and the $2,000,000 in principal and all unpaid accrued interest payable by the Company under the Credit Agreement. These amounts will be repaid by the Company at the second closing.

INTEREST OF CERTAIN PERSONS

       Upon the first closing, Samuel Navarro resigned from the Company's Board of Directors, and Dale A. Spencer was elected by the Board of Directors to fill the resulting vacancy pursuant to the Company's bylaws. Mr. Spencer is a member of Micro Investment, and a consultant to a wholly-owned subsidiary of the managing member of Micro Investment.

       The Company has agreed, upon the second closing of the equity financing, to nominate and use its best efforts to cause to be elected to the Board of Directors and to remain as directors, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

       Ms. Weatherman is a general partner of Warburg, Pincus & Co. and managing director and member of Warburg Pincus LLC. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P., the managing member of Micro Investment which, together with three affiliated entities, owns an 86.89% membership interest in Micro Investment. Warburg, Pincus Equity Partners, L.P. is managed by Warburg Pincus LLC.

       Mr. Emmitt is a general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the sole general partner of Vertical Fund Associates, L.P. and Vertical Life Sciences L.P., which own an aggregate 9.67% membership interest in Micro Investment.

       Mr. Buckman is a member of Micro Investment and a consultant to a wholly-owned subsidiary of the managing member of Micro Investment.

SUMMARY OF TERMS OF THE AGREEMENTS

       Set forth below are summaries of the provisions of the following agreements: the Securities Purchase Agreement, dated as of May 25, 2001, between the Company and Micro Investment, including the registration rights provisions attached thereto, and the Voting and Proxy Agreement, dated as of May 25, 2001, between Micro Investment and certain existing stockholders of the Company. The summary of the Securities Purchase Agreement below is qualified in its entirety by reference to, and should be read in conjunction with, the Securities Purchase Agreement. Attached to this proxy statement as Annex A, is the form of Securities Purchase Agreement, including the registration rights provisions attached thereto, which is incorporated herein by reference. THE COMPANY ENCOURAGES ALL STOCKHOLDERS TO READ THE SECURITIES PURCHASE AGREEMENT, INCLUDING THE REGISTRATION RIGHTS PROVISIONS ATTACHED THERETO, CAREFULLY AND IN ITS ENTIRETY.

TERMS OF THE SECURITIES PURCHASE AGREEMENT

       General. After the special meeting, and assuming that the stockholders have approved the sale and issuance of the shares of common stock in the second closing, and that the other conditions to the closing have been satisfied, on the second closing date:

       - the Company will issue additional shares of common stock to Micro Investment at the time of the second closing so that at such time, Micro Investment will hold 50.24% of the outstanding voting stock of the Company of common stock upon the terms described herein; and

       - Micro Investment will deliver to the Company the purchase price for the common stock sold at the second closing, which shall be $6.00 per share for the 8,091,699 shares that the Company estimates will be sold to Micro Investment in the second closing. However, if due to the exercise of options or other convertible securities prior to the second closing it is necessary to issue additional shares to Micro Investment to cause it to own 50.24% of the outstanding common stock of the Company at the time of the second closing, then the per share price for the shares sold to Micro Investment in the second closing will be less than $6.00 per share, such that the weighted average per share price for all of the shares sold to Micro Investment in the first closing and the second closing will be approximately $5.56 per share.

       Representations and Warranties. In the Securities Purchase Agreement, the Company makes customary representations and warranties to Micro Investment relating to, among other matters, the Company's corporate organization; the authorization, binding effect and enforceability of the Securities Purchase Agreement and the Company's obligations thereunder; the Company's subsidiaries; the Company's capitalization; the Company's compliance with laws; required third party consents and approvals; the absence of defaults or violations under the Company's material contracts; the absence of certain developments since December 31, 2000; the absence of undisclosed liabilities; employee matters; tax matters; insurance matters; transactions with related parties; interest in competitors; registration rights; the exemption of this transaction from registration requirements of federal and state securities laws; the accuracy and timeliness of the Company's publicly filed reports; litigation matters; tax matters; property and intellectual property matters; and the Company's listing on The Nasdaq National Market. Micro Investment makes customary representations and warranties to the Company relating to, among other matters, its organization, the authorization, binding effect and enforceability of the Securities Purchase Agreement and Micro Investment's obligations thereunder and its status as an accredited investor under applicable securities laws.

       Covenants. In the Securities Purchase Agreement, the Company and Micro Investment have agreed to do a number of things, including the following:

       - Interim Operations. From the date of signing of the Securities Purchase Agreement until the closing of all transactions contemplated in the Securities Purchase Agreement, the Company and each of its subsidiaries is required to conduct its business in the ordinary course, and the Company has agreed that neither it nor any of its subsidiaries shall take any action which would result in any of the representations or warranties contained in the Securities Purchase Agreement to be untrue or any of its covenants thereunder becoming incapable of performance.

       - Notices of Certain Events. The Company has agreed to promptly notify Micro Investment of any action or event of which it becomes aware which has the effect of making incorrect any representations or warranties contained in the Securities Purchase Agreement or which has the effect of rendering any of its covenants thereunder incapable of performance.

       - Efforts. The Company and Micro Investment have agreed to use reasonable efforts to do such things as may be reasonably required or advisable to consummate the provisions and transactions contemplated under the Securities Purchase Agreement.

       - Board Nominees. From and after the first closing until the second closing and for so long as Micro Investment owns at least 10% of the outstanding shares of the Company's common stock, the Company has agreed that (i) the number of members of its Board of Directors shall not exceed six (6), and (ii) it shall nominate and use its best efforts to cause to be elected and to remain as a director on the Board, one (1) person designated by Micro Investment. As of

May 31, 2001, this designee is Dale A. Spencer. Mr. Spencer was appointed by the remaining members of the Company's Board of Directors, following the resignation of Samuel Navarro, whose resignation from the Board created a vacancy for Micro Investment's designee.

       From and after the second closing, and for so long as Micro Investment owns at least 10% of the outstanding shares of the Company's common stock, the Company has agreed that the number of members of its Board of Directors shall not exceed seven (7). From and after the second closing, the Company shall nominate and use its best efforts to cause to be elected and to remain as a director on the Board, (i) one (1) person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (ii) two (2) persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (iii) three (3) persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and
(iv) four (4) persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. Therefore, so long as Micro Investment holds 30% of the outstanding shares of common stock of the Company, it shall be entitled to designate a majority of the members of the Company's Board of Directors. As of the date of the second closing, Micro Investment's four (4) designees shall be Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

       In addition, from and after the first closing and for so long as Micro Investment owns at least 10% of the outstanding shares of the Company's common stock, at least one of the members of the Company's Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board, whether existing as of the first closing or formed at any time thereafter.

       - Subscription Rights. The Company has agreed that, if at any time after the date of the Securities Purchase Agreement, and for so long as Micro Investment owns 10% or more of the outstanding shares of common stock of the Company, the Company proposes to issue equity securities (subject to the exceptions described below), it shall give Micro Investment written notice setting forth the terms of such issuance, including the price and amount of securities to be issued. Micro Investment will have the right of first refusal, exercisable within ten (10) days after it receives the Company's notice, to purchase a percentage of such securities equal to the percentage obtained by dividing the number of shares of common stock then owned by Micro Investment by the total number of shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all holders of the Company's common stock, options or convertible securities immediately preceding the issuance of such securities. This right of first refusal, which is intended to enable Micro Investment to maintain its percentage ownership interest in the Company relative to the Company's other stockholders, optionholders and holders of convertible securities, does not apply to any sales or issuances of securities (i) to Micro Investment or its affiliates, (ii) upon conversion of any convertible securities or instruments outstanding as of May 31, 2001, (iii) in the ordinary course to employees, directors, consultants or advisors to the Company, as approved by the Company's Board of Directors, under existing employee stock option plans, stock bonus plans, stock purchase plans or other management equity programs, (iv) subsequent to the second closing, in connection with any stock split or stock dividend of the Company or (v) subsequent to the second closing, to vendors or customers or other persons in similar commercial situations, as approved by the Company's Board of Directors. In the event that Micro Investment does not exercise this right of first refusal with respect to any issuance of equity securities, then the Company shall be free to sell such equity securities during the ninety (90) day period following the expiration of Micro Investment's right, upon terms no more favorable then those offered to Micro Investment. If any such securities remain unsold following such ninety (90) day period, the Company must again offer Micro Investment this right of first refusal to purchase such securities.

       - Indemnity. The Company has agreed to indemnify Micro Investment, its members and affiliates, and each of their respective officers, directors, partners, members, employees and agents, and each person who controls Micro Investment or any of its members, for any and all losses, liabilities, damages, expenses and other costs arising from any actual or threatened claims brought against the Company or any of these indemnified parties in connection with or arising out of entering into the Securities Purchase Agreement and the transactions contemplated under the Securities Purchase Agreement, as well as any other legal, administrative or other proceeding arising out of the transactions contemplated under the Securities Purchase Agreement, other than losses, liabilities, damages, expenses and other costs which are judicially determined to have resulted from the gross negligence or willful misconduct of Micro Investment or such other indemnified party or from the breach by Micro Investment of any of the terms of the Securities Purchase Agreement.

       - Consents and Approvals. The Company has agreed to use its best efforts to obtain as promptly as practicable any consent or approval of any third person, including the Company's stockholders and any regulatory authorities, required in connection with the transactions contemplated under the Securities Purchase Agreement. The Company and Micro Investment will each prepare and file the notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       - Proxy Statement. The Company has agreed to prepare this proxy statement, file it with the Securities and Exchange Commission and distribute it to the stockholders as promptly as practicable after the execution of the Securities Purchase Agreement in order to obtain stockholder approval. Micro Investment agreed to provide the Company with any information with respect to itself and its nominees, officers, members and affiliates that the Company required to prepare this proxy statement.

       - Stockholder Approvals. The Board of Directors has agreed to call a special meeting of the stockholders in order to consider the sale of shares of common stock to Micro Investment as described in this Proposal 1, and to recommend that the stockholders approve this Proposal 1.

       - Use of Proceeds. The Company has agreed to use the proceeds from the sale of shares of common stock under the Securities Purchase Agreement to provide the necessary funding for clinical trials, working capital and other general corporate purposes.

       - Investor Consents. The Company has agreed that it shall not, without obtaining the prior written consent of Micro Investment, amend or modify its Certificate of Incorporation or Bylaws, or take any action that adversely alters or changes the right, preferences or privileges of the common stock or any rights of Micro Investment.

       - Takeover Statute; Rights Agreement. If any corporate takeover provision under the laws of the State of Delaware or other similar state or federal anti-takeover statute or regulation shall become applicable to the transactions contemplated under the Securities Purchase Agreement, the Company has agreed that it and the members of its Board of Directors shall grant such approvals and shall take such actions as are necessary so that such transactions may be consummated as promptly as practicable and shall otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. In addition, the Company has agreed to take such actions as are necessary to prevent the transactions contemplated under the Securities Purchase Agreement from triggering the provisions of the Company's Stockholder Rights Plan.

       - No Solicitation. Under the Securities Purchase Agreement, until the Securities Purchase Agreement is terminated, or until the completion of the second closing, neither the Company nor any of its subsidiaries shall, directly or indirectly, through any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of the Company or any subsidiary, except in connection with the rights of first refusal held by Guidant and Century, (i) solicit any offers, bids or indications of interest, or initiate negotiations or discussions with any person other than Micro Investment with respect to the financing of the Company, whether debt or equity, or the sale, license or other transfer by the Company of any material assets of the Company, or the sale, merger, consolidation, recapitalization or other reorganization of the Company (each, a "Competing Transaction Proposal"), (ii) enter into any agreement, agreement in principle, letter of intent or similar arrangement (whether or not legally binding) relating to a Competing Transaction Proposal, (iii) furnish, or authorize any of its representatives to furnish, any confidential information or draft agreement concerning a Competing Transaction Proposal to any party, or (iv) participate in any discussions or negotiations regarding, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction Proposal.

       However, the Company's Board of Directors may, in response to a Superior Offer (as defined below) that was not solicited by the Company or any of its representatives on or after the date of the Securities Purchase Agreement and that did not otherwise result from a breach of this covenant, furnish information with respect to the Company to any person making a Superior Offer and participate in discussions or negotiations regarding such

Superior Offer. For purposes of the Securities Purchase Agreement, a "Superior Offer" means an offer from a third party to purchase a number of shares of equity securities of the Company upon terms and conditions such that (i) the offer is reasonably determined by the Company's Board of Directors, after consultation with its legal and financial advisors, to be superior to the terms upon which Micro Investment has agreed to purchase shares of common stock under the Securities Purchase Agreement, (ii) the Board's fiduciary duties to the Company's stockholders require it to accept such offer instead of the sale of shares of common stock to Micro Investment, (iii) the offer includes no financing condition and no conditions more onerous or less favorable to the Company than the conditions in the Securities Purchase Agreement, and (iv) the Company's Board of Directors reasonably determines, after consultation with its legal and financial advisors, that the offer is capable of being completed without impediment or delay, taking into account all legal, financial, regulatory and other aspects of the offer and the third party making such offer.

       The Company has also agreed that it shall not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Micro Investment, the approval or recommendation by the Board of the transactions contemplated under the Securities Purchase Agreement, (ii) approve or cause the Company to enter into any letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Competing Transaction Proposal, or (iii) approve or recommend, or propose to publicly approve or recommend, any Competing Transaction Proposal. However, if the Company has received and wishes to accept a Superior Offer, the Company may terminate the provisions of the Securities Purchase Agreement relating to the second closing, provided that Micro Investment has been provided with the terms of such Superior Offer and has been given the opportunity to match such terms, and has not, within three (3) days after receiving all such terms of the Superior Offer, confirmed to the Company that Micro Investment will match the terms of such Superior Offer, and the Company (A) enters into a definitive agreement with the party proposing the Superior Offer no later than ten (10) business days following expiration of the three-day period and (B) consummates a transaction with the party proposing the Superior Offer upon terms no less favorable to the Company than the Superior Offer within ninety (90) days following expiration of the three-day period.

       - Registration Rights Provisions. The registration rights provisions of the Securities Purchase Agreement provide that the Company will prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement for the purpose of registering under the Securities Act of 1933, as amended, all of the shares of the Company's common stock that are sold to Micro Investment in the first closing and second closing pursuant to the Securities Purchase Agreement. It further provides that the Company will use its reasonable efforts to cause the registration statement to become effective no later than sixty (60) days after the Company files it with the Securities and Exchange Commission, and the Company will keep the registration statement effective until the earlier of the date on which all of the registrable securities are sold or can be sold by the holders in any 90 day period without registration in compliance with Rule 144 under the Securities Act without regard to the volume limitations imposed by Rule 144. If the registration statement has not been declared effective by the Securities and Exchange Commission by December 31, 2001, or if the registration statement is declared effective but is suspended or is otherwise not effective for more than sixty (60) days during any 12-month period, then the Company agrees to pay Micro Investment liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock in the first closing and second closing under the Securities Purchase Agreement for every 30 day period such suspension or non-effectiveness continues.

       - Employee Matters. The Company has agreed that, until the second closing, it will not enter into or amend any employment or severance agreement with, or grant any severance or termination pay to, any officer or director. Until the second closing, the company has also agreed that it shall not hire or agree to hire any key employees or officers. Under the Securities Purchase Agreement, the Company also agreed that it would not adopt or take certain actions with respect to its employee benefit arrangements, and that it would not issue any options to its officers under its 1996 Stock Incentive Plan, unless the provisions in such options, which provide that the vesting of such options accelerate upon a change in control of the Company, expressly exclude the transactions contemplated by the second closing, except that such options shall accelerate if within twelve months of such change in control, the officer voluntarily resigns for "good reason" or is terminated for any reason other than for "cause" (currently, all options granted under the 1996 Stock Incentive Plan automatically accelerate upon a "change in control").

       - Fees and Expenses. The Company has agreed to reimburse Micro Investment for its reasonable out-of-pocket fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Securities Purchase Agreement and the transactions contemplated under such agreement, including reasonable fees and expenses of attorneys, accountants and consultants employed in connection with such agreement.

       - Financial and Business Information. So long as Micro Investment owns at least 5% of the Company's outstanding shares of common stock, the Company has agreed to deliver certain financial information to Micro Investment, including monthly statements, an annual business plan and projections, audit reports, statements and reports filed with the Securities and Exchange Commission and other information requested by Micro Investment.

       Closing Conditions. The obligation of Micro Investment to consummate the transactions contemplated by the Securities Purchase Agreement are subject to the fulfillment, on or before the second closing, of certain conditions, including, among others, (i) the Company's representations and warranties in the Securities Purchase Agreement being true and correct on the second closing date,
(ii) the Company's performance and compliance with all of the Company's obligations under the Securities Purchase Agreement, (iii) there being no injunction, writ, preliminary restraining order or any other order directing the transactions contemplated under the Securities Purchase Agreement not be consummated, (iv) there being no developments in the business of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company's business, properties, assets, liabilities, profits, results of operations or condition, (v) the shares of common stock sold to Micro Investment having been approved for listing on Nasdaq, (vi) there being no suspension in trading of the Company's common stock, or securities generally, on Nasdaq, (vii) all necessary and appropriate third party consents and approvals having been obtained, including the consent of the Company's stockholders, (viii) certain liens on the Company's property having been removed, and (ix) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       The obligation of the Company to consummate the transactions contemplated by the Securities Purchase Agreement are subject to the fulfillment, on or before the second closing date, of certain conditions, including, among others,
(i) Micro Investment's representations and warranties in the Securities Purchase Agreement being true and correct on the second closing, (ii) Micro Investment's performance and compliance with all of Micro Investment's obligations under the Securities Purchase Agreement, (iii) there being no injunction, writ, preliminary restraining order or any other order directing the transactions contemplated under the Securities Purchase Agreement not be consummated, (iv) the consent and approval of the Company's stockholders having been obtained, and
(v) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       Termination of the Purchase Agreement. Unless the second closing has occurred prior to October 31, 2001, the obligations of the Company and Micro Investment shall terminate on October 31, 2001 (unless such date is extended by mutual written consent).

TERMS OF VOTING AND PROXY AGREEMENT

       On May 25, 2001, all directors and certain executive officers of the Company entered into a Voting and Proxy Agreement with Micro Investment, which Voting and Proxy Agreement was solicited by Micro Investment. Pursuant to the Voting and Proxy Agreement, each stockholder agreed, and appointed Micro Investment as its proxy, to vote all of their shares of the Company's common stock beneficially owned by it (i) in favor of the transactions contemplated by the Securities Purchase Agreement, including the election of Micro Investment's designees to the Company's Board of Directors and (ii) against any Competing Transaction Proposal that is not a Superior Offer or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or pursuant to the Securities Purchase Agreement, or which would result in any condition to the second closing not being fulfilled. In addition, each stockholder agrees not to sell, transfer, tender, assign, hypothecate or otherwise dispose of any of the shares of common stock of the Company owned by such stockholder, at any time prior to the second closing.

       Each stockholder also agreed that it shall not, in its capacity as a stockholder of the Company, directly or indirectly through any agent or otherwise, (i) solicit any offers, bids or indications of interest, or initiate negotiations or discussions with any person other than Micro Investment with respect to a Competing Transaction Proposal, (ii) enter into any agreement, agreement in principle, letter of intent or similar arrangement (whether or not legally binding) relating to a Competing Transaction Proposal, (iii) furnish, or authorize any of its representatives to furnish, any confidential information or draft agreement concerning a Competing Transaction Proposal to any party, or
(iv) participate in any discussions or negotiations regarding, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction Proposal. Each stockholder, however, may take any action in his or her capacity as a director or officer of the Company with respect to a Superior Offer, as permitted under the Securities Purchase Agreement. The Voting and Proxy Agreement shall terminate upon the earlier of the second closing or the termination of the Securities Purchase Agreement.

OPINION OF MICRO THERAPEUTICS' FINANCIAL ADVISOR

       In April 2001, the Company retained Piper Jaffray Inc. to act as its exclusive financial advisor to the Company in connection with examining strategic alternatives available to the Company. The terms of that engagement are reflected in an engagement letter dated May 11, 2001.

       Piper Jaffray delivered to the Company's Board of Directors its oral opinion on May 24, 2001, and confirmed in writing on May 25, 2001, that, as of May 24, 2001 (with respect to the oral opinion) and May 25, 2001 (with respect to the written opinion) and based upon and subject to the various assumptions set forth in the written opinion, the consideration proposed to be received by the Company from the proposed sale of shares of the Company's common stock in the second closing pursuant to, and subject to the conditions set forth in, the Securities Purchase Agreement was fair, from a financial point of view, to the Company.

       THE FULL TEXT OF THE WRITTEN OPINION OF PIPER JAFFRAY, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE SUMMARIES OF (AND ALL REFERENCES TO) THE OPINION OF PIPER JAFFRAY SET FORTH IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WE URGE THE COMPANY'S STOCKHOLDERS TO READ THE OPINION IN ITS ENTIRETY.

       While Piper Jaffray rendered its opinion and provided certain analyses to the Company's Board of Directors, Piper Jaffray was not requested to and did not make any recommendation to the Board of Directors as to the specific form or amount of the consideration to be received by the Company for the proposed sale of shares of the Company's common stock in the second closing pursuant to, or as to the terms of, the Securities Purchase Agreement, each of which was determined through negotiations between the Company and Micro Investment. In the course of advising the Company, Piper Jaffray was not authorized to, and did not, solicit third party indications of interest in acquiring a controlling interest in the Company. Piper Jaffray's written opinion, which was directed solely to the Company's Board of Directors, addressed only the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received by the Company from the proposed sale of shares of the Company's common stock in the second closing pursuant to, and subject to the conditions set forth in, the Securities Purchase Agreement. Among other things, such opinion did not address the value of a share of the Company's common stock, and did not address the Company's underlying business decision to sell shares of the Company's common stock pursuant to, or any of the other transactions contemplated by, the Securities Purchase Agreement or the merits of such proposed sale of common stock relative to any alternative transaction or business strategy that may be or might have been available to the Company.

       Piper Jaffray's opinion was delivered solely for the benefit and use of the Company's Board of Directors in its consideration of the proposed sale of shares of the Company's common stock in the second closing pursuant to the Securities Purchase Agreement, may not be relied upon by any other person, and does not constitute a recommendation to any of the Company's stockholders as to how such stockholder should vote or otherwise act with respect to the proposed sale of shares of the Company's common stock in the second closing pursuant to the Securities Purchase Agreement, and should not be relied upon by any stockholder as such.

       In arriving at its opinion, Piper Jaffray reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

       -      a draft of the Securities Purchase Agreement dated May 25, 2001;

       - certain publicly available financial, operating, business and other information related to the Company;

       - certain non-public information prepared by the Company's management, including financial statements, financial projections, forecasts and other financial operating data concerning the Company;

       - to the extent publicly available, the financial terms of certain transactions in the medical technology industry involving companies that Piper Jaffray believed to be similar in focus to the Company;

       - to the extent publicly available, the stock price premiums paid and financial terms of other transactions Piper Jaffray considered relevant in evaluating the sale of shares of common stock in the second closing, under the terms of the Securities Purchase Agreement;

       - to the extent publicly available, operating performance and valuation analyses of selected public and private companies whose operations and valuations Piper Jaffray considered relevant in evaluating those of the Company;

       - certain publicly available market and securities data of the Company; and

       - the past and current financial condition and operating results and the business outlook for the Company based on discussions between representatives of Piper Jaffray and members of the Company's management.

       In addition, Piper Jaffray conducted such other financial analyses, studies and investigations, including a comparison of the Company's performance to the performance of small cap medical technology companies over the past year and analyses of minority financing alternatives, and considered such other information as it deemed necessary or appropriate for purposes of rendering its opinion.

       In delivering its opinion to the Company's Board of Directors, Piper Jaffray prepared and delivered to the Board of Directors written materials containing various analyses and other information material to the opinion. The following is a summary of the analyses contained in such materials.

       IMPLIED VALUE OF CONSIDERATION. Giving effect to the range of prices for the shares of the Company's common stock proposed to be sold in the second closing (the $6.00 upper limit and the $5.92 lower limit) and the blended average transaction price of $5.56 per share (taking into account both the first and second closing), the aggregate implied equity value of the stock consideration payable in the proposed transaction with Micro Investment (including both closings) would be in the range within the $56 million upper limit and the $61 million lower limit. As a result of the proposed transaction, Micro Investment would own 50.24% of the Company.

       MARKET ANALYSIS. Piper Jaffray reviewed the stock trading history and published analyst earnings estimates of the Company's common stock. Piper Jaffray presented the per-share common stock trading information contained in the following table:

Closing price on May 25, 2001.............................       $5.20
Block Sale of large venture holdings on April 27, 2001....       $3.60
30 calendar day closing average...........................       $4.66
60 calendar day closing average...........................       $4.68
26 week intraday high.....................................       $7.38
26 week intraday low......................................       $3.13
52 week intraday high.....................................       $8.00
52 week intraday low......................................       $3.13

       Piper Jaffray also presented a graph illustrating the relative stock price performance of the Company against the comparable public companies group described below and a small cap medical technology index prepared by Piper Jaffray.

        SELECTED PUBLIC COMPANY ANALYSIS. Piper Jaffray compared financial information and valuation ratios relating to the Company to corresponding information and ratios from 12 publicly traded companies that Piper Jaffray considered comparable to the Company. This group was comprised of Aksys, Ltd., Advanced Neuromodulation Systems, Inc., ATS Medical, Inc., Cryolife, Inc., Cyberonics, Inc., Endocardial Solutions, Inc., Computer Motion, Inc., Vascular Solutions, Inc., Novoste Corporation, Cambridge Heart, Inc., Possis Medical and Radiance Medical Systems, Inc. This group was selected from companies that are in the medical technology industry, are focused on neurology, cardiology or vascular sectors and that target market opportunities of $1 billion and above. Piper Jaffray looked at this data relative to three valuation figures for the
Company: the closing price on May 25, 2001 (the "Current" column in the table below), the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below), and the second closing lower limit price of $5.92 per share (the "Change of Control" column in the table below). This analysis produced multiples of selected valuation figures as follows:


                                         MICRO THERAPEUTICS PER SHARE VALUE              COMPARABLE COMPANIES
                                         ----------------------------------     ---------------------------------------
                                                     BLENDED      CHANGE OF
                                         CURRENT       RATE        CONTROL      LOW        MEDIAN       MEAN       HIGH
                                         -------     -------      ---------     ---        ------       ----       ----
COMPANY VALUE TO LATEST TWELVE MONTHS
REVENUE                                    8.4x        9.0x         9.6x        1.4x        6.0x        8.8x       20.8x

COMPANY VALUE TO ESTIMATED CALENDAR
YEAR 2001 REVENUE                          4.9x        5.2x         5.5x        0.9x        4.8x        5.1x       10.8x

COMPANY VALUE TO ESTIMATED CALENDAR
YEAR 2002 REVENUE                          2.4x        2.5x         2.7x        0.5x        3.7x        3.2x        5.6x

       SELECTED EARLY STAGE PRIVATE COMPANY ANALYSIS. Piper Jaffray compared the pre-deal value of the Company implied by the transaction to pre-money valuation data of equity investments involving selected private early-stage medical technology companies. The valuation of each of the private companies was grossed up by 20% for an assumed liquidity discount. The transactions were selected based upon company stage of development. Stages of development selected included product development, clinical trials and shipping product. The analysis focused on the clinical trial and the shipping product stages. Piper Jaffray looked at this data relative to three valuation figures for the Company: the closing price on May 25, 2001 (the "Current" column in the table below), the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below), and the second closing lower limit price of $5.92 per share (the "Change of Control" column in the table below). The results of the analysis are listed in the table below:

                                                                                     CLINICAL TRIALS STAGE COMPANIES
                                         MICRO THERAPEUTICS PER SHARE VALUE              PRE-MONEY VALUATIONS
                                         -----------------------------------    ---------------------------------------
                                                     BLENDED      CHANGE OF
                                         CURRENT      RATE         CONTROL       LOW         MEAN       MEDIAN      HIGH
                                         -------     -------      ---------      ---         ----       ------      ----
COMPANY VALUE ($ IN MILLIONS)             $57.2       $60.7         $64.8       $18.4        $59.6      $47.7      $167.9


                                                                                    SHIPPING PRODUCT STAGE COMPANIES
                                         MICRO THERAPEUTICS PER SHARE VALUE               PRE-MONEY VALUATIONS
                                         ----------------------------------     ---------------------------------------
                                         BLENDED    CHANGE OF
                                         CURRENT       RATE         CONTROL     LOW         MEAN       MEDIAN      HIGH
                                         -------    ---------       -------     ---         ----       ------      ----
COMPANY VALUE ($ IN MILLIONS)            $57.2         $60.7         $64.8     $19.2       $63.8       $47.9      $208.8

       SELECTED MEDICAL TECHNOLOGY TRANSACTIONS. Piper Jaffray reviewed merger and acquisition transactions that it deemed comparable to the transaction. Multiples were derived which compared each target's company value to one year of forward sales. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, databases and other sources and by applying the following criteria:

       - Transactions announced or completed between January 1, 1995 and May 25, 2001;

       - Change of control transactions with strategic acquirors that offered liquidity to shareholders; and

       - Transactions in which the target was an early stage company operating in the cardiovascular and neurovascular sectors of medical technology.

       Piper Jaffray looked at these data relative to two data points for the
Company: the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below) and the second closing lower limit price of $5.92 per share (the "Change of Control" column in the table below). The results of the analysis are listed in the table below:

                                     MICRO THERAPEUTICS PER SHARE VALUE                SELECTED MEDICAL TECHNOLOGY TRANSACTION
                                    ------------------------------------            ----------------------------------------------
                                    BLENDED RATE       CHANGE OF CONTROL            LOW           MEAN          MEDIAN        HIGH
                                    ------------       -----------------            ---           ----          ------        ----
COMPANY VALUE ($ IN MILLIONS)          $60.7                 $64.8                 $15.5         $87.2           $75.0       $225.0

COMPANY VALUE TO ONE-YEAR
FORWARD SALES                           3.4x                  3.6x                  2.7x          9.8x            5.8x        19.0x

       PREMIUMS PAID ANALYSIS. Piper Jaffray reviewed publicly available information for three groups of selected completed transactions: control financing transactions, medical technology merger and acquisition transactions and "thin majority" transactions. The analyses compare the premiums paid in these transactions to the premium that would be paid to the Company in the transaction with Micro Investment. The premium calculations for the Company's stock were based upon an assumed announcement date of May 25, 2001.

       - Control Financing Transactions: Piper Jaffray reviewed equity financing transactions of public companies in which between 40% and 70% of the outstanding shares of the target was offered in a financing to a single investor, comprising a "change of control" of the target. The selected transactions were announced or completed between January 1, 1995 and May 25, 2001. Piper Jaffray looked at the premiums paid in these transactions relative to two valuation figures for the Company: the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below) and the second closing lower limit price of $5.92 per share (the "Change of Control" column in the table below). The results of the analysis are listed in the table below:

                                MICRO THERAPEUTICS PER SHARE VALUE               CONTROL FINANCING TRANSACTION PREMIUMS
                               -----------------------------------         --------------------------------------------------
                               BLENDED RATE      CHANGE OF CONTROL         LOW            MEAN           MEDIAN          HIGH
                               ------------      -----------------         ---            ----           ------          ----
One Week Premium                  10.0%                17.2%              (8.3%)          33.3%           25.0%          136.4%
Four Week Premium                 26.3%                34.5%             (23.3%)          20.4%            7.8%          108.2%

       - Medical Technology Mergers and Acquisition Transactions: Piper Jaffray reviewed the prices paid for change of control merger and acquisition transactions in the medical technology industry completed or pending between January 1, 1995 and May 25, 2001. All transactions selected involved full liquidity to shareholders. Piper Jaffray looked at the premiums paid in these transactions relative to two valuation figures for the Company: the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below) and the second closing lower limit price of $5.92 per share

              (the "Change of Control" column in the table below). The results of the analysis are listed in the table below:

                           MICRO THERAPEUTICS PER SHARE VALUE                       MEDICAL TECHNOLOGY M&A PREMIUMS
                         --------------------------------------            -------------------------------------------------
                         BLENDED RATE         CHANGE OF CONTROL            LOW            MEAN           MEDIAN         HIGH
                         ------------         -----------------            ---            ----           ------         ----
One Week Premium            10.0%                  17.2%                 (11.8%)          35.6%           31.7%         150.9%

Four Week Premium           26.3%                  34.5%                  (9.3%)          47.4%           42.9%         130.0%

       - "Thin Majority" Transactions: Piper Jaffray reviewed the prices paid for acquisitions of public companies in which a change-in-control, defined for this analysis as an acquisition of between 50% and 60% of the target's outstanding stock, was acquired by a strategic acquiror between January 1, 1990 and May 25, 2001. Piper Jaffray looked at the premiums paid in these transactions relative to two valuation figures for the Company: the blended average transaction price of $5.56 per share (the "Blended rate" column in the table below) and the second closing lower limit price of $5.92 per share (the "Change of Control" column in the table below). The results of the analysis are listed in the table below:

                           MICRO THERAPEUTICS PER SHARE VALUE                     "THIN MAJORITY" PREMIUMS
                          ------------------------------------        -------------------------------------------------
                          BLENDED RATE       CHANGE OF CONTROL        LOW            MEAN           MEDIAN         HIGH
                          ------------       -----------------        ---            ----           ------         ----
One Week Premium              10.0%                17.2%              14.3%         60.5%            65.5%         109.0%

Four Week Premium             26.3%                34.5%              20.5%         51.6%            48.3%          81.8%

       DISCOUNTED CASH FLOW ANALYSIS. Piper Jaffray performed a discounted cash flow analysis for the Company in which it calculated the present value of the projected future cash flows of the Company using internal financial planning data prepared by members of the Company's management. Piper Jaffray estimated a range of theoretical values for the Company based on the net present value of its implied annual cash flows and a terminal value for the Company in 2005 calculated based upon multiples of its forecasted operating income. Piper Jaffray applied a range of discount rates of 40% to 70% and a range of terminal value multiples of 11.0x to 13.0x of forecasted 2005 operating income. This analysis yielded the following results:

Per Share Equity Value of Company

Low................................................       $ 4.90
Median.............................................       $ 7.51
Mean...............................................       $ 8.02
High...............................................       $12.05

       In reaching its conclusion as to the fairness of the consideration to be received by the Company from the proposed sale of shares of the Company's common stock in the second closing pursuant to, and subject to the conditions set forth in, the Securities Purchase Agreement and in its presentation to the Company's Board of Directors, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

       The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses described above. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the prices at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to the Company or the proposed transaction. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which the Company was compared and other factors that could affect the public trading value of the Company.

       For purposes of its opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by the Company or which were otherwise made available to it, and did not assume responsibility for the independent verification of such information. Piper Jaffray also relied upon and assumed the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management and that there is not, and that the Company's management is not aware of, any information or facts that would make the information provided to Piper Jaffray incomplete or misleading.

       For purposes of its opinion, Piper Jaffray assumed that the final form of the Securities Purchase Agreement would not differ in any material respect from the last draft received by Piper Jaffray prior to rendering its opinion and that the transactions described in the Securities Purchase Agreement would be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto.

       In addition, Piper Jaffray did not review any of the books and records of the Company and Piper Jaffray did assume any responsibility for conducting an independent appraisal or valuation of any specific assets or liabilities of the Company, nor was Piper Jaffray furnished with any such appraisals or valuations. Piper Jaffray expressed no opinion regarding the liquidation value of any entity or whether the necessary regulatory approvals or other conditions to consummation of the transactions contemplated by the Securities Purchase Agreement will be obtained or satisfied. Piper Jaffray expressed no opinion as to the price at which shares of the Company's common stock have traded or may trade at any future time. Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation by Piper Jaffray on May 25, 2001. Events occurring after Piper Jaffray rendered its opinion on May 25, 2001 could materially affect the assumptions used in preparing the opinion. Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after it was given.

       Piper Jaffray as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Company's Board of Directors selected Piper Jaffray because of its expertise, reputation and familiarity with medical technology industry in general and with the Company in particular. Piper Jaffray makes a market in the Company's common stock, provides research coverage on the Company's common stock and has in the past provided financial advisory and financial services for the Company. Piper Jaffray has also in the past provided financial advisory and financial services for affiliates of Micro Investment. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade the equity securities of the Company for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities.

       Pursuant to the Piper Jaffray engagement letter, if the transactions contemplated under the Securities Purchase Agreement are consummated, Piper Jaffray will be entitled to receive a transaction fee equal to $2,500,000. The Company has also agreed to pay a fee of $750,000 to Piper Jaffray for rendering its opinion, which was not contingent upon consummation of the transactions contemplated by the Securities Purchase Agreement but which would be credited against any transaction fee otherwise owed. Additionally, the Company has agreed to reimburse Piper Jaffray for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify Piper Jaffray against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Piper Jaffray, which the Company believes are customary for transactions of this nature, were negotiated at arm's length between the Company and Piper Jaffray, and the Company's Board of Directors was aware of the arrangement, including the fact that a significant portion of the fee payable to Piper Jaffray is contingent upon the completion of the transactions contemplated under the Securities Purchase Agreement.

USE OF PROCEEDS

       Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to use the proceeds from the sale of shares of common stock under the Securities Purchase Agreement to provide the necessary funding for clinical trials, working capital and other general corporate purposes. The Company intends to use approximately $5,000,000 of the proceeds from the sale of shares in the second closing to repay outstanding indebtedness to Century under the terms of the Convertible Subordinated Note Agreement and the Credit Agreement between Century and the Company.

       Prior to their use, the Company intends to invest the net proceeds of this offering in short-term, high-grade interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

NO DISSENTERS' RIGHTS

       Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

ADDITIONAL INFORMATION PROVIDED PURSUANT TO SECTION 14(f) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14F-1 THEREUNDER

       This information is being furnished in connection with the designation by Micro Investment, pursuant to the Securities Purchase Agreement, of persons to be elected to the Company's Board of Directors other than at a meeting of the Company's stockholders. The Securities Purchase Agreement provides that Micro Investment shall be entitled to designate four (4) members of the Company's Board of Directors at the second closing.

       The Company has agreed to increase the size of the Board of Directors to seven (7) and use its best efforts to secure the resignations of such number of directors as is necessary to enable Micro Investment's designees to be elected to the Board of Directors and use its best efforts to cause Micro Investment's designees to be so elected. The Company has agreed to take, at the request of Micro Investment and at its expense, all action necessary to effect any such election, including the mailing to its stockholders of the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

DESCRIPTION OF CAPITAL STOCK

       The authorized capital stock of the Company consists of 35,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, 170,000 shares of which have been designated as Series A Preferred Stock ("Preferred Stock").

COMMON STOCK

       As of the record date, June 25, 2001, there were [11,969,604] shares of common stock outstanding held of record by ___ stockholders.

       Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, and subject to the rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of common stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

       As of June 25, 2001, there were no shares of preferred stock issued or outstanding, and 170,000 shares of preferred stock have been designated as Series A Preferred Stock, which are issuable under the Company's Stockholder Rights Plan.

       The Board of Directors has the authority, without further action by the stockholders, to issue the authorized shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.

STOCKHOLDER RIGHTS PLAN

       On May 26, 1999, the Company's Board of Directors approved the adoption of a Stockholder Rights Plan and on May 26, 1999 declared a dividend distribution of one Right for each outstanding share of the Company's common stock to stockholders of record on the close of business on June 4, 1999, or the dividend date. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share, or a unit, of Series A Preferred Stock, par value $.001 per share at a purchase price of $60.00 per unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated June 3, 1999, between the Company and U.S. Stock Transfer and Trust Company, as Rights Agent.

       Certificates. Initially, the Rights will be attached to all common stock certificates representing shares outstanding on the dividend date, and no separate Rights Certificates will be distributed. Subject to extension by the Board of Directors in certain circumstances, the Rights will separate from the common stock and a distribution date will occur upon the earlier of (i) 10 days following a public announcement that an acquiring person, which is a person or group of affiliated or associated persons, has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of common stock (this date being the stock acquisition date); or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning twenty percent (20%) or more of the outstanding shares of common stock. Until the distribution date, (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates; (ii) new common stock certificates issued will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

       Expiration and Exercise. The Rights are not exercisable until the distribution date and will expire at the close of business on June 4, 2009, unless earlier redeemed by the Company as described below. As soon as practicable after the distribution date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the distribution date and, thereafter, the separate Rights Certificates will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of common stock issued prior to the distribution date will be issued with Rights.

       "Flip In." In the event that, at any time following the dividend date,
(i) the Company is the surviving corporation in a merger with an acquiring person and its common stock is not changed or exchanged; (ii) an acquiring person becomes the beneficial owner of more than 20% of the outstanding shares of common stock (unless the acquiring person became an "acquiring person" as a result of acquiring shares under an agreement, transaction or understanding which is approved by the Board of Directors of the Company, or (iii) an acquiring person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement; or (iv) during such time as there is an acquiring person, an event occurs which results in such acquiring person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any acquiring person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. For example, at an exercise price of $60.00 per Right, each Right not owned by an acquiring person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $120.00 worth of common stock (or other consideration, as noted above) for $60.00. Assuming that the common stock had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase two shares of common stock for $10.00.

       Permitted Offer. A tender or exchange offer for all outstanding common stock at a price and on terms determined by the Board of Directors prior to the purchase to be adequate and in the best interests of the Company and its stockholders (other than the acquiring person) is a "permitted offer" under the Rights Agreement. A permitted offer does not trigger the exercisability of the Rights.

       "Flip Over." In the event that, at any time following the stock acquisition date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation; or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "triggering events."

       Exchange Feature. At any time after any Person becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which will have become void), in whole or in part, at an exchange rate of one share of common stock (or a combination of cash, property, common stock or other securities having an equal value) per Right (subject to adjustment).

       Adjustment for Dilution. The purchase price payable, and the number of units of preferred stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock; (ii) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock; or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

       Redemption. At any time until ten days following the stock acquisition date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. After the redemption period has expired, the Company's right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to twenty percent (20%) or less of the outstanding shares of the common stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. Rights are not exercisable while subject to redemption.

       Stockholder Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

       Amendments. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the distribution date. After the distribution date, the provisions of the Rights Agreement may be amended by the

Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

       Effect of Transactions Contemplated Under the Securities Purchase Agreement on the Stockholder Rights Plan. Because the Company's Board of Directors approved the Securities Purchase Agreement pursuant to which Micro Investment may acquire more than 20% of the Company's capital stock, Micro Investment will not be deemed to be an "acquiring person" for purposes of the Stockholder Rights Plan with respect to the transactions contemplated under the Securities Purchase Agreement. Therefore, the purchase by Micro Investment of the shares of common stock in the first and second closing will not trigger the provisions of the Stockholder Rights Plan.

REGISTRATION RIGHTS

       Under the terms of that certain Amended and Restated Investors Rights Agreement, dated as of February 9, 1995, as amended on May 17, 1996 and June 27, 1996, among the Company and certain holders of its securities, one of the Company's holders of approximately 309,000 shares of common stock is entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. Under the agreement, if the Company proposes to register any of its securities under the Securities Act in connection with a public offering of securities solely for cash, either for its own account or the account of other stockholders, this holder is entitled to notice of such registration and is entitled to include its shares therein.

       Under the terms of that certain Registration Rights Agreement, dated as of March 10, 2000, among the Company and certain holders of approximately 1,600,000 shares of common stock, such holders have the right to require, and have required, the Company to register, at the expense of the Company, their shares on Form S-3, subject to certain conditions and limitations.

       Under the terms of the Securities Purchase Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing, a registration statement for the purpose of registering under the Securities Act of 1933, as amended, all of the shares of the Company's common stock that are sold to Micro Investment in the first closing and second closing pursuant to the Securities Purchase Agreement.

PREEMPTIVE RIGHTS

       Guidant Corporation and Century Medical, Inc. each hold certain preemptive rights, pursuant to the terms of their respective Convertible Subordinated Note Agreements, dated as of November 17, 1997 and September 23, 1998, respectively. The rights give each stockholder the right to purchase their pro rata share of newly issued equity securities of the Company, subject to certain conditions and limitations.

       Under the terms of the Securities Purchase Agreement, the Company has agreed that, if at any time after the date of the Securities Purchase Agreement, and for so long as Micro Investment owns 10% or more of the outstanding shares of common stock of the Company, the Company proposes to issue equity securities (subject to certain conditions and exceptions), Micro Investment will have the right to purchase its pro rata portion of such securities.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

       The Company is subject to the provisions of Section 203 of the Delaware General Company Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested" stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (i) prior to the date at which the person becomes an interested stockholder, the board of directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of such transaction, or (iii) the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, an "interested" stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

       The Company's Certificate of Incorporation, as amended, allows the Board of Directors to issue preferred stock in one or more series with such voting rights and other provisions as the Board of Directors may determine. In addition, the Company's stock option plans provide for full or partial acceleration of vesting of options granted under such plans in the event of certain transactions which result in a change in control of the Company. These provisions, as well as the provisions of the Company's Stockholder Rights Plan, may be deemed to have a potential anti-takeover effect and may delay or prevent a change of control of the Company.

INFORMATION WITH RESPECT TO MICRO INVESTMENT'S BOARD DESIGNEES

       CERTAIN ARRANGEMENTS CONCERNING THE ELECTION OF DIRECTORS

       As described under the caption "Board Nominees" in the "Summary of Terms of the Agreements" section of this proxy statement, Micro Investment shall have the right to designate certain persons, whom the Company has agreed to nominate and use its best efforts to cause to be elected and to remain as a director on the Board of Directors. Micro Investment has stated that it intends to designate Elizabeth H. Weatherman, Richard B. Emmitt, and Paul Buckman to be directors of the Company following the consummation of the second closing, who, together with Dale A. Spencer, who was so designated by Micro Investment and elected to the Board of Directors at the first closing, constitute the four (4) Micro Investment designees. The names and certain biographical information concerning the three designees with respect to the second closing are as follows:

       Ms. Weatherman, 41, is a Managing Director of Warburg Pincus LLC where she has been a member of the health care group since 1988. She is responsible for Warburg Pincus' medical device investment activities. Ms. Weatherman currently serves on the board of directors of American Medical Systems Holdings, Inc. and VitalCom, Inc., both publicly held companies, as well as Wright Medical Group, Inc., Kyphon Inc., SURx, Inc. and EndiCOR Medical, Inc., all privately-held companies. She served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

       Mr. Emmitt, 56, has been a Managing Director of the Vertical Fund, Inc., an investment services and venture capital firm focused on the medical device industry, since 1989. He currently serves on the board of directors of American Systems Holdings, Inc., a publicly held company, and Wright Medical Group, Inc., A-Med Systems, Inc., EndiCOR Medical, Inc., SURx, Inc. and Velocimed, Inc., all privately held companies. He served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

       Mr. Buckman, 45, is currently the President and Chief Executive Officer of EndiCOR Medical, Inc., a privately-held company. Prior to this, Mr. Buckman was the President of SCIMED Life System, Inc. from January 2000 until April 2001. From 1992 until 2000, Mr. Buckman served SCIMED Life System, Inc. in various capacities, including as Vice President of Sales, Marketing and New Business Development and Vice President of International Marketing.

       None of Micro Investment's designees, other than Dale A. Spencer, currently is a director of or holds any position with the Company. The Company has been advised by Micro Investment that, to the best of its knowledge, none of Micro Investment's designees or any of their associates beneficially owns any equity securities of the Company, or rights to acquire any equity securities of the Company, or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, other than (1) shares that may be deemed to be beneficially owned upon consummation of the transactions under the Securities Purchase Agreement, as described under the caption "Security Ownership of Certain Beneficial Owners and Management," and (2) the options to purchase 16,000 shares of common stock granted to Mr. Spencer in connection with his election to the Board of Directors on May 31, 2001 of which 4,000 are vested and deemed to be beneficially owned by Mr. Spencer as of the record date.

INFORMATION WITH RESPECT TO THE COMPANY'S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

       DIRECTORS

       All members of the Company's Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors. The current directors of the Company are as follows:

         NAME               AGE                         POSITION
-----------------------    -----     -----------------------------------------------
George Wallace              42       Chairman of the Board of Directors
John Rush                   42       Chief Executive Officer, President and Director
Dick Allen                  57       Director
Kim Blickenstaff            48       Director
W. James Fitzsimmons        44       Director
Dale A. Spencer             56       Director


       Mr. Wallace is a founder of the Company and served as Chief Executive Officer and President from the Company's formation in June 1993, until December 2000, when he became the Chairman of the Board of Directors. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources, holding a number of positions, the last of which was the General Manager of its Applied Vascular and Applied Urology Divisions. Applied Medical Resources is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

       Mr. Rush has been a director of the Company and the Company's Chief Executive Officer and President since December 2000. He joined the Company in May 2000, initially as Executive Vice President of Marketing and Sales prior to being promoted to Chief Operating Officer in November 2000. Before he joined the Company, from 1998 to May 2000, he served as Vice President, Sales and Marketing, and General Manager at Boston Scientific Asia Pacific PTE LTD. From 1995 to 1998, Mr. Rush served as the director of sales of the Scimed Life Systems division of Boston Scientific Corporation, where he had previously served as a regional sales manager from 1990 to 1995. From 1986 to 1990, he served as a regional sales manager for Coopervision-Cilco (now Alcon Surgical). Mr. Rush holds a B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science.

       Mr. Allen has been a director of the Company since June 1994. He is the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field. He was a founder of Caremark, Inc., a home infusion therapy company (later acquired by Baxter International) and served as a Vice President from its inception in 1979 until 1986. From 1968 to 1978, Mr. Allen held various management positions with Baxter International. Mr. Allen also served as a Lecturer in Management at the Stanford University Graduate School of Business from 1989 to 1992. He was a founder and director of Pyxis Corporation (later acquired by Cardinal Health Inc.) and is a member of the boards of several private companies. He is currently the Chairman of the Board of Hoag Memorial Hospital Presbyterian. Mr. Allen holds a B.S. from Yale University and an M.B.A. from Stanford University Graduate School of Business.

       Mr. Blickenstaff has been a director of the Company since July 1997. Mr. Blickenstaff is President, Chief Executive Officer, director and co-founder of Biosite Diagnostics, Inc., a leading point-of care diagnostics company. Prior to forming Biosite Diagnostics, Inc. in 1988, Mr. Blickenstaff held various positions over a five year period with Hybritech, Inc. and was responsible for developing business plans and financing strategies which resulted in raising $70 million to fund Hybritech's development of cancer diagnostic and therapeutic products. Prior to joining Hybritech, Mr. Blickenstaff held various management positions with The Christiana Companies Inc., National

Health Laboratories, and Baxter Travenol Laboratories. Mr. Blickenstaff received his M.B.A. from the Graduate School of Business at Loyola University in Chicago.

       Mr. Fitzsimmons has been a director of the Company since February 2000. Mr. Fitzsimmons is the founder of Scout Medical Technologies, LLC, a medical device incubation firm, and has been the managing director since September 2000. He is also the co-founder, interim Chief Executive Officer and director of Cardiac Dimensions, Inc., a privately held medical device company developing novel technology to treat congestive heart failure. From 1997 to 1999, Mr. Fitzsimmons was the Senior Vice President and General Manager of the Cardiac and Vascular Surgery Group of Guidant Corporation. From 1991 to 1997, Mr. Fitzsimmons was the President and Chief Executive Officer of Endovascular Technologies, Inc., which develops minimally invasive therapeutic devices and was acquired by Guidant Corporation in 1997. Mr. Fitzsimmons currently sits on the Board of Directors of Vnus Medical Technologies, Inc., which develops therapeutic devices to treat Venus disease, and Broncus, Inc. which is developing therapeutic medical devices to treat pulmonary disease. Mr. Fitzsimmons holds an M.B.A. from Seattle University and a B.S. in Biology from Seattle University.

       Mr. Spencer has been a director of the Company since May 31, 2001. He currently serves as the Chairman of the Board of EndiCOR Medical, Inc., a privately held company, and as an officer of and consultant to an affiliate of Warburg, Pincus Equity Partners, L.P. He is also a board member of several development stage medical device companies. From 1995 until 1999, Mr. Spencer was a member of the board of directors of Boston Scientific Corporation. Prior to this, from 1982 until 1995, Mr. Spencer was the Chairman of the Board and Chief Executive Officer of SCIMED Life System, Inc.

       BOARD MEETINGS AND ATTENDANCE

       The Board of Directors of the Company held five (5) meetings during the fiscal year ended December 31, 2000. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

       COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors has an Audit Committee and a Compensation
Committee.

       Audit Committee. The Audit Committee is comprised of two (2) directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Dick Allen and W. James Fitzsimmons. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent auditors. The Audit Committee held one meeting during the fiscal year ended December 31, 2000.

       Compensation Committee. The Compensation Committee is comprised of two
(2) directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Kim Blickenstaff and W. James Fitzsimmons. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held eight (8) meetings during the fiscal year ended December 31, 2000.

       The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

       From and after the first closing and for so long as Micro Investment owns at least 10% of the outstanding shares of the Company's common stock, at least one of the members of the Company's Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board, whether existing as of the first closing or formed at any time thereafter.

       OTHER EXECUTIVE OFFICERS

       The other current executive officers of the Company are as follows:

       Mr. Harold Hurwitz, 49, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc., a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott, Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

       Mr. William McLain, 51, joined the Company in September 1996 as Vice President Operations. From January 1990 until joining the Company, Mr. McLain held several positions at Applied Medical Resources, including Vice President of Operations from January 1994 until January 1995, Director of Materials and Planning, Director of Product Development for Laparoscopy and Director of Process Development from January 1990 until January 1994. From 1976 to 1990, Mr. McLain held various engineering and management positions with C.R Bard, American Hospital Supply, and Allergan, Inc. Mr. McLain holds an M.B.A. from Pepperdine University and a B.S. in Physics from the University of Colorado.

       Mr. Earl Slee, 41, joined the Company in April 1998 as Vice President Research and Development. From August 1995 until 1998, Mr. Slee was Vice-President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an M.S.E.E. from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

       Mr. Kevin Daly, 44, joined the Company in April 1999 as Vice President, Regulatory Affairs and Quality Assurance. From April 1998 to April 1999, Mr. Daly was the Director, Regulatory and Clinical Affairs of Medtronic Interventional Vascular, a manufacturer of angioplasty catheters, implants and related devices. From 1996 to 1998, Mr. Daly was the Director, Regulatory Affairs/ Compliance Standards of InterVentional Technologies, Inc., a manufacturer of cardiovascular devices. From December 1995 to June 1996, he worked as a Regulatory Affairs Consultant. From 1994 through 1995, Mr. Daly was the Vice President of AccuLase, Inc., a medical device manufacturer. Mr. Daly holds a B.S. in Biology from Fairleigh Dickinson University.

       Mr. Brett Wall, 36, joined the Company in September 2000 as the Senior Director of Marketing. From September 1999 to September 2000, Mr. Wall was the Director of Marketing, Cardiovascular, for Boston Scientific Singapore, a multinational manufacturer of medical devices, and as Group Marketing Manager, Cardiology, from March 1997 to September 1999. He was Boston Scientific's Marketing Manager, Japan, from September 1995 to March 1997. Mr. Wall served C.R. Bard, Inc., a developer, manufacturer and supplier of medical products and services, as International Market Manager from May 1994 to September 1995, as Area Market Manager from October 1992 to May 1994, and held various management positions at C.R. Bard from 1991 to 1992. Mr. Wall holds a B.S. in Comprehensive Business Administration, with an emphasis in Marketing, from the University of Nebraska at Kearney.

       COMPENSATION OF EXECUTIVE OFFICERS

       The following table sets forth compensation earned during the three fiscal years ended December 31, 1998, 1999 and 2000 by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                    ANNUAL COMPENSATION               COMPENSATION
                                              ---------------------------------       ------------
                                                                                         AWARDS
                                                                                      ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING   ALL OTHER
    NAME AND PRINCIPAL POSITION               YEAR     SALARY($)        BONUS($)       OPTIONS(#)    COMP.(1)
---------------------------------------       ----     --------         -------       ------------  ---------
John Rush (2)                                 2000      118,100          68,900         300,000        --
  Chief Executive Officer and President,      1999           --              --              --        --
                                              1998           --              --              --        --

George Wallace (3)                            2000      234,100         107,543(4)      110,000        --
  Chief Executive Officer and President       1999      211,000          40,000          18,813        --
  Chairman of the Board of Directors          1998      196,200              --          30,000        --

Harold Hurwitz                                2000      162,100          28,000          40,000        --
  Chief Financial Officer                     1999      145,800          20,000          13,125        --
                                              1998      135,000              --          15,000        --

William McLain                                2000      153,500          25,000          40,000        --
  Vice President - Operations                 1999      139,150          22,000          13,125        --
                                              1998      125,125              --          15,000        --

Earl Slee (5)                                 2000      167,601          27,000          42,000        --
  Vice President -- Research and              1999      151,525           8,000              --        --
  Development                                 1998      176,533(6)           --              --        --

Kevin Daly (7)                                2000      153,950          24,000          48,000        --
  Vice President -- Regulatory                1999      107,154          15,000          73,125        --
  and Quality Assurance                       1998           --              --              --        --

----------

(1) Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer's salary and bonus.

(2) Mr. Rush was hired on May 10, 2000, was promoted to Chief Operating Officer on November 6, 2000, and became Chief Executive Officer on December 13, 2000.

(3) Mr. Wallace served as Chief Executive Officer of the Company from June 1993 until December 13, 2000, when he became Chairman of the Board of the Company and resigned as Chief Executive Officer.

(4) Used to offset payment due to the Company pursuant to a promissory note issued to the Company by Mr. Wallace (see Certain Relationships and Related Transactions).

(5)    Mr. Slee was hired on April 6, 1998.

(6) Includes $69,430 in additional compensation as reimbursement for relocation expenses.

(7)    Mr. Daly was hired on March 29, 1999.

       OPTION MATTERS

       Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                          NUMBER OF         % OF TOTAL
                          SECURITIES          OPTIONS
                          UNDERLYING         GRANTED TO         EXERCISE
                           OPTIONS          EMPLOYEES IN          PRICE           EXPIRATION
        NAME              GRANTED(#)       FISCAL YEAR(1)       ($/SHARE)            DATE
----------------          ---------        -------------        --------          ----------
George Wallace              10,000             0.92%             $9.9688            1/18/10
                           100,000             9.15%             $5.1875            6/20/10
John Rush                  180,000            16.47%             $5.1875            6/20/10
                            20,000             1.83%             $6.5000            11/6/10
                           100,000             9.15%             $4.8750           12/11/10
Harold Hurwitz              10,000             0.92%             $9.9688            1/18/10
                            30,000             2.75%             $5.1875            6/20/10
William McLain              10,000             0.92%             $9.9688            1/18/10
                            30,000             2.75%             $5.1875            6/20/10
Kevin Daly                  18,000             1.65%             $9.9688            1/18/10
                            30,000             2.75%             $5.1875            6/20/10
Earl Slee                   12,000             1.10%             $9.9688            1/18/10
                            30,000             2.75%             $5.1875            6/20/10

(1) Options to purchase an aggregate of 1,092,651 shares of common stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 2000.

       Aggregate Option Exercises in Last Fiscal Year. The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's common stock ($4.6875 per share).

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                  NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                  AT FISCAL YEAR END(#)                  AT FISCAL YEAR END($)
                           ----------------------------------        -----------------------------
     NAME                  EXERCISABLE          UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
----------------           -----------          -------------        -----------     -------------
George Wallace                51,555               117,178               --               --
John Rush                        417               299,583               --               --
Harold Hurwitz                67,315                50,810               --               --
William McLain                43,864                44,336               --               --
Kevin Daly                    44,875                76,250               --               --
Earl Slee                     75,285                64,840               --               --

       DESCRIPTION OF THE 1996 Stock Incentive PLAN

       The principal features of the 1996 Stock Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself. Copies of the 1996 Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

       1996 PLAN TERMS

       The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan in July 1996. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not a qualified deferred compensation plan under Section 401(a) of the Code.

       At the time of its adoption, the 1996 Plan authorized the sale of up to 600,000 shares of common stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 1,100,000. On May 27, 1999, the Board of Directors and the stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 2,000,000. On September 25, 2000, the Board of Directors and Stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 2,500,000. On January 16, 2001, the Board of Directors and on May 31, 2001, the stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 750,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 3,250,000.

       Incentive Options. Officers and other key employees of the Company or of an affiliated Company, which is any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (including directors if they also are employees of the Company or an affiliated company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1996 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Plan of the Company and its affiliates exceeds $100,000.

       Nonqualified Options or Restricted Shares. Officers and other key employees of the Company or of an affiliated company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

       In no event may any individual be granted options under the 1996 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of June 25, 2001, approximately [__] persons were participating in the 1996 Plan.

       The 1996 Plan may be administered by either the Board of Directors or a committee appointed by the Board. The Board has delegated administration of the 1996 Plan to the Compensation Committee, which is comprised of three non-employee directors, all of whom are eligible to participate in the 1996 Plan. Subject to the provisions of the 1996 Plan, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the 1996 Plan. See "Directors' Fees" regarding the annual grant of options to non-employee directors.

       The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). The exercise price of all options granted under the Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company's common stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

       The Board may from time to time alter, amend, suspend or terminate the 1996 Plan in such respects as the Board may deem advisable, provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Plan will terminate on August 1, 2006.

       EMPLOYMENT AND SEVERANCE AGREEMENTS

       The Company is not a party to any written employment or severance agreement with its executive officers, except that the Company has an agreement with John Rush, its President and Chief Executive Officer, pursuant to an offer letter dated April 13, 2000, which provides for the payment of severance of six months base salary in the event he is terminated by the Company.

       DIRECTORS' FEES

       Prior to July 2000, the Company's directors were not paid cash compensation for their services on the Company's Board of Directors. However, as of July 2000, all non-employee directors have been compensated in the amount of $2,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. Additionally, all directors will continue to be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company's 1996 Stock Incentive Plan. Currently, each non-employee director shall receive an initial grant of 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2000, Mr. Fitzsimmons was granted options to purchase 8,000 shares upon his election to the Board of Directors in February 2000, and Mr. Navarro was granted options to purchase 16,000 shares upon his election to the Board of Directors in September 2000. Mr. Allen, Mr. Blickenstaff and Mr. Fitzsimmons were each granted options to purchase 2,000 shares in May 2000 and 2,000 shares in September 2000 pursuant to their reelection to the Board of Directors in May 2000. Ms. Wende Hutton was granted options to purchase 2,000 shares pursuant to her reelection to the Board of Directors in May 2000. Ms. Hutton resigned from the Board of Directors on September 6, 2000. Messrs. Allen, Blickenstaff, and Fitzsimmons were each granted options to purchase 4,000 shares pursuant to their reelection to the Board of Directors on May 31, 2001, and Mr. Spencer was granted options to purchase 16,000 shares pursuant to his election to the board on the same date.

       On May 24, 2001, the Board of Directors approved a consulting arrangement for those directors who are asked to resign or are otherwise removed without specific cause during the 24 months following the second closing. Under this arrangement, those directors will be engaged as consultants with the Company and will be compensated in the amount of $1,000 per year, going forward for 24 months from the second closing.

        ACCELERATION OF OUTSTANDING OPTIONS

        Pursuant to the terms of the Company's 1996 Stock Incentive Plan, the vesting with respect to all issued and outstanding options to purchase common stock of the Company will accelerate and become fully exercisable upon a "change in control." The consummation of the second closing as anticipated in the Securities Purchase Agreement would be a "change in control" for the purposes of the 1996 Stock Incentive Plan, and therefore all outstanding options to purchase common stock under such plan will immediately become fully exercisable. However, any new options granted to officers of the Company prior to the second closing will include a modified "change in control" provision, so that the vesting of any such new options will only accelerate upon the "change in control" caused by the transactions contemplated by the second closing, if within twelve months of such change in control, the officer voluntarily resigns for "good reason" or is terminated for any reason other than for "cause."

       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and Nasdaq. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's common stock were made with respect to the Company's fiscal year ended December 31, 2000, except that John Rush, a director and chief executive officer of the Company, missed timely filing a Form 3 upon first becoming subject to the filing requirements under Section 16(a).

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Set forth below under the column titled "Pre-Second Closing" is certain information as of June 25, 2001 regarding the beneficial ownership of the Company's common stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Set forth below under the column titled "Estimated Post-Second Closing" is an estimate of the beneficial ownership of the Company's common stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and
(iv) all current directors and executive officers as a group, following stockholder approval of and completion of the second closing of the equity financing described in this proxy statement.

[FOR THE PURPOSES OF THE PRELIMINARY FILING OF THIS PROXY STATEMENT, SHARE OWNERSHIP IS BASED UPON THE CAPITALIZATION OF THE COMPANY AS OF JUNE 8, 2001]

                                                                                                        ESTIMATED POST-
                                                         PRE-SECOND CLOSING                             SECOND CLOSING**
                                                 ------------------------------------      --------------------------------------
                                                 AMOUNT AND NATURE                         AMOUNT AND NATURE
                                                   OF BENEFICIAL             PERCENT          OF BENEFICIAL              PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNERS (1)       OWNERSHIP (2)             OF CLASS         OWNERSHIP (2)              OF CLASS
---------------------------------------------    -----------------           --------      -----------------             --------
Abbott Laboratories                                 [1,212,628]              [10.13%]           [1,212,628]               [6.05%]
   100 Abbott Park Road
   Abbott Park, Illinois 60064-6400

Guidant Corporation (3)                               [535,442]               [4.30%]             [535,442]               [2.61%]
   111 Monument Circle, 29th Floor
   Indianapolis, Indiana 46204

Micro Investment, LLC (4)                           [1,828,679]              [15.28%]          [10,078,314]              [50.24%]
    466 Lexington Avenue
    New York, NY 10017

Warburg, Pincus Equity Partners, L.P. (5)           [1,651,800]              [13.80%]           [9,103,489]              [45.38%]
    466 Lexington Avenue
    New York, NY 10017

Vertical Fund Associates, L.P. (6)                    [176,879]               [1.48%]             [974,825]               [4.86%]
Vertical Life Sciences L.P.
   25 Deforest Avenue
   Summit, New Jersey 07901

Pequot Capital Management, Inc. (7)                 [1,324,400]              [11.06%]           [1,324,400]               [6.60%]
   500 Nyala Farm Road
   Westport, Connecticut 06880

George Wallace (8)                                    [397,251]               [3.30%]             [397,251]               [1.97%]

John Rush (9)                                          [77,319]                  *                 [77,319]                  *

Dick Allen (10)                                        [72,930]                  *                 [72,930]                  *

                                                                                                    ESTIMATED POST-
                                                         PRE-SECOND CLOSING                        SECOND CLOSING**
                                                 ----------------------------------        -------------------------------
Kim Blickenstaff (11)                               [14,000]                 *                [14,000]                 *

W. James Fitzsimmons (12)                            [5,875]                 *                 [5,875]                 *

Harold Hurwitz (13)                                 [85,764]                 *                [85,764]                 *

William McLain (14)                                 [95,211]                 *                [95,211]                 *

Earl Slee (15)                                      [96,609]                 *                [96,609]                 *

Kevin Daly (16)                                     [70,179]                 *                [70,179]                 *

Dale A Spencer (17)                                  [4,000]                 *                 [4,000]                 *

Elizabeth H. Weatherman (18)                     [1,651,800]             [13.80%]          [9,107,489]             [45.39%]

Richard B. Emmitt (19)                             [176,879]              [1.48%]            [978,825]              [4.88%]

Paul Buckman (20)                                          0                 *                 [4,000]                 *

All executive officers and directors as            [919,138]              [7.38%]         [10,454,792]             [53.21%]
a group (10 persons, 11 persons) (21)

----------

       * Less than 1%

       ** While the Company estimates that 8,091,699 shares will be sold to Micro Investment in the second closing, if necessary due to the exercise of options or other convertible securities prior to the second closing, the Company will sell additional shares to Micro Investment at the time of the second closing so that at such time, Micro Investment will hold 50.24% of the outstanding voting stock of the Company.

(1) Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of June 25, 2001 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on June 9, 1998. Includes 487,805 shares which may be acquired pursuant to conversion of the Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant Corporation.

(4) Shares owned directly by Micro Investment, LLC. Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on June 5, 2001.

(5) Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships, owns an 86.89% membership interest in Micro Investment, and, as managing member, has voting and investment power over certain shares not directly attributable to Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. may be deemed to be a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 1,651,800 shares. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(6) Vertical Fund Associates, L.P. and Vertical Life Sciences L.P. own an aggregate 9.67% membership interest in Micro Investment and may be deemed to be a beneficial owner of 176,879 shares. The Vertical Group, L.P. is the sole general partner of Vertical Fund Associates, L.P and Vertical Life Sciences L.P. The address of The Vertical Group, Vertical Fund Associates, L.P and Vertical Life Sciences L.P. is 25 Deforest Avenue, Summit, New Jersey 07901.

(7) Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2001. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, of which Pequot Capital Management, Inc. is the beneficial owner.

(8) Includes 74,589 shares subject to options exercisable within 60 days of June 25, 2001. Also includes 12,000 shares held by Mr. Wallace as custodian for his three daughters who were given shares pursuant to the Uniform Gift to Minors Act, and 7,000 shares held in trust for Mr. Wallace's mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(9) Includes 74,998 shares subject to options exercisable within 60 days of June 25, 2001.

(10) Includes 14,000 shares subject to options exercisable within 60 days of June 25, 2001. Also includes 7,800 shares owned by the Allen Investment Partnership, of which Mr. Allen is the managing partner; 37,130 shares owned by DIMA Ventures, Incorporated; 1,000 shares owned by the Brett Richard Allen Trust. Mr. Allen disclaims beneficial ownership of the shares owned by the Allen Investment Partnership, except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the 1,000 shares held in the trust named above.

(11) Consists of 14,000 shares subject to options exercisable within 60 days of June 25, 2001.

(12) Consists of 5,875 shares subject to options exercisable within 60 days of June 25, 2001.

(13) Includes 83,557 shares subject to options exercisable within 60 days of June 25, 2001.

(14) Includes 54,637 shares subject to options exercisable within 60 days of June 25, 2001.

(15) Includes 95,199 shares subject to options exercisable within 60 days of June 25, 2001.

(16) Includes 62,875 shares subject to options exercisable within 60 days of June 25, 2001 and 240 shares held in a 401(k) retirement account in the name of Mr. Daly's wife. Mr. Daly disclaims beneficial ownership of the shares held by his wife.

(17) Includes 4,000 shares subject to options exercisable within 60 days of June 25, 2001. Mr. Spencer owns a 1.79% membership interest in Micro Investment but does not have voting or investment power over any shares.

(18) Represents shares that may be deemed to be beneficially owned by Warburg, Pincus Equity Partners, L.P. Ms. Weatherman, whom the Company will use its best efforts to cause to be appointed to the Board of Directors following the second closing of the sale of shares to Micro Investment, is a general partner of Warburg, Pincus & Co. and managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for the 4,000 shares subject to options) are included because of her affiliation with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. The Estimated Post-Second Closing column includes 4,000 shares subject to options exercisable within 60 days of June 25, 2001, assuming a grant of 16,000 options upon appointment to the Board of Directors upon the second closing.

(19) Represents shares that may be deemed to be beneficially owned by Vertical Fund Associates, L.P. and Vertical Life Sciences L.P. Mr. Emmitt, whom the Company will use its best efforts to cause to be appointed to the Board of Directors following the second closing of the sale of shares to Micro Investment, is a general partner of The Vertical Group, L.P. All shares indicated as owned by Ms. Emmitt (except for the 4,000 shares subject to options) are included because of his affiliation with Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. Ms. Emmitt disclaims beneficial ownership of all shares owned by Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. The Estimated Post-Second Closing column includes 4,000 shares subject to options exercisable within 60 days of June 25, 2001, assuming a grant of 16,000 options upon appointment to the Board of Directors upon the second closing.

(20) Mr. Buckman, whom the Company will use its best efforts to cause to be appointed to the Board of Directors following the second closing of the sale of the shares to Micro Investment, owns a 0.89% membership interest in Micro Investment but does not have voting or investment power over any shares. The Estimated Post-Second Closing column includes 4,000 shares subject to options exercisable within 60 days of June 25, 2001, assuming a grant of 16,000 options upon appointment to the Board of Directors upon the second closing.

(21) Includes directors' and executive officers' shares, including shares subject to options exercisable within 60 days of June 25, 2001. Includes 10 executive officers and directors with respect to the Pre-Second Closing column. Includes 11 executive officers and directors with respect to the Estimated Post-Second Closing column. The Company has agreed to use its best efforts to nominate and cause to be elected Ms. Weatherman, Mr. Emmitt and Mr. Buckman following the second closing of the sale of shares to Micro Investment, at which time there will be eleven executive officers and directors. Therefore, the Estimated Post-Second Closing column assumes the election of Ms. Weatherman, Mr. Emmitt and Mr. Buckman to the Board of Directors and the resignation of Mr. Blickenstaff and Mr. Allen from the Board of Directors.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In August 1998, the Company entered into a ten-year distribution agreement with Abbott Laboratories which provides Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada.

       Concurrent with the execution of the distribution agreement with Abbott in August 1998, the Company and Abbott entered into convertible subordinated note, credit and security agreements, under which Abbott provided the Company with (a) $5 million, in exchange for a five-year subordinated note, convertible at Abbott's option into shares of the Company's common stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, available for one year from the date of the agreement and repayable five years from the date of the agreement, with amounts borrowed under the facility convertible over the five-year life of the underlying note at the Company's option, subject to certain restrictions, into shares of the Company's common stock at a conversion rate of $15.00 per share. In October 1998, the Company elected to borrow the entire $5 million under this facility, the proceeds of which were received in November 1998. Both notes had a stated interest rate of 5% per annum. For financial statement reporting purposes, this rate was adjusted to reflect an imputed market rate of interest as of the date of each of the notes.

       In April 1999, Abbott and the Company agreed to a modification, and, in May 1999, the parties consummated such modification, of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company's common stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.65 per share), and converted the remaining $6 million face value of such notes into shares of the Company's common stock at a rate of $12 per share.

       Concurrently in April 1999, Abbott and the Company entered into an agreement that provided the Company an option to require Abbott to purchase up to $3 million of the Company's common stock at a price of $12 per share. In October 1999, the Company exercised such option for the entire $3 million of proceeds and, accordingly, issued 250,000 shares of its common stock to Abbott upon the Company's receipt of the proceeds in November 1999.

       In September 1996, William McLain, an officer of the Company, issued a note to the Company in the aggregate amount of $15,000, bearing an interest rate of 8% per annum. The balance due on the note was paid January 2000.

       In November 1999, William McLain and George Wallace, officers of the Company, exercised options in conformity with the Company's 1996 Stock Incentive Plan, resulting in the issuance of 39,925 shares of the Company's common stock to Mr. McLain and 16,705 shares of the Company's common stock to Mr. Wallace. Mr. McLain and Mr. Wallace issued full-recourse promissory notes to the Company, each bearing an interest rate of 5.47% per annum, in the amount of $213,544 and $79,920, respectively, each collateralized by such shares of the Company's common stock, due November 2002. In February 2001, Mr. Wallace repaid the principal and accrued interest of his note, which aggregated $85,128 at December 31, 2000.

       In April 2000, William McLain borrowed $65,307 from the Company and George Wallace borrowed $102,750 from the Company, which amounts were evidenced by full-recourse promissory notes issued to the Company by Mr. McLain and Mr. Wallace, each bearing an interest rate of 6.49% per annum. The note issued by Mr. McLain was collateralized by 39,925 shares of the Company's common stock, and the note issued by Mr. Wallace was collateralized by 41,080 shares of the Company's common stock. Certain interest payments on the notes were due in April of 2001 and 2002, with the remaining principal and interest due in April 2003. In January 2001, the Company and Mr. Wallace agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of his note, which aggregated $107,543 at December 31, 2000.

       On June 28, 2000, Abbott and the Company entered into a revised agreement which superceded their previously-existing August 1998 distribution agreement. Under the June 2000 agreement, the Company has certain responsibilities for marketing and promotion of the Company's peripheral blood clot therapy products in the United States and Canada.

       The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

       Approval of this proposal will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented at the special meeting of stockholders and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted "For" approval of the sale and issuance of shares of the company's common stock to Micro Investment upon the terms set forth in a Securities Purchase Agreement and described in this proxy statement, such that following the completion of such sale to Micro Investment will hold 50.24% of the outstanding voting stock of the Company. THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SALE AND ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO MICRO INVESTMENT UPON THE TERMS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND DESCRIBED IN THIS PROXY STATEMENT, SUCH THAT FOLLOWING THE COMPLETION OF SUCH SALE MICRO INVESTMENT WILL HOLD 50.24% OF THE OUTSTANDING VOTING STOCK OF THE COMPANY.

                    INCORPORATION OF INFORMATION BY REFERENCE

       The following documents, which are on file with the Securities and Exchange Commission (Exchange Act File No. 0-6523) are incorporated in this proxy statement by reference and made a part hereof:

       (i) Annual Report for the year ended December 31, 2000, filed with the SEC on Form 10-KSB on April 2, 2001;

       (ii) Amendment No. 1 to the Company's Annual Report filed with the SEC on Form 10-KSB/A on April 26, 2001;

       (iii) Quarterly Report for the quarter ended March 31, 2001 filed with the SEC of Form 10-QSB on May 15, 2001; and

       (iv)   Report on Form 8-K, filed with the SEC on June 7, 2001.

       All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement shall be deemed to be incorporated by reference in this proxy statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

       The Company will provide without charge to each person to whom this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests should be directed to the Company to the attention of the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, telephone (949) 837-3700.

FINANCIAL INFORMATION AND FINANCIAL STATEMENTS

       Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting and will be expected to be available to respond to appropriate questions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

       The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included elsewhere in this proxy statement. Contained herein are forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, product development, risks and results of clinical testing, demand and market acceptance risks, the impact of competitive products and pricing, regulatory approval and future product development. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.'s operating and financial results are described in the Company's Forms 10-QSB, 10-KSB and other reports filed or to be filed with the Securities and Exchange Commission.


OVERVIEW

       Since its inception in June 1993, the Company has been primarily engaged in the design, development and marketing of minimally invasive devices for treatment of vascular disease. The Company has a limited history of operations and has experienced significant operating losses since inception. Operating losses are expected to continue at least into fiscal 2002 as the Company expends substantial resources to fund research and development, clinical trials, regulatory approvals, and marketing and sales activities.

       The Company commenced U.S. commercial shipments of its first thrombolytic infusion catheters in November 1994. Through the third quarter of 1999, the majority of the Company's revenues were derived from sales of its initial infusion catheters and related accessories, and its line of mechanical thrombolytic brushes. In August 1998, and as revised in June 2000, the Company entered into a distribution agreement with Abbott, which provides for distribution of such products by Abbott in the United States and Canada. The Company expects sales, under the distribution agreement with Abbott, of the products mentioned above, and similar products, to continue to provide a significant portion of the Company's revenues. The Company currently sells such products outside the United States and Canada through a limited number of distributors, however, revenues under these arrangements have not been significant to date.

       In November 1997, the Company signed an agreement with Guidant to distribute the Company's neuro products in Europe and, in August 1998, that agreement was expanded to include distribution in Europe of the Company's peripheral embolization products. Until September 1999, no significant revenues had been received under the Guidant arrangement. Revenues under the Guidant arrangement are dependent upon the receipt by the Company of CE Mark certification for applications of the Company's Onyx Liquid Embolic System, or Onyx LES(TM), market training and product launch activities. In July 1999, the Company received CE Mark approval for the treatment of arteriovenous malformations, or AVMs, in the brain using the Onyx LES and, accordingly, the Company initiated market training activities in July 1999. Product launch activities with respect to the brain AVM application commenced in September 1999. In April 1999 and March 2000, the Company obtained CE Mark approval for the peripheral embolization and brain tumor applications, respectively, of the Onyx LES, and the Company is in the process of accumulating and assessing data with respect to these applications before commencing market training activities. In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of the Onyx LES. The Company commenced market training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry is the accumulation of data on 100 brain aneurysm patients treated with the Onyx LES, for use in subsequent marketing of the Onyx LES in this application. The Company expects to complete the CAMEO Registry during the second quarter of 2001, and it expects to commence market launch activities in the third quarter of 2001.

       In September 1998, the Company entered into a distribution agreement with Century Medical, Inc., which provides for distribution of all the Company's products by Century in Japan. Significant revenues are not expected to be derived from sales in Japan until the Company's products receive regulatory approval in Japan, and market training and product launch activities are substantially underway. The Company's peripheral blood clot therapy products received regulatory approval in May 1999, as did certain of the Company's micro catheter, access and delivery products in September 1999 and December 2000. Market training and product launch activities have not yet commenced for all of these products, however. Accordingly, the Company has not realized significant revenues to date from sales in Japan.

       The Company's products are currently manufactured by the Company at its facility in Irvine, California. Certain accessories are manufactured and processes are performed by contract manufacturers.

       Future revenues and results of operations may fluctuate significantly from quarter to quarter and will depend upon, among other factors, actions relating to regulatory and reimbursement matters, the extent to which the Company's products gain market acceptance, the rate at which the Company and third-party distributors, as applicable, establish their domestic and international sales and distribution networks, the progress of clinical trials and the introduction of competitive products for diagnosis and treatment of neuro and peripheral vascular disease. The Company's limited operating history makes accurate prediction of future operating results difficult or impossible. Although the Company has experienced sales growth in certain recent periods, there can be no assurance that, in the future, the Company will sustain sales growth or gain profitability on a quarterly or annual basis or that its growth will be consistent with predictions made by securities analysts.

       The Company currently manufactures product for stock and ships product shortly after the receipt of orders, and anticipates that it will do so in the future. Accordingly, the Company has not developed a significant backlog and does not anticipate that it will develop a significant backlog in the near term.

RESULTS OF OPERATIONS

Comparison of The Three Months Ended March 31, 2000 and 2001

Following is information with respect to net sales for the three months ended March 31, 2000 and 2001:

                                              THREE MONTHS ENDED MARCH 31,
                                             ------------------------------
                                                2000                2001
                                             ----------          ----------
Peripheral blood clot therapy
     United States                           $  432,963          $  731,069
     International                               33,004              22,171
                                             ----------          ----------
Total peripheral blood clot
     therapy net sales                          465,967             753,240
                                             ----------          ----------

Onyx
     United States                                1,150              24,500
     International                              187,801             334,020
                                             ----------          ----------
Total Onyx net sales                            188,951             358,520
                                             ----------          ----------

Micro catheter, access and delivery
     United States                               85,775             339,774
     International                              369,255             751,878
                                             ----------          ----------
Total micro catheter, access and
     delivery net sales                         455,030           1,091,652
                                             ----------          ----------

Other
     United States                               20,602              13,352
     International                                   49                  --
                                             ----------          ----------
Total other net sales                            20,651              13,352
                                             ----------          ----------

Total net sales                              $1,130,599          $2,216,764
                                             ==========          ==========

       On August 12, 1998, the Company entered into a ten-year distribution agreement with Abbott that provided Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. Upon shipment of product by the Company to Abbott, the Company received an initial purchase price payment from Abbott, as provided in the agreement. Abbott provided additional purchase price payments to the Company based upon, and calculated as a percentage of, Abbott's net sales, as defined in the agreement. The Company recognized as sales the initial purchase price upon shipment of product to Abbott. The Company recognized the additional purchase price upon Abbott's reporting of sales to its customers.

       On June 28, 2000, the Company and Abbott entered into a new distribution agreement, having a term through December 31, 2008 and superceding the previously-existing distribution agreement described above. Under the new agreement, the Company has certain responsibilities for marketing and promotion of the Company's peripheral blood clot therapy products in the United States and Canada.

       As in the prior distribution agreement, the new agreement provides for the Company to receive the initial purchase price upon shipment of product by the Company to Abbott, and the additional purchase price based upon, and calculated as a percentage of, Abbott's net sales, as defined in the new agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott's reporting of sales to its customers.

       The new agreement also provided for (a) an increase, relative to the provisions of the prior agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the prior agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the new agreement, with additional scheduled increases in this percentage effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the new agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the new agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the new agreement, and (ii) the $700,000 prepaid additional purchase price. Amortization of such deferred revenue into income commenced as of the effective date of the agreement and will continue through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the new agreement.

       The increase in peripheral blood clot therapy sales from the three months ended March 31, 2000 to the corresponding period in 2001 resulted primarily from the changes arising from the new agreement with Abbott, described above.

       In the third quarter of 1999, the Company obtained CE Mark approval to market the Onyx LES for the treatment of brain AVMs in the European Union. Accordingly, sales of Onyx substantively commenced in the fourth quarter of 1999, and the increase in Onyx sales from the three months ended March 31, 2000 to the corresponding period in 2001 is primarily attributable to increasing European market penetration of the Onyx LES in the treatment of AVMs. In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of the Onyx LES. The Company commenced market training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry is the accumulation of data on 100 brain aneurysm cases treated with the Onyx LES, for use in subsequent marketing of the Onyx LES in this application. The Company expects to complete the CAMEO Registry during the second quarter of 2001, after which it expects that Guidant will commence market launch activities in the third quarter of 2001.

       The increases in sales of micro catheter, access and delivery products during the three months ended March 31, 2001, relative to the corresponding period in 2000, are due primarily to increased market penetration of such products in Europe, increasing sales of additional products that received regulatory marketing clearances worldwide during 1999 and 2000, the sale of products in connection with sales of the Onyx LES, as discussed above, and increased sales resulting from the re-establishment, in the third quarter of 2000, of the Company's direct sales force in the United States.

       Cost of sales for the three months ended March 31, 2001 was $1,111,426, compared to $725,643 for the corresponding period in 2000. As a percentage of sales, cost of sales decreased to 50% for the three months ended March 31, 2001, from 64% for the corresponding period in 2000. The dollar increase in cost of sales is due primarily to increased volume, and the decrease in cost of sales as a percentage of sales is due primarily to (a) a shift in the mix of product shipments during 2001 toward the Onyx and micro catheter, access and delivery product lines, which bear higher percentage margins relative to the Company's peripheral blood clot therapy product line, (b) the effects of the changes in the agreement with Abbott, described above, and (c) the ability to spread fixed overhead costs over larger manufacturing volumes during the three months ended March 31, 2001, relative to the corresponding period in 2000.

       Research and development expenses, including regulatory and clinical expenses, increased 35% from $1,658,022 for the three months ended March 31, 2000 to $2,231,690 for the corresponding period in 2001. The increase is attributable primarily to the Company's increasing activity in the development of the Onyx LES, associated clinical trials, market training and development of access and delivery products. The Company expects that such costs will increase in the future. The increase is also attributable, in part, to non-cash charges in 2001 related to granting stock options to non-employee physicians who consult with the Company, and to the write-off of certain costs, originally capitalized as intellectual property costs, that were identified with projects no longer being pursued.

       Selling, general and administrative expenses increased 78% from $1,187,756 for the three months ended March 31, 2000 to $2,116,908 for the corresponding period in 2001. This increase was due primarily to the re-establishment of the Company's direct sales force in the United States, and the expansion of the Company's marketing capabilities worldwide, both of which commenced during the third quarter of 2000.

       Net interest and other expense increased from $118,472 for the three months ended March 31, 2000 to $164,912 for the corresponding period in 2001. This increase was due primarily to interest income from higher average cash balances in the 2000 quarter arising from the Company's receipt of $11.2 million in net proceeds from the completion of a private placement of 1.6 million shares of the Company's common stock in March 2000.

       As a result of the items discussed above, the Company incurred a net loss of $3,408,972 for the three months ended March 31, 2001, compared to $2,560,094 for the corresponding period in 2000.

Comparison of Fiscal Years Ended December 31, 1999 and December 31, 2000


Following is information with respect to net sales for the years ended December 31,1999 and 2000:

                                                                    YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                   1999                2000
                                                                ----------          ----------
Peripheral blood clot therapy
     United States                                              $2,540,231          $2,172,983
     International                                                 188,395             155,110
                                                                ----------          ----------
          Total peripheral blood clot therapy revenues           2,728,626           2,328,093
                                                                ----------          ----------

Onyx
     United States                                                  13,605              25,700
     International                                                 160,754             900,736
                                                                ----------          ----------
          Total Onyx revenues                                      174,359             926,436
                                                                ----------          ----------

Micro catheter, access and delivery
     United States                                                 488,875             509,049
     International                                                 622,749           1,771,940
                                                                ----------          ----------
          Total micro catheter, access and delivery revenues     1,111,624           2,280,989
                                                                ----------          ----------

Other
     United States                                                  81,583             147,264
     International                                                   1,480                 143
                                                                ----------          ----------
          Total other revenues                                      83,063             147,407
                                                                ----------          ----------

Total revenues                                                  $4,097,672          $5,682,925
                                                                ==========          ==========

       On August 12, 1998, the Company entered into a ten-year distribution agreement with Abbott that provided Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. Upon shipment of product by the Company to Abbott, the Company received an initial purchase price payment from Abbott, as provided in the agreement. Abbott provided additional purchase price payments to the Company based upon, and calculated as a percentage of, Abbott's net sales, as defined in the agreement. The Company recognized as sales the initial purchase price upon shipment of product to Abbott. The Company recognized the additional purchase price upon Abbott's reporting of sales to its customers.

       On June 28, 2000, the Company and Abbott entered into a new distribution agreement, having a term through December 31, 2008 and superceding the previously-existing distribution agreement described above. Under the new agreement, the Company has certain responsibilities for marketing and promotion of the Company's peripheral blood clot therapy products in the United States and Canada.

       As in the prior distribution agreement, the new agreement provides for the Company to receive the initial purchase price upon shipment of product by the Company to Abbott, and the additional purchase price based upon, and calculated as a percentage of, Abbott's net sales, as defined in the new agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott's reporting of sales to its customers.

       The new agreement also provides for (a) an increase, relative to the provisions of the prior agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the prior agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the new agreement, with additional scheduled increases in this percentage to be effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the new agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the new agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the new agreement, and (ii) the $700,000 prepaid additional purchase price. Amortization of such deferred revenue into income commenced as of the effective date of the agreement and will continue through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the new agreement.

       The decrease in peripheral blood clot therapy sales from 1999 to 2000 resulted primarily from the effects of manufacturing issues, being addressed by Abbott, related to its thrombolytic drug, Abbokinase (urokinase for injection), which began adversely affecting Abbott's ability to supply Abbokinase to the blood clot therapy market subsequent to the second quarter 1999 and which have correspondingly adversely affected sales of the Company's blood clot therapy products to Abbott, net of the effects of the changes arising from the new agreement with Abbott, described above. With respect to the increase in the additional purchase price to be paid by Abbott, as described above, it should be noted that the change in 2000 was effected primarily through the amortization of deferred revenue related to the $700,000 prepayment of the non-refundable additional purchase price. There can be no assurance that retail sales activity in the future will be sufficient so as to result in an aggregate amount of additional purchase prices being paid by Abbott in the future that would equal or exceed the level of such additional purchase price payments in 2000.

       In the third quarter of 1999, the Company obtained CE Mark approval to market the Onyx LES for the treatment of brain AVMs in the European Union. Accordingly, sales of Onyx substantively commenced in the fourth quarter of 1999. In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of the Onyx LES. The Company commenced market training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry is the accumulation of data on 100 brain aneurysm cases treated with the Onyx LES, for use in subsequent marketing of the Onyx LES in this application. The Company expects to complete the CAMEO Registry during the second quarter of 2001, after which it expects that Guidant will commence market launch activities in the third quarter of 2001.

       The increases in sales of micro catheter, access and delivery products during 2000, relative to 1999, are due primarily to additional products that received regulatory marketing clearances worldwide during 1999 and to the sale of such products in connection with sales of the Onyx LES, as discussed above.

       Other sales in 1999 and 2000 were derived from manufacturing services performed by the Company for third parties and from sales of Onyx to licensees of the Onyx technology for non-vascular applications which are currently in feasibility and clinical trials.

       Cost of sales for 2000 was $3,225,099, compared to $2,861,301 in 1999. As a percentage of sales, cost of sales decreased to 57% in 2000, from 70% in 1999. The dollar increase in cost of sales is due primarily to increased volume, and the decrease in cost of sales as a percentage of sales is due primarily to (a) a shift in the mix of product shipments during 2000 toward the Onyx and micro catheter, access and delivery product lines, which bear higher percentage margins relative to the Company's peripheral blood clot therapy product line, and (b) the effects of the changes in the agreement with Abbott, described above.

       Research and development expenses, including regulatory and clinical expenses, increased 1% from $7,458,679 in 1999 to $7,546,224 in 2000. The increase is attributable primarily to non-cash charges related to granting stock options to non-employee physicians who consult with the Company, and to the write-off of certain costs, originally capitalized as intellectual property costs, that were identified with projects no longer being pursued, net of the effects of strategic cash management initiatives implemented by the Company in the second half of 1999. Such expenses relate primarily to the Company's continued efforts in the development of the Onyx LES, associated clinical trials, market training and development of access and delivery products. The Company expects that such costs will increase in future periods.

       Selling, general and administrative expenses increased 22% from $5,250,251 in 1999 to $6,409,390 in 2000. This increase was due primarily to the benefit recognized in 1999 of two $500,000 non-refundable cash payments from Abbott to finance the cost of dedicating the Company's sales force to the transition of distribution under its then-existing distribution agreement with Abbott. Without this benefit in 1999, selling, general and administrative expenses in 2000 would have been 3% higher than in 1999, due primarily to the expansion, in the third quarter of 2000, of the Company's marketing and sales capabilities.

       Net interest and other expense decreased from $2,356,710 in 1999 to $286,702 in 2000. This decrease was due primarily to the non-cash, non-recurring charge, amounting to $1,651,585, incurred in May 1999 related to the early conversion of two $5 million notes held by Abbott. Also contributing to the decrease were the lower average debt balance in 2000 resulting from the aforementioned conversion of debt by Abbott, and interest income from higher average cash balances in 2000 arising from the Company's receipt of $11.2 million in net proceeds from the completion of a private placement of 1.6 million shares of the Company's common stock in March 2000.

       As a result of the items discussed above, the Company incurred a net loss of $11,785,290 in 2000, compared to $13,830,069 in 1999.

Comparison of Fiscal Years Ended December 31, 1998 and December 31, 1999

Following is information with respect to net sales for the years ended December 31,1998 and 1999:

                                                                    YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                   1998                1999
                                                                ----------          ----------
Peripheral blood clot therapy
     United States                                              $4,078,076          $2,540,231
     International                                                  86,226             188,395
                                                                ----------          ----------
          Total peripheral blood clot therapy revenues           4,164,302           2,728,626
                                                                ----------          ----------

Onyx
     United States                                                      --              13,605
     International                                                      --             160,754
                                                                ----------          ----------
          Total Onyx revenues                                           --             174,359
                                                                ----------          ----------

Micro catheter, access and delivery
     United States                                                  51,874             488,875
     International                                                  33,205             622,749
                                                                ----------          ----------
          Total micro catheter, access and delivery revenues        85,079           1,111,624
                                                                ----------          ----------

Other
     United States                                                      --              81,583
     International                                                      --               1,480
                                                                ----------          ----------
          Total other revenues                                          --              83,063
                                                                ----------          ----------

Total revenues                                                  $4,249,381          $4,097,672
                                                                ==========          ==========

       On August 12, 1998, the Company entered into a ten-year distribution agreement with Abbott that provides Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. Upon shipment of product by the Company to Abbott, the Company receives an initial purchase price payment from Abbott, as provided in the agreement. Abbott provides additional purchase price payments to the Company based upon Abbott's net sales, as defined in the agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott. The Company recognizes the additional purchase price upon Abbott's reporting of sales to its customers. Sales to Abbott constituted 62% of the Company's total sales in 1999, as compared to 25% of the Company's total sales in 1998. Such sales to Abbott are made at lower average selling prices per unit relative to the period prior to August 1998, when sales of peripheral blood clot therapy products in the United States and Canada were made directly by the Company to end-user customers. Also, sales during substantially all of 1999 were adversely affected by manufacturing issues, being addressed by Abbott, related to its thrombolytic drug, Abbokinase, (urokinase for injection). The issues surrounding Abbott's ability to supply Abbokinase to the blood clot therapy market correspondingly affected sales of the Company's blood clot therapy products.

       In the third quarter of 1999, the Company obtained CE Mark approval to market the Onyx LES for the treatment of brain AVMs in the European Union. Accordingly, sales of Onyx substantively commenced in the fourth quarter of 1999.

       The increases in sales of micro catheter, access and delivery products in 1999, relative to 1998, are due primarily to additional products that received regulatory marketing clearances worldwide during 1999 and to the sale of such products in connection with sales of the Onyx LES, as discussed above.

       Other revenues in 1999 were derived from manufacturing services performed by the Company for third parties.

       Cost of sales increased to $2,861,301 for the year ended December 31, 1999 from $2,363,110 for 1998, and increased, as a percentage of sales, from 56% in 1998 to 70% in 1999. The dollar increase is attributable primarily to an increase in unit sales volume. The increase in the cost of sales percentage was due primarily to the lower unit prices the Company receives from Abbott, as discussed above, net of effects of shipments which substantially commenced during the third quarter of 1999 of the Company's neuro vascular micro catheter, access and delivery products, which bear a relatively lower cost of sales percentage than the peripheral blood clot therapy products that comprised substantially all of the Company's sales in 1998.

       Research and development expenses, including regulatory and clinical expenses, increased 47% from $5,080,214 in 1998 to $7,458,679 in 1999. This increase was primarily attributable to a higher level of personnel associated with the Company's increased research and development activities, including increased expenditures related to development of the Onyx LES, related clinical trials, market training and development of access and delivery products.

       Selling, general and administrative expenses decreased 15% from $6,212,103 in 1998 to $5,250,251 in 1999. This decrease was primarily attributable to two $500,000 payments from Abbott, received by the Company in July 1999 and November 1999, as consideration for the continued resource commitment of the Company's sales representatives during the second and third quarters of 1999 to the transition of distribution to Abbott and due to the implementation by the Company of certain cost control initiatives commencing in the third quarter of 1999.

       Net interest and other expense increased from $207,326 in 1998 to $2,356,710 in 1999. Such increase was due primarily to a non-recurring, non-cash charge, amounting to $1,651,585, related to the early debt conversion by Abbott in May 1999, and to higher average debt balances that were outstanding during 1999, relative to 1998.

       As a result of the items discussed above, the Company incurred a net loss of $13,830,069 for the year ended December 31, 1999, compared to $9,906,420 for 1998.

Liquidity and Capital Resources

       Since inception, the Company's costs and expenses have significantly exceeded its sales, resulting in an accumulated deficit of approximately $56 million at March 31, 2001. To fund its operations, the Company raised approximately $15.3 million from the private placement of equity securities, and completed an initial public offering in February 1997 of 1,840,000 shares of Common Stock, raising net proceeds of approximately $10 million. On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a Securities Purchase Agreement to accredited investors in conformity with Rule 506 under Regulation D. The Company and the investors concurrently entered into a Registration Rights Agreement, under which the Company undertook to register such 1,600,000 shares under the Securities Act, which registration was declared effective by the Securities and Exchange Commission on April 24, 2000. Such shares were sold to the investors at a price of $7.46 per share, resulting in net proceeds, after payment of offering and registration expenses, of approximately $11.2 million.

       In November 1997, the Company received $5 million from Guidant under terms of a convertible note agreement. In April 1998, the Company achieved a milestone set forth in the agreement with Guidant, and elected, under the terms of the agreement, to have Guidant loan the Company $2 million and purchase from it $500,000 of the Company's common stock at approximately $10.50 per share, the proceeds from which were received in May 1998.

       Concurrent with the execution of the distribution agreement with Abbott in August 1998, the Company and Abbott entered into convertible subordinated note, credit and security agreements, under which Abbott provided the Company with (a) $5 million, in exchange for a five-year subordinated note, convertible at Abbott's option into shares of the Company's Common Stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, available for one year from the date of the agreement and repayable five years from the date of the agreement, with amounts borrowed under the facility convertible over the five-year life of the underlying note at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of $15.00 per share. In October 1998, the Company elected to borrow the entire $5 million under this facility, the proceeds of which were received in November 1998. Both notes had a stated interest rate of 5% per annum. For financial statement reporting purposes, this rate was adjusted to reflect an imputed market rate of interest as of the date of each of the notes.

       In April 1999, Abbott and the Company agreed to a modification, and, in May 1999, the parties consummated such modification, of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company's Common Stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.65 per share), and converted the remaining $6 million face value of such notes into shares of the Company's common stock at a rate of $12 per share.

       Concurrently in April 1999, Abbott and the Company entered into an agreement that provided the Company an option to require Abbott to purchase up to $3 million of the Company's common stock at a price of $12 per share. In October 1999, the Company exercised such option for the entire $3 million of proceeds and, accordingly, issued 250,000 shares of its common stock to Abbott upon the Company's receipt of the proceeds in November 1999.

       In October 1998, under the terms of the then-existing distribution agreement, Abbott furnished the Company with a non-refundable $1 million marketing payment upon Abbott's first commercial sale of product. For financial statement purposes, this payment is being amortized into income on a straight-line basis over the initial term of the agreement, which continues through 2008 and is considered to approximate the expected period of performance.

       The distribution agreement required the Company to commit the resources of its sales representatives in the United States and Canada for the first six months of the agreement to the transition of the distribution function to Abbott. This six-month period ended on March 31, 1999. In April 1999 and August 1999, Abbott agreed to make additional quarterly $500,000 payments to the Company solely as consideration for the continued resource commitment of the Company's sales representatives to the transition of distribution to Abbott during each of the quarters ended June 30, 1999 and September 30, 1999. These additional payments were received by the Company in July 1999 and November 1999.

       Under the terms of the distribution agreement executed in August 1998, and a new distribution agreement entered into in June 2000 which superceded the previously-existing agreement, the Company receives an initial purchase price payment from Abbott upon shipment of product from the Company to Abbott. The Company receives additional purchase price payments based upon Abbott's net sales, as defined in the agreement.

       Concurrent with the execution of the distribution agreement with Century in September 1998, the Company and Century entered into convertible subordinated note and credit agreements, under which Century provided the Company with (a) $3 million, in exchange for a five-year subordinated note, convertible at the Company's option, subject to certain restrictions, into shares of the Company's common stock at a conversion rate of $15.00 per share, and (b) a $2 million credit facility. The availability of the credit facility commenced in April 1999, upon the Company obtaining its first CE Mark in Europe for an Onyx-related application. In September 1999, the Company borrowed the entire $2 million available under the credit facility in exchange for a note which is repayable five years from the date of the agreement and is convertible over the five-year life of the note at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of approximately $16.35. Both notes have a stated interest rate of 5% per annum. This rate, for financial statement reporting purposes, has been adjusted to reflect an imputed market rate of interest as of the dates of the notes.

       Under the terms of the distribution agreement with Century, the Company received from Century a $500,000 advance payment on September 30, 1998, which amount was applied against Century's purchase orders for the Company's products. By November 2000 such advance payment had been fully applied against purchases. The Company recorded this payment as deferred revenue and recognizes sales revenue from such amount as the Company makes shipments to Century under purchase orders. Upon achievement of the first regulatory approval in Japan for an application of the Onyx LES, Century, under the terms of the distribution agreement, is required to make a $1 million advance payment to the Company, which amount is to be applied against Century's first future purchase orders for Onyx-related product.

       As of March 31, 2001, the Company had cash and cash equivalents of approximately $5.9 million. Cash used in the Company's operations for the three months ended March 31, 2001 was approximately $3.8 million, reflecting the loss from operations, increases in inventories and receivables, and a decrease in deferred revenues, net of an increase in the aggregate of accounts payable, accrued liabilities, and accrued salaries and benefits, and a decrease in prepaid expenses and other assets. Cash used by investing activities for the three months ended March 31, 2001 was approximately $196,000 and primarily reflected expenditures for property and equipment and intellectual property. While continued investments will be made for property and equipment and for intellectual property, the Company has no significant capital commitments as of March 31, 2001. Cash provided by financing activities for the three months ended March 31, 2001 was approximately $7,000, primarily consisting of the exercise by employees, directors and consultants of stock options, net of repayments by the Company on its equipment line of credit.

       The Company believes current resources will not be sufficient to fund its operations through the end of 2001. Moreover, the Company's future liquidity and capital requirements will be influenced by numerous factors, including results under the distribution agreements with Guidant, Abbott and Century, and similar future agreements, should any be entered into, progress of the Company's clinical research and product development programs, the receipt of and the time required to obtain regulatory clearances and approvals, and the resources the Company devotes to developing, manufacturing and marketing its products. The Company's capital requirements will also depend on the demands created by its operational and development programs. In this respect, the Company is considering a number of alternatives, including additional equity financings and corporate arrangements. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its ongoing operations.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of Micro Therapeutics, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Micro Therapeutics, Inc. and its subsidiary at December 31, 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that Micro Therapeutics, Inc. and its subsidiary will continue as a going concern. As discussed in Note 2, the Company has incurred recurring losses and cash outflows from operations which raise substantial doubts about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PRICEWATERHOUSECOOPERS LLP
Orange County, California
February 5, 2001

                            MICRO THERAPEUTICS, INC.
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000

                              ASSETS:

Current assets:
  Cash and cash equivalents                                                    $  9,872,561
  Accounts receivable, net of allowance for doubtful accounts of $9,794           1,027,477
  Inventories, net                                                                1,727,233
  Prepaid expenses and other current assets                                         394,013
                                                                               ------------
     Total current assets                                                        13,021,284

Property and equipment, net                                                       1,937,726
Patents and licenses, net of accumulated amortization of $291,649                 1,601,086
Other assets                                                                         42,836
                                                                               ------------
     Total assets                                                              $ 16,602,932
                                                                               ============



                             LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                                             $    373,618
  Accrued salaries and benefits                                                     746,193
  Accrued liabilities                                                               404,115
  Deferred revenue                                                                  275,001
  Equipment line of credit                                                           30,693
                                                                               ------------
     Total current liabilities                                                    1,829,620

Deferred revenue                                                                    675,002
Notes payable, net                                                               10,979,805
                                                                               ------------
     Total liabilities                                                           13,484,427
                                                                               ------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.001 par value, 5,000,000 shares authorized;
    no shares issued or outstanding
  Common stock, $0.001 par value, 20,000,000 shares authorized;
    9,980,237 shares issued and outstanding                                           9,980
Additional paid-in capital                                                       56,095,533
  Stockholder notes receivable                                                     (384,575)
  Accumulated deficit                                                           (52,602,433)
                                                                               ------------
     Total stockholders' equity                                                   3,118,505
                                                                               ------------
     Total liabilities and stockholders' equity                                $ 16,602,932
                                                                               ============

The accompanying notes are an integral part of these consolidated financial statements.

                            MICRO THERAPEUTICS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                                                                     1999             2000
                                                                     ----             ----
Net sales                                                         $  4,097,672     $  5,682,925
Cost of sales                                                        2,861,301        3,225,099
                                                                  ------------     ------------
            Gross margin                                             1,236,371        2,457,826
                                                                  ------------     ------------
Costs and expenses:
 General and administrative                                          2,661,677        2,577,045
 Research and development                                            5,744,563        5,433,281
 Clinical and regulatory                                             1,714,116        2,112,943
 Marketing and sales                                                 2,588,574        3,832,345
                                                                  ------------     ------------
            Total costs and expenses                                12,708,930       13,955,614
                                                                  ------------     ------------
            Loss from operations                                   (11,472,559)     (11,497,788)
                                                                  ------------     ------------
Other income (expense):
 Interest income                                                       498,610          786,118
 Interest expense                                                   (2,831,311)      (1,074,976)
 Other income (expense), net                                           (24,009)           2,156
                                                                  ------------     ------------
                                                                    (2,356,710)        (286,702)
                                                                  ------------     ------------
            Loss before provision for income taxes                 (13,829,269)     (11,784,490)
Provision for income taxes                                                 800              800
                                                                  ------------     ------------
            Net loss                                              $(13,830,069)    $(11,785,290)
                                                                  ============     ============
Per share data:
 Net loss per share (basic and diluted)                           $      (1.86)    $      (1.22)
 Weighted average shares outstanding                                 7,446,501        9,628,494

The accompanying notes are an integral part of these consolidated financial statements.

                            MICRO THERAPEUTICS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For The Years Ended December 31, 1999 and 2000



                                                           COMMON STOCK          ADDITIONAL PAID-IN      UNEARNED
                                                        SHARES       AMOUNT           CAPITAL          COMPENSATION
                                                       --------      ------      ------------------    ------------
Balances at January 1, 1999                            6,717,719     $6,718          $29,625,741         $(43,290)

Common stock issued for cash, net of costs of
 $68,282                                                 250,000        250            2,931,468

Compensation related to stock options vesting                 --         --                                43,290
Common stock issued under employee stock purchase
 plan                                                     31,929         32              219,382
Exercise of stock options and warrants                   267,299        267              646,208
Imputed discount on convertible notes payable                 --         --              326,385
Common stock issued for conversion of debt               962,628        963            9,896,515
Compensation related to stock option grants                   --         --              120,000
Net loss                                                      --         --
                                                       ---------     ------          ------------        --------
Balances at December 31, 1999                          8,229,575      8,230           43,765,699               --

Common stock issued for cash, net of costs of
 $726,357                                              1,600,000      1,600           11,208,043

Common stock issued under employee stock purchase
 plan                                                     42,550         42              176,286
Exercise of stock options and warrants                   108,112        108              532,047
Loans to stockholders
Compensation related to stock option grants                                              413,458
Net loss                                                      --         --
                                                       ---------     ------          -----------         --------
Balances at December 31, 2000                          9,980,237     $9,980          $56,095,533               --
                                                       =========     ======          ===========         ========

                                                 STOCKHOLDER NOTES   ACCUMULATED
                                                     RECEIVABLE        DEFICIT        TOTAL STOCKHOLDERS' EQUITY
                                                 -----------------   -----------      --------------------------

Balances at January 1, 1999                                         $(26,987,074)               $  2,602,095

Common stock issued for cash, net of costs
 of $68,282                                                                                        2,931,718

Compensation related to stock options vesting                                                         43,290
Common stock issued under employee stock
 purchase plan                                                                                       219,414
Exercise of stock options and warrants                 (322,590)                                     323,885
Imputed discount on convertible notes payable                                                        326,385
Common stock issued for conversion of debt                                                         9,897,478
Compensation related to stock option grants                                                          120,000
Net loss                                                             (13,830,069)                (13,830,069)
                                                      ---------     ------------                ------------
Balances at December 31, 1999                          (322,590)     (40,817,143)                  2,634,196

Common stock issued for cash, net of costs
 of $726,357                                                                                      11,209,643

Common stock issued under employee stock purchase
 plan                                                                                                176,328
Exercise of stock options and warrants                                                               532,155
Loans to stockholders                                   (61,985)                                     (61,985)
Compensation related to stock option grants                                                           413,458
Net loss                                                             (11,785,290)                 (11,785,290)
                                                      ---------     ------------                -------------
Balances at December 31, 2000                         $(384,575)    $(52,602,433)               $   3,118,505
                                                      =========     ============                =============

The accompanying notes are an integral part of these consolidated financial statements.

                            MICRO THERAPEUTICS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                                                                                        1999                2000
                                                                                    ------------        ------------
Cash flows from operating activities:
  Net loss                                                                          $(13,830,069)       $(11,785,290)
    Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                        712,282             850,518
    Amortization of note payable discounts                                               394,624             372,187
    Write down of patent costs                                                                               262,119
    Compensation related to common stock options vesting and grants                      163,290             413,458
    Loss (gain) on sale of equipment                                                      21,260              (2,156)
    Debt conversion charge                                                             1,651,585
    Change in operating assets and liabilities:
       Accounts receivable                                                              (134,049)           (342,459)
      Inventories                                                                       (367,882)           (527,710)
      Prepaid expenses and other current assets                                          (21,862)             68,453
      Accounts payable                                                                  (328,505)            (51,568)
      Accrued salaries and benefits                                                       68,131             458,666
      Accrued liabilities                                                                (22,390)             21,348
      Deferred revenue                                                                  (357,769)           (167,228)
                                                                                    ------------        ------------
                 Net cash used in operating activities                               (12,051,354)        (10,429,662)
                                                                                    ------------        ------------
Cash flows from investing activities:
  Purchase of short-term investments                                                  (4,999,277)
  Maturity of short-term investments                                                   7,498,293
  Additions to property and equipment                                                   (961,771)           (496,947)
  Additions to patents and licenses                                                     (451,905)           (523,686)
  Sale of equipment                                                                       10,600               8,117
  Loans to stockholders                                                                                     (244,655)
  Decrease in other assets                                                                    --              17,707
                                                                                    ------------        ------------
                 Net cash provided by (used in) investing activities                   1,095,940          (1,239,464)
                                                                                    ------------        ------------

Cash flows from financing activities:
  Proceeds from issuance of common stock under employee stock purchase plan              219,414             176,328
  Proceeds from exercise of stock options                                                323,885             532,155
  Proceeds from issuance of common stock, net of issuance costs                        2,931,718          11,209,643
  Borrowing on notes payable                                                           2,000,000
  Repayments on equipment line of credit                                                 (73,317)            (42,605)
                                                                                    ------------        ------------
                 Net cash provided by financing activities                             5,401,700          11,875,521
                                                                                    ------------        ------------

                 Net increase (decrease) in cash and cash equivalents                 (5,553,714)            206,395

Cash and cash equivalents at beginning of year                                        15,219,880           9,666,166
                                                                                    ------------        ------------
Cash and cash equivalents at end of year                                            $  9,666,166        $  9,872,561
                                                                                    ============        ============

Supplemental cash flow disclosures:
  Cash paid during the year for interest                                            $    921,513        $    635,000
  Cash paid during the year for income taxes                                        $        800        $        800
Supplemental schedule of noncash activities:
  Issuance of notes receivable for stock option exercises                           $    322,590
  Reclassification of stockholder notes receivable
    to other current assets                                                         $         --        $     79,920
  Settlement of stockholder notes receivable
    in lieu of bonus payment for earned services                                    $         --        $    102,750

The accompanying notes are an integral part of these consolidated financial statements.

                            MICRO THERAPEUTICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       DESCRIPTION OF THE COMPANY:

         Micro Therapeutics, Inc. ("MTI" or the "Company") was incorporated on June 11, 1993 in California and was reincorporated in Delaware in November 1996 to develop, manufacture and market minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases.

2.       MANAGEMENT'S PLANS

         Additional capital is needed to fulfill the Company's research and development, clinical and regulatory, and sales and marketing goals. Through December 31, 2000, the Company has incurred recurring losses and cash outflows from operations, which raise substantial doubt about the Company's ability to continue as a going concern, and the acquisition of sufficient additional capital is dependent upon future events, the outcome of which is uncertain. In this respect, the Company is considering a number of alternatives, including additional equity financings and corporate arrangements. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its ongoing operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Principles of Consolidation:

         The accompanying consolidated financial statements include the accounts of Micro Therapeutics, Inc. and its wholly-owned subsidiary, Micro Therapeutics International, Inc. (collectively, the "Company"), which was incorporated on June 30, 2000 for the purpose of carrying out certain of the Company's international activities. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Cash Equivalents:

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents approximates market value.

         Short-Term Investments:

         Short-term investments consisted primarily of funds invested in money market instruments and commercial paper which had maximum maturities of six months. The Company classified such investments as held to maturity. The carrying amount of these investments was at cost plus accrued interest, which approximated market value.

         Accounts Receivable:

         The Company periodically evaluates the collectibility of its receivables based upon various factors including the financial condition and payment history of major customers, an overall review of collection experience on other accounts and economic factors or events expected to affect the Company's future collection experience.

         Inventories:

         Inventories are stated at the lower of cost (first-in, first-out method) or market.

         The Company periodically evaluates the carrying value of its inventories, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for its product compared with the historical cost.

         Property And Equipment:

         Property and equipment are carried at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred while renewals or betterments are capitalized. Upon sale or disposition of assets, any gain or loss is included in the consolidated statement of operations. Capital leases are recorded at the fair market value of the leased asset. The leased assets are amortized on a straight-line basis over their economic useful lives.

                            MICRO THERAPEUTICS, INC.

         The cost of property and equipment is generally depreciated using the straight-line method over the estimated useful lives of the respective assets, which are generally not greater than five years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the related lease terms.

         The Company continually monitors events and changes in circumstances that could indicate the carrying balances of its property and equipment may not be recoverable in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

         Patents and Licenses:

         Costs incurred to obtain patents and licenses are capitalized. All amounts assigned to these patents and licenses are amortized on a straight-line basis over an estimated five-year useful life from date of issue or acquisition. The Company continually evaluates the amortization period and carrying basis of patents and licenses to determine whether later events and circumstances warrant a revised estimated useful life or reduction in value.

         Revenue Recognition:

         Product sales and related cost of sales are recognized upon the shipment of product to customers provided the Company has received a purchase order, the price is fixed or determinable, collectibility of the resulting receivable is reasonably assured, returns are reasonably estimable and there are no remaining obligations. The terms of all product sales are FOB shipping point. Certain of the Company's agreements with distributors of its products provide for additional payments to the Company based on sales of the Company's product by the distributor. Such additional payments are recognized as revenue by the Company upon the sale of the related product by the distributor (Note
         14). Non-refundable fees received from distributors upon entering into multi-year distribution agreements, where there is no culmination of a separate earnings process, are deferred and amortized over the term of the distribution agreement or the expected period of performance, whichever is longer.

         The Company's products are generally under warranty against defects in material and workmanship for a period of one year. The Company provides for the estimated future return of inventory and the estimated costs of warranty at the time of sale based on historical experience. Actual results have been within management's expectations.

         Shipping and Handling Costs

         All shipping and handling costs are expensed as incurred and recorded as a component of sales and marketing in the consolidated statement of operations. Such expenses for the years ended December 31, 1999 and 2000 were not material to the consolidated financial statements.

         Advertising Costs

         All advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1999 and 2000 were approximately $304,000 and $217,000, respectively.

         Use of Estimates:

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt. The carrying amounts of the Company's financial instruments at December 31, 2000 approximate their respective fair value.

                            MICRO THERAPEUTICS, INC.

         Income Taxes:

         The Company follows SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         Net Loss Per Share:

         Net loss per share is calculated under the provisions of SFAS No. 128, "Earnings per Share," by dividing net loss by the weighted average number of common shares issued and outstanding during the period. Potential common shares, represented by options and convertible debt, have been excluded from the calculations due to their anti-dilutive effect. Basic and diluted loss per share are the same for the periods presented.

         Stock-Based Compensation:

         As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation arrangements pursuant to Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provision of SFAS No. 123. Under APB Opinion No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock (i.e., the intrinsic value method). SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock and its volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures for entities that elect to continue to measure compensation cost under the intrinsic value method provided by APB Opinion No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994.

         The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

         Segment Information:

         The Company discloses segment information under the "management approach" required by SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products, geographic areas and major customers.

         Based on the evaluation of the Company's financial information, management believes that the Company operates in one reportable segment, in which it develops, manufactures and markets minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases. The Company operates in two geographical areas, the United States and international. Revenues are attributed to the country in which the Company's customer is located. During the year ended December 31, 1999 and 2000, there were no material assets or revenues from any individual foreign country.

4.       CASH AND CASH EQUIVALENTS:

         Cash and cash equivalents at December 31, 2000 consist of the following:

         Cash                                       $  694,648
         Cash equivalents                            9,177,913
                                                    ----------
                                                    $9,872,561
                                                    ==========

         Cash equivalents consist of deposits in a money market account.

                            MICRO THERAPEUTICS, INC.

5.       INVENTORIES:

         Inventories at December 31, 2000 consist of the following:

         Raw materials and work-in-process                  $1,223,276
         Finished goods                                        622,798
                                                            ----------
                                                             1,846,074
         Reserve for obsolescence                             (118,841)
                                                            ----------
                                                            $1,727,233
                                                            ==========

6.       PROPERTY AND EQUIPMENT:

         Property and equipment at December 31, 2000 consist of the following:


         Machinery and equipment                            $   947,220
         Tooling                                                259,184
         Leasehold improvements                               1,194,612
         Furniture and fixtures                               1,493,251
         Construction-in-progress                                27,381
                                                            -----------
                                                              3,921,648

         Less, Accumulated depreciation and amortization     (1,983,922)
                                                            -----------
                                                            $ 1,937,726
                                                            ===========


         At December 31, 2000, certain machinery, equipment, furniture and fixtures, with an aggregate original cost of $25,341 and accumulated amortization of $23,140, are recorded under a capital lease.

         Depreciation and amortization expense for the years ended December 31, 1999 and 2000 was $643,145 and $729,702, respectively.

7.       EQUIPMENT LINE OF CREDIT:

         The Company had an equipment line of credit to finance qualified equipment purchases at an implicit interest rate of 14.23%. Outstanding amounts are collateralized by the assets financed. The amount outstanding is due in monthly installments over 48 months which began in June 1997. A total of $30,693 was outstanding under this equipment line of credit as of December 31, 2000.

         In connection with this equipment line of credit, the Company issued two sets of warrants to the lessor to purchase shares of the Company's Preferred Stock, which converted, upon the conversion of all outstanding shares of Preferred Stock in connection with the Company's initial public offering in February 1997, into warrants to purchase an aggregate of 13,683 shares of the Company's Common Stock at prices ranging from $4.23 to $6.46 per share. In conformity with the warrant agreement, the lessor executed a net exercise of all such warrants in April 1999, resulting in the issuance of 4,991 shares of the Company's Common Stock to the lessor.

                            MICRO THERAPEUTICS, INC.

8.       NOTES PAYABLE:

         In November 1997, the Company and Guidant Corporation ("Guidant") entered into a convertible subordinated note agreement under which the Company borrowed $5 million. The principal amount of the note is due in October 2002, unless accelerated for certain events such as the termination of the distribution agreement between the Company and Guidant (Note 13), and is convertible, at any time, at Guidant's option, into shares of the Company's Common Stock at a conversion price of $10.25 per share. The note has a stated interest rate of 5% per annum, which the Company has determined is lower than interest rates typically associated with similar debt instruments. Accordingly, the Company recorded a discount on the note of $974,328 upon execution of the agreement, resulting in an imputed interest rate over the term of the note of 10%. Such discount had an unamortized balance of $425,556 at December 31, 2000, and is presented net of the principal amount of the note in the accompanying consolidated balance sheet. Interest payments are due quarterly, in arrears.

         In April 1998, the Company achieved a milestone set forth in the agreement and elected, under the terms of the agreement, to have Guidant loan the Company $2 million and purchase $500,000 of the Company's Common Stock at approximately $10.50 per share. The proceeds were received in May 1998. The loan is due in October 2002 and bears an interest rate of 8% per annum.

         In August 1998, the Company and Abbott Laboratories ("Abbott") entered into convertible subordinated note, credit and security agreements under which Abbott provided the Company with (a) $5 million, in exchange for a subordinated note, due August 2003, convertible at Abbott's option into shares of the Company's Common Stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, under which the Company borrowed the entire amount available in November 1998. The amount borrowed under the credit facility was due in November 2003 and was convertible over the five-year life of the underlying note at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of $15.00 per share. Both notes had a stated interest rate of 5% per annum, which the Company determined was lower than interest rates typically associated with similar debt instruments. Accordingly, the Company recorded discounts aggregating $1,948,656 upon execution of the note agreements, resulting in an imputed interest rate over the terms of both notes of 10%. The notes were collateralized by the trademarks, patents and other intellectual property related to the products covered by the distribution agreement between the Company and Abbott (Note 14).

                            MICRO THERAPEUTICS, INC.

         In May 1999, Abbott and the Company consummated a modification of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company's common stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.64 per share), and converted the remaining $6 million face value of such notes into shares of the Company's common stock at a rate of $12 per share. As required by generally accepted accounting principles, the Company, in May 1999, recognized a non-recurring, non-cash charge, included in interest expense in the accompanying 1999 statement of operations, amounting to approximately $1.7 million, representing the aggregate fair market value of the incremental shares issued as a result of the modified conversion rates.

         In September 1998, the Company and Century Medical, Inc. ("Century") entered into convertible subordinated note and credit agreements, under which Century provided the Company with (a) $3 million, in exchange for a subordinated note, due September 2003, convertible at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of $15.00 per share, and (b) a $2 million credit facility. The availability of the facility commenced in April 1999, upon the Company obtaining its first CE Mark in Europe for an Onyx(TM)-related application. In September 1999 the Company borrowed the entire $2 million available under the credit facility in exchange for a note (the "Credit Facility Note") which is repayable five years from the date of the agreement and is convertible over the four-year life of the Credit Facility Note at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of approximately $16.35. Both notes have a stated interest rate of 5% per annum, which the Company has determined is lower than interest rates typically associated with similar debt instruments. Accordingly, the Company recorded discounts aggregating $910,982 upon execution of the note agreements, resulting in an imputed interest rate over the term of both notes of 10%. Such discounts had an aggregate unamortized balance of $594,639 at December 31, 2000, and are presented net of the principal amounts of the notes in the accompanying consolidated balance sheet. Interest payments are due quarterly, in arrears.

         The agreements with Guidant and Century each provide for certain operational conditions with which the Company must comply, and a right of first offer to allow a pro rata participation in the issuance by the Company of any "new security," as defined in the respective agreements. The agreement with Guidant allows it visitation rights at meetings of the Company's Board of Directors. Guidant and Century may either convert the principal amount of the note or declare the note to be immediately due and payable upon notification of an impending sale of substantially all of the Company's assets or a change of control of the Company.

         Future maturities of principal with respect to the notes payable described above, and a reconciliation to the carrying amount of notes payable at December 31, 2000, are as follows:



         YEARS ENDING DECEMBER 31,
         -------------------------

                  2002                                 $ 7,000,000
                  2003                                   5,000,000
                                                       -----------

                     Total future maturities            12,000,000

                  Unamortized discount                  (1,020,195)
                                                       -----------

                  Notes payable                        $10,979,805
                                                       ===========


         Guidant, Abbott and Century each entered into distribution agreements with the Company concurrent with the execution of their respective convertible note agreements described above. The distribution agreements are described in Note 14.

                            MICRO THERAPEUTICS, INC.

9.       PREFERRED STOCK:

         The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences and privileges without stockholder approval. At December 31, 2000, no shares of Preferred Stock were issued or outstanding.

10.      COMMON STOCK:

         On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a Securities Purchase Agreement to accredited investors in conformity with Rule 506 under Regulation D, raising gross proceeds of $11,936,000. The Company and the investors concurrently entered into a Registration Rights Agreement, under which the Company subsequently registered such 1,600,000 shares under the Securities Act within the time frame specified in the Registration Rights Agreement.

         1993 Stock Option Plan:

         The 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1993 Plan") provides for the direct sale of shares and the grant of options to purchase shares of the Company's Common Stock to employees, officers, consultants and directors.

         The 1993 Plan includes incentive stock options ("ISOs") and nonqualified stock options ("NSOs"). The option price for the ISOs and NSOs shall not be less than the fair market value of the shares of the Company's Common Stock on the date of the grant. For ISOs, the exercise price per share may not be less than 110% of the fair market value of a share of Common Stock on the grant date for any individual possessing more than 10% of the total outstanding Common Stock of the Company. The Board of Directors has the authority to determine the time or times at which options become exercisable, which generally occurs over a four-year period. Options expire within a period of not more than ten years from the date of grant. Options expire generally ninety days after termination of employment.

         The 1993 Plan provides for the issuance of up to 650,000 shares of common stock. A summary of the option activity under the 1993 Plan is as follows:

                                                                                      WEIGHTED AVERAGE
                                                                                          PER SHARE
                                              INCENTIVE    NONQUALIFIED      TOTAL     EXERCISE PRICE
                                              ---------    ------------      -----    ----------------


          Balances at January 1, 1999          140,750       117,942        258,692         $1.85

          Granted                                   --            --             --            --
          Exercised                           (114,272)      (78,650)      (192,922)        $1.33
          Canceled                              (3,048)           --         (3,048)        $3.74
                                              --------       --------      --------

          Balances at December 31, 1999         23,430        39,292         62,722         $3.36

          Granted                               12,882       112,118        125,000         $8.56
          Exercised                             (5,806)      (10,400)       (16,206)        $1.32
          Canceled                              (1,556)           --         (1,556)        $2.17
                                              --------      --------       --------
          Balances at December 31, 2000         28,950       141,010        169,960         $7.39
                                              ========      ========       ========

          Exercisable at December 31, 1999      14,442        38,732         53,714         $3.61
                                              ========      ========       ========
          Exercisable at December 31, 2000      19,005        60,226         79,231         $6.16
                                              ========      ========       ========


                            MICRO THERAPEUTICS, INC.

         Additional information with respect to outstanding options as of December 31, 2000 is as follows:


                             OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
                             -------------------                                    -------------------
         RANGE OF PER                 WEIGHTED AVERAGE                                      WEIGHTED AVERAGE
            SHARE         NUMBER OF       PER SHARE        WEIGHTED AVERAGE     NUMBER OF      PER SHARE
       EXERCISE PRICES     OPTIONS    EXERCISE PRICES      REMAINING YEARS       OPTIONS    EXERCISE PRICES
       ---------------    ---------   ----------------     ----------------     ---------   ----------------

           $.46              6,792          $ .46                5.07             6,792          $ .46
           $1.54             3,218          $1.54                5.18             3,218          $1.54
       $4.62 - $6.81        69,950          $5.75                7.70            37,171          $5.16
       $8.25 - $9.97        90,000          $9.40                8.74            32,050          $8.99



         The difference between the exercise price and the fair market value at the date of grant of certain options granted from the 1993 Plan prior to the Company's initial public offering in February 1997 is accounted for as unearned compensation and is being amortized to expense over the related vesting period. During the years ended December 31, 1999 and 2000, amortized compensation expense was $43,290 and $0, respectively.

         1996 Stock Incentive Plan:

         The 1996 Stock Incentive Plan (the "1996 Plan") provides for options to purchase shares of the Company's Common Stock and restricted Common Stock grants. The 1996 Plan includes NSOs and ISOs and may include grants to directors, officers, employees and consultants of the Company, except that incentive stock options may not be granted to non-employee directors or consultants. In addition, the 1996 Plan, as amended, provides that each non-employee director of the Company be granted an option consisting of 16,000 shares of Common Stock, which option shall vest and become exercisable at the rate of 25% immediately and 25% on the anniversary of such director's initial election during the three-year period following the grant date. Such directors shall also automatically be granted options for an additional 4,000 shares each year thereafter, subject to an aggregate stock ownership limitation of 1% of outstanding shares and options as defined in the 1996 Plan. Options, other than those granted to the non-employee directors as described above, generally vest over a four-year period. Options expire within a period of not more than ten years from the date of grant. Options expire generally 30 days after termination of employment.

         The 1996 Plan provides for the issuance of up to 2,500,000 shares of Common Stock. A summary of the option activity under the 1996 Plan is as follows:



                                                                                                 WEIGHTED AVERAGE
                                                                                                     PER SHARE
                                                   INCENTIVE     NONQUALIFIED        TOTAL         EXERCISE PRICE
                                                   ---------     ------------        -----         --------------

           Balances at January 1, 1999               746,762        172,978          919,740          $   7.96

           Granted                                   347,629        177,995          525,624          $   8.37
           Exercised                                 (69,386)            --          (69,386)         $   5.61
           Canceled                                  (83,942)       (16,186)        (100,128)         $   8.49
                                                   ---------        -------        ---------
           Balances at December 31, 1999             941,063        334,787        1,275,850          $   8.22

           Granted                                   472,269        530,382        1,002,651          $   5.58
           Exercised                                 (88,162)        (3,744)         (91,906)         $   5.56
           Canceled                                 (192,491)       (39,864)        (232,355)         $   8.09
                                                   ----------       --------       ----------

           Balances at December 31, 2000           1,132,679        821,561        1,954,240          $   7.01
                                                   =========        =======        =========

           Exercisable at December 31, 1999          340,273        169,596          509,869          $   8.07
                                                   =========        =======        =========
           Exercisable at December 31, 2000          399,470        238,319          637,789          $   8.09
                                                   =========        =======        =========


                            MICRO THERAPEUTICS, INC.

         Additional information with respect to outstanding options as of December 31, 2000 is as follows:


                               OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
                               -------------------                                    -------------------
         RANGE OF PER                 WEIGHTED AVERAGE                                      WEIGHTED AVERAGE
            SHARE         NUMBER OF       PER SHARE        WEIGHTED AVERAGE     NUMBER OF      PER SHARE
       EXERCISE PRICES     OPTIONS    EXERCISE PRICES      REMAINING YEARS       OPTIONS    EXERCISE PRICES
       ---------------    ---------   ----------------     ----------------     ---------   ----------------

        $6.58 - $6.88     1,223,317        $5.60                 9.07            250,933         $5.89
        $7.50 - $11.00      730,923        $9.36                 8.04            386,856         $9.52


         Non-Employee Stock-Based Compensation:

         In 1999 and 2000, the Company recognized consulting expense, included with research and development expense in the accompanying consolidated statements of operations, of $120,000 and $413,458, respectively, relating to the fair value, as estimated using the Black-Scholes option pricing model, of options granted to consultants under the 1993 and 1996 Plans.

         Employee Stock Purchase Plan:

         The Employee Stock Purchase Plan (the "Purchase Plan") covers an aggregate of 200,000 shares of Common Stock and was designed to qualify as a noncompensatory plan under Section 423 of the Internal Revenue Code. The Purchase Plan permits an eligible employee to purchase Common Stock through payroll deductions not to exceed 20% of the employee's compensation. An employee's participation is limited also if such participation results in the employee (a) owning shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, (b) having the right to purchase shares under all employee stock purchase plans of the Company which exceeds $25,000 of fair market value of such shares for any calendar year in which the right is outstanding at any time, or (c) having the right on the last day of any offering period (described below) to purchase in excess of 2,500 shares. The price of the Common Stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period (January 1 or July 1) or on the applicable purchase date (June 30 or December 31). Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment. Unless terminated earlier by the Company, the Purchase Plan will terminate in 2007. During 1999 and 2000, purchases by employees under the Purchase Plan resulted in the issuance of 31,929 and 42,550 shares of Common Stock, respectively, and in proceeds to the Company of $219,414 and $176,328, respectively.

         Pro Forma Effect of Stock-Based Compensation:

         The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost been determined on the fair value at the grant dates for awards under those plans consistent with the method promulgated by SFAS No. 123, the Company's net loss and loss per share would have been as follows:

                                                                       FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                                          ------------
                                                                    1999               2000
                                                                    ----               ----
         Net loss:
           As reported                                         $(13,830,069)       $(11,785,290)
                                                               ============        ============
           Pro forma for SFAS No. 123                          $(15,144,086)       $(13,402,821)
                                                               ============        ============
         Loss per share (basic and diluted):
           As reported                                               $(1.86)             $(1.22)
                                                                     ======              ======
           Pro forma for SFAS No. 123                                $(2.03)             $(1.39)
                                                                     ======              ======


                           MICRO THERAPEUTICS, INC.

         The fair value of each option grant subsequent to the Company's 1997 initial public offering was estimated on the date of the grant using the Black-Scholes option-pricing model. The assumptions used for the years ended December 31, 1999 and 2000 were as follows: the average risk-free interest rate was 5.84% and 6.08%, respectively; generally the exercise price is equal to the fair market value of the underlying Common Stock at the grant date after consideration of any related unearned compensation recorded in the financial statements; the expected life of the option is the expected time to exercise, estimated to be four years from the date of grant, for options granted to employees, and the term to expiration, generally 10 years from the date of grant, for options granted to non-employees; expected volatility was 67% and 65%, respectively; the weighted average grant date fair value of options was $4.51 and $3.18, respectively; and the Common Stock is expected to pay no dividends.

11.      INCOME TAXES:

         The following table presents the current and deferred income tax provision for federal and state income taxes:

                                                   FOR THE YEARS ENDED
                                                       DECEMBER 31,
                                                       ------------
                                                   1999           2000
                                                   ----           ----

         Current:
           Federal                                   --             --
           State                                   $800           $800
                                                   ----           ----
                                                    800            800
         Deferred:
           Federal                                   --             --
           State                                     --             --
                                                   ----           ----
                                                   $800           $800
                                                   ====           ====


         The tax effects of temporary differences which give rise to the deferred tax provision (benefit) consist of:

                                                            FOR THE YEARS ENDED
                                                                DECEMBER 31,
                                                           1999             2000
                                                        -----------     -----------
         Capitalized research and development costs     $  (570,407)    $(2,969,333)
         Capitalized inventory costs                         11,663         (19,202)
         Intangibles                                          2,657         (32,547)
         Accrued expenses                                   (49,443)        (38,252)
         Tax credit carryforwards                          (510,774)       (527,804)
         Net operating loss carryforwards                (4,941,214)     (1,364,976)
         Deferred revenue                                    42,840         (32,130)
         Other                                               60,104          44,022
         Valuation allowance                              5,954,574       4,940,222
                                                        ----------      -----------
                                                        $        --     $        --
                                                        ===========     ===========

                           MICRO THERAPEUTICS, INC.

         The provision (benefit) for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

                                                             FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                             1999           2000
                                                             ----          ------
         Statutory regular federal income tax rate          (34.00)%       (34.00)%
         Meals and entertainment                              0.18           0.22
         State taxes                                          0.01           0.01
         Tax credit carryforwards                            (1.73)         (1.91)
         Change in valuation allowance                       36.20          34.92
         Other, net                                          (0.65)          0.77
                                                            ------         ------
         Effective tax rate                                   0.01%          0.01%
                                                            ======         ======

         The components of the net deferred tax asset at December 31, 2000 are as follows:

         Capitalized research and development costs                  $ 6,996,233
         Capitalized inventory costs                                      67,266
         Intangibles                                                      33,979
         Accrued expenses                                                183,551
         State taxes                                                         272
         Tax credit carryforwards                                      1,969,030
         Net operating loss carryforwards                             12,737,134
         Deferred revenue                                                406,980
         Other                                                            81,288
              Valuation allowance                                    (22,475,733)
                                                                     -----------
              Net deferred tax asset                                 $        --
                                                                     ===========

         The Company has established a valuation allowance against its deferred tax assets because it was determined by management that it was more likely than not at the balance sheet date that such deferred tax assets would not be realized. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.

         At December 31, 2000, the Company had net operating loss carryforwards for federal and state purposes of approximately $34,070,000 and $13,047,000, respectively. The net operating loss carryforwards begin expiring in 2009 and 2001, respectively. The Company also has research and experimentation credit carryforwards for federal and state purposes of approximately $1,072,000 and $777,000, respectively. The research and experimentation credits begin to expire in 2009 for federal purposes and carry forward indefinitely for state purposes. The Company has a manufacturer's investment credit for state purposes of approximately $121,000. The manufacturer's investment credit will begin to expire in 2005.

         The utilization of net operating loss and credit carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions.

                           MICRO THERAPEUTICS, INC.

12.      COMMITMENTS AND CONTINGENCIES:

         The Company has an operating lease for office, research and manufacturing space in a facility located in Irvine, California, which expires in 2003 and has two three-year renewal options. The lease provides for minimum annual increases in rent based on a cost of living index. For financial statement reporting purposes, such minimum increases have been included in calculating the total minimum cost of the lease, which cost has been allocated on a straight-line basis over the initial term of the lease. This allocation has resulted in deferred rent as of December 31, 2000, amounting to $43,173, which is included in accrued liabilities in the accompanying consolidated balance sheet.

         As of December 31, 2000, the future noncancelable minimum lease commitments are as follows:

           YEARS ENDING
           DECEMBER 31:
           ------------
              2001                                                 $494,275
              2002                                                  509,104
              2003                                                  390,355

         Rent expense for the years ended December 31, 1999 and 2000 was $545,188 and $575,798, respectively.

         The Company has agreements with certain of its suppliers of coatings for its micro catheter, access and delivery products under which the Company pays royalties in a range of 1.5% to 3% of sales of such products bearing either of such coatings. Royalty expense under these agreements aggregated $12,881 in 1999 and $57,001 in 2000.

13.      RELATED PARTY TRANSACTIONS:

         The Company has entered into various licensing and consulting agreements, some of which are either with stockholders or with consultants to whom the Company has granted options to purchase shares of the Company's common stock in conformity with either the 1993 or 1996 Plans (Note 10). Under these agreements, the Company is required to pay royalties ranging from 1% to 4% of net sales on applicable products, some of which are in development, as defined in the individual licensing and consulting agreements. Royalty expense under these agreements was $32,075 and $63,947 in 1999 and 2000, respectively.

         In November 1999, an employee of the Company and certain officers, one of whom is no longer an officer and became Chairman of the Company's Board of Directors in December 2000, exercised options in conformity with the 1996 Plan (Note 10), resulting in the issuance of an aggregate of 79,634 shares of the Company's Common Stock, and issued full-recourse notes to the Company in the aggregate amount of $322,590. The notes are collateralized by such shares of the Company's Common Stock, are due November 2002 and bear an interest rate of 5.47% per annum. In April 2000, the Company made loans to these individuals in exchange for full-recourse notes in the aggregate amount of $244,655. The notes are collateralized by shares of the Company's common stock owned by the individuals, are due April 12, 2003 and bear an interest rate of 6.49% per annum. In January 2001, the Company and its Chairman agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of one of the notes receivable from him, which aggregated $107,543 at December 31, 2000. In February 2001, the Chairman repaid the principal and accrued interest of the remaining note receivable from him, which aggregated $85,128 at December 31, 2000.

                           MICRO THERAPEUTICS, INC.

         The Company manufactures products for sale to certain companies which license technology from the Company (Note 17). Sales to these companies aggregated $73,420 and $125,374 in 1999 and 2000, respectively.

         The Company manufactures products for sale to a privately-held business whose President and Chief Executive Officer is the Company's Chairman. Sales to this business were $22,582 and $21,890 in 1999 and 2000, respectively.

14.      DISTRIBUTION AGREEMENTS:

         Concurrent with the execution of their respective convertible note agreements described in Note 8, Guidant, Abbott and Century each entered into distribution agreements with the Company.

         Guidant Corporation:

         The distribution agreement with Guidant provides rights for exclusive European distribution of the Company's neuro products. In August 1998, the agreement was expanded to provide for the European distribution by Guidant of the Company's peripheral embolization products. The agreement has a five-year term, which commenced during 1999, upon the first commercial sale of products covered under the agreement, and may be canceled by the Company upon a sale of substantially all the Company's assets or change in control of the Company. In such event, the cancellation penalty to be paid to Guidant is the greater of $1 million or an amount based on Guidant's gross profit, as defined in the agreement.

         Abbott Laboratories:

         The Company and Abbott entered into a distribution agreement in August 1998, which provided Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. On June 28, 2000, the parties entered into a revised agreement, as described below.

         The August 1998 distribution agreement required Abbott to furnish the Company with a non-refundable $1 million marketing payment upon Abbott's first commercial sale of product. This payment, received by the Company in October 1998, was recorded as deferred revenue by the Company, and is being amortized on a straight-line basis over the initial term of the agreement, which continues through 2008 and is considered to approximate the expected period of performance.

         The August 1998 distribution agreement with Abbott required the Company to commit the resources of its sales representatives for the first six months of the agreement to the transition of the distribution function to Abbott. This six-month period terminated on March 31, 1999. In April and August 1999, Abbott agreed to make additional quarterly $500,000 payments to the Company solely as consideration for the continued resource commitment of the Company's sales representatives to the transition of distribution to Abbott during each of the quarters ended June 30, 1999 and September 30, 1999. These additional payments, which are reflected as a reduction of selling expenses in the accompanying 1999 statement of operations, were received by the Company in July 1999 and November 1999.

                           MICRO THERAPEUTICS, INC.

         Under the terms of the August 1998 distribution agreement, upon shipment of product by the Company to Abbott, the Company received an initial purchase price payment from Abbott as provided in the agreement, which was recorded as revenue by the Company upon shipment to Abbott. Additional purchase price payments were made by Abbott to the Company based upon Abbott's net sales, as defined in the agreement. Such additional purchase price payments were recorded as revenue by the Company upon Abbott's sale of the related product.

         The June 2000 distribution agreement between the Company and Abbott supercedes the previously-existing August 1998 distribution agreement. Under the June 2000 agreement, the Company has certain responsibilities for marketing and promotion of the Company's peripheral blood clot therapy products in the United States and Canada.

         As in the August 1998 distribution agreement, the June 2000 agreement provides for the Company to receive an initial purchase price payment from Abbott upon shipment of product by the Company to Abbott, and an additional purchase price payment, based upon, and calculated as a percentage of, Abbott's net sales, as defined in the agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott's reporting of sales to its customers.

         The June 2000 agreement also provides for (a) an increase, relative to the provisions of August 1998 distribution agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000,
         (b) increases, relative to the provisions of the August 1998 distribution agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the June 2000 agreement, with additional scheduled increases in this percentage to be effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, $350,000 of which was received by the Company in July 2000, and the remaining $350,000 of which was received by the Company in October 2000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the June 2000 agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the agreement, and (ii) the $700,000 prepaid additional purchase price. Such deferred revenue is being amortized into income through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the agreement.

         The June 2000 agreement has an initial term through 2008, which may be extended by mutual agreement. Abbott may terminate the agreement upon 180 days written notice, and the Company will have the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events have not occurred or if Abbott has not achieved certain performance criteria, as defined in the agreement, as of the preceding June 30 in each year from 2002 through 2007. The agreement is also terminable by the Company's successor in the event of a change of control of the Company. In such event, Abbott has the option to purchase the peripheral blood clot therapy line of business at a mutually agreed-upon price, or the Company's successor may pay a termination fee based upon Abbott's historical sales levels as defined in the agreement.

                           MICRO THERAPEUTICS, INC.

         Century Medical, Inc.:

         The distribution agreement with Century provides exclusive rights to distribute all of the Company's products in Japan. The initial term of the agreement extends five years past the date on which the first regulatory approval is obtained for an application using the Company's proprietary Onyx Liquid Embolic System. The agreement may be extended for additional five-year terms either automatically, unless terminated for reasons described below, or by mutual agreement. The agreement may be terminated by the Company if Century fails to achieve certain sales levels, the determination of which is defined in the agreement, in at least three of any five consecutive years in which the agreement is in force, or if the parties reach an impasse in determining such sales levels. The agreement is also terminable by the Company's successor in the event of a change of control of the Company upon payment by the Company's successor of a termination fee based on Century's historical gross profit, as defined in the agreement.

         Under the terms of the distribution agreement, Century made a $500,000 advance payment to the Company on September 30, 1998, which amount was applied against Century's first purchase orders for the Company's peripheral blood clot therapy products. The Company recorded this payment as deferred revenue and recognized sales revenue from such amount as the Company made shipments to Century under such purchase orders. Under the terms of the distribution agreement, upon achievement of the first regulatory approval in Japan for an application using Onyx, Century will make a $1 million advance payment to the Company, which amount is to be applied against Century's first future purchase orders for Onyx-related product.

         Other Distribution Agreements:

         The Company's products are distributed internationally, other than in territories covered under the agreements with Guidant and Century described above, by various independent distributors.

15.      CONCENTRATIONS OF CREDIT RISK:

         At December 31, 2000, the Company had approximately $9,934,000 of cash and cash equivalents that were in excess of the federally-insured limit of $100,000 per bank. All such investments are in the custody of one bank.

         Prior to October 1, 1998, the effective date of the Company's distribution agreement with Abbott (Note 14), the Company's customers in the United States were primarily hospitals. Subsequent to that date, Abbott became the Company's primary customer in the United States and accounted for 18% of the Company's accounts receivable at December 31, 2000. Internationally, distributors, including Guidant and Century, are the Company's primary customers, and accounted for 21% and 11%, respectively, of the Company's accounts receivable at December 31, 2000.

                           MICRO THERAPEUTICS, INC.

16.      SEGMENT INFORMATION:

         Information with respect to net sales for the years ended December 31, 1999 and 2000 is as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                                            1999            2000
                                                                          ----------     ----------
         Peripheral blood clot therapy
              United States                                               $2,540,231     $2,172,983
              International                                                  188,395        155,110
                                                                          ----------     ----------
                   Total peripheral blood clot therapy revenues            2,728,626      2,328,093
                                                                          ----------     ----------

         Onyx
              United States                                                   13,605         25,700
              International                                                  160,754        900,736
                                                                          ----------     ----------
                   Total Onyx revenues                                       174,359        926,436
                                                                          ----------     ----------

         Micro catheter, access and delivery
              United States                                                  488,875        509,049
              International                                                  622,749      1,771,940
                                                                          ----------     ----------
                   Total micro catheter, access and delivery revenues      1,111,624      2,280,989
                                                                          ----------     ----------

         Other
              United States                                                   81,583        147,264
              International                                                    1,480            143
                                                                          ----------     ----------
                   Total other revenues                                       83,063        147,407
                                                                          ----------     ----------

         Total revenues                                                   $4,097,672     $5,682,925
                                                                          ==========     ==========


         Information with respect to net sales to Abbott and Guidant, net sales to whom exceeded 10% of total net sales for either or both of the years ended December 31, 1999 and 2000, is as follows:

                       PERCENT OF NET SALES BY SEGMENT AND IN TOTAL FOR THE YEAR ENDED DECEMBER 31, 1999
                       ---------------------------------------------------------------------------------
                         PERIPHERAL BLOOD                    MICRO CATHETER,
          CUSTOMER         CLOT THERAPY         ONYX       ACCESS AND DELIVERY       OTHER       TOTAL
          ----------------------------------------------------------------------------------------------
          Abbott               93%               --                 --                 --          62%
          Guidant              --                59%                18%                --           7%

                     PERCENT OF NET SALES BY SEGMENT AND IN TOTAL FOR THE YEAR ENDED DECEMBER 31, 2000
                       ---------------------------------------------------------------------------------
                         PERIPHERAL BLOOD                    MICRO CATHETER,
          CUSTOMER         CLOT THERAPY         ONYX       ACCESS AND DELIVERY       OTHER       TOTAL
          ----------------------------------------------------------------------------------------------
          Abbott               93%               --                 --                 --          38%
          Guidant              --                68%                39%                --          27%

                           MICRO THERAPEUTICS, INC.

17.      LICENSING TRANSACTIONS:

         The Company has an approximate 14% equity interest in, and a license agreement with, Genyx Medical, Inc., ("Genyx"). The license agreement allows Genyx to develop non-vascular applications for gynecological and urological procedures using the Company's proprietary Onyx technology. The license agreement also provides for a royalty arrangement whereby Genyx will compensate the Company based on net revenues derived from sale of licensed products by Genyx.

         The Company has a license agreement with a company (the "licensee") under which the licensee may develop non-vascular applications using the Company's proprietary Onyx technology in the gastrointestinal tract, and pay the Company a royalty based on net revenues derived from the licensee's sale of licensed products. The Company has an approximate 25% equity interest in the licensee. Because the Company's carrying value of its investment in the licensee is $0 and the Company has no obligation to fund the licensee's operations, the Company is not required by generally accepted accounting principles to recognize its equity share of the licensee's losses.

                            MICRO THERAPEUTICS, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)

                                  A S S E T S:

Current assets:
  Cash and cash equivalents                                                   $  5,903,318
  Accounts receivable, net of allowance for doubtful accounts of $15,849         1,530,690
  Inventories, net of allowance for obsolescence of $131,198                     2,497,209
  Prepaid expenses and other current assets                                        271,235
                                                                              ------------
             Total current assets                                               10,202,452

Property and equipment, net of accumulated depreciation of $2,191,671            1,826,777
Patents and licenses, net of accumulated amortization of $327,083                1,665,881
Other assets                                                                        41,644
                                                                              ------------
             Total assets                                                     $ 13,736,754
                                                                              ============

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY):

Current liabilities:
  Accounts payable                                                            $    612,109
  Accrued salaries and benefits                                                    830,502
  Accrued liabilities                                                              496,508
  Deferred revenue                                                                 231,252
  Equipment line of credit                                                          28,886
                                                                              ------------
             Total current liabilities                                           2,199,257

Deferred revenue                                                                   650,002
Notes payable, net of unamortized discounts of $921,265                         11,078,735
                                                                              ------------
             Total liabilities                                                  13,927,994
                                                                              ------------
Commitments and contingencies

Stockholders' equity (deficiency):
  Preferred stock, $0.001 par value, 5,000,000 shares authorized;
    no shares issued or outstanding
  Common stock, $0.001 par value, 20,000,000 shares authorized;
    9,981,689 shares issued and outstanding                                          9,982
  Additional paid-in capital                                                    56,194,758
  Stockholders notes receivable                                                   (384,575)
  Accumulated deficit                                                          (56,011,405)
                                                                              ------------
             Total stockholders' equity (deficiency)                              (191,240)
                                                                              ------------
             Total liabilities and stockholders' equity (deficiency)          $ 13,736,754
                                                                              ============

See notes to unaudited financial statements.

                            MICRO THERAPEUTICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001
                                   (UNAUDITED)


                                                           2000              2001
                                                       -----------       -----------
Net sales                                              $ 1,130,599       $ 2,216,764
Cost of sales                                              725,643         1,111,426
                                                       -----------       -----------
           Gross margin                                    404,956         1,105,338

Costs and expenses:
  Research and development                               1,658,022         2,231,690
  Selling, general and administrative                    1,187,756         2,116,908
                                                       -----------       -----------
           Total costs and expenses                      2,845,778         4,348,598
                                                       -----------       -----------
           Loss from operations                         (2,440,822)       (3,243,260)
                                                       -----------       -----------
Other income (expense):
  Interest income                                          138,068           101,025
  Interest expense                                        (256,540)         (265,937)
                                                       -----------       -----------
                                                          (118,472)         (164,912)
                                                       -----------       -----------

           Loss before provision for income taxes       (2,559,294)       (3,408,172)

Provision for income taxes                                     800               800
                                                       -----------       -----------

           Net loss                                    $(2,560,094)      $(3,408,972)
                                                       ===========       ===========

Per share data:
    Net loss per share (basic and diluted)             $     (0.30)      $     (0.34)
                                                       ===========       ===========
    Weighted average shares outstanding                  8,673,000         9,981,000
                                                       ===========       ===========

See notes to unaudited financial statements.

                            MICRO THERAPEUTICS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001
                                   (UNAUDITED)

                                                                                      2000                2001
                                                                                  ------------       ------------
Cash flows from operating activities:
  Net loss                                                                        ($ 2,560,094)      ($ 3,408,972)
  Adjustments to reconcile net loss to net cash used in
         operating activities:
     Depreciation and amortization                                                     217,627            243,185
     Amortization of note payable discounts                                             89,639             98,930
     Compensation related to common stock options
       vesting and grants                                                               46,017             90,000
     Change in operating assets and liabilities:
        Accounts receivable                                                            (80,996)          (503,213)
        Inventories                                                                   (115,692)          (769,976)
        Prepaid expenses and other assets                                              111,617            122,778
        Accounts payable                                                              (213,407)           238,488
        Accrued salaries and benefits                                                  182,574             84,309
        Accrued liabilities                                                             61,816             92,396
        Deferred revenue                                                              (138,067)           (68,749)
                                                                                  ------------       ------------
                        Net cash used in operating activities                       (2,398,966)        (3,780,824)
                                                                                  ============       ============
Cash flows from investing activities:
  Additions to property and equipment                                                  (51,323)           (96,802)
  Additions to patents and licenses                                                    (61,126)          (100,229)
  Decrease  in other assets                                                                 --              1,192
                                                                                  ------------       ------------
                        Net cash used by investing activities                         (112,449)          (195,839)
                                                                                  ============       ============
Cash flows from financing activities:
  Proceeds from exercise of stock options                                              297,552              9,227
  Proceeds from issuance of common stock                                            11,218,478                 --
  Repayments on equipment line of credit                                               (17,289)            (1,807)
                                                                                  ------------       ------------
                        Net cash provided by financing activities                   11,498,741              7,420
                                                                                  ============       ============
                        Net increase (decrease) in cash and cash equivalents         8,987,326         (3,969,243)

Cash and cash equivalents at beginning of year                                       9,666,166          9,872,561
                                                                                  ------------       ------------
Cash and cash equivalents at end of period                                        $ 18,653,492       $  5,903,318
                                                                                  ============       ============

See notes to unaudited financial statements.

                            MICRO THERAPEUTICS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    Description of the Company

      Micro Therapeutics, Inc. was incorporated on June 11, 1993 in California and was reincorporated in Delaware in November 1996 to develop, manufacture and market minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases.

2.    Management's Plans

      Additional capital is needed to fulfill the Company's research and development, clinical and regulatory, and sales and marketing goals. Through March 31, 2001, the Company has incurred recurring losses and cash outflows from operations, which raise substantial doubt about the Company's ability to continue as a going concern, and the acquisition of sufficient additional capital is dependent upon future events, the outcome of which is uncertain. In this respect, the Company is considering a number of alternatives, including additional equity financings and corporate arrangements. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its ongoing operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

3.    Summary of Significant Accounting Policies

      Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of Micro Therapeutics, Inc. and its wholly-owned subsidiary, Micro Therapeutics International, Inc. (collectively, the "Company"), which was incorporated on June 30, 2000 for the purpose of carrying out the Company's international activities other than sales of product through distributors. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Unaudited Interim Financial Information

      The consolidated financial statements included in this Form 10-QSB have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-QSB, are unaudited and do not contain all of the information required by generally accepted accounting principles to be included in a full set of financial statements. The financial statements in the Company's 2000 Annual Report on Form 10-KSB include a summary of significant accounting policies of the Company and should be read in conjunction with this Form 10-QSB. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

4.    Distribution Agreement With Abbott Laboratories

      The Company and Abbott Laboratories ("Abbott") entered into a distribution agreement in August 1998 which provided Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. The initial term of the agreement was through 2008.

      On June 28, 2000, the parties entered into a revised agreement which superceded the previously-existing August 1998 distribution agreement. Under the June 2000 agreement, the Company has certain responsibilities for marketing and promotion of the Company's peripheral blood clot therapy products in the United States and Canada.

      As in the August 1998 distribution agreement, the June 2000 agreement provides for the Company to receive an initial purchase price payment from Abbott upon shipment of product by the Company to Abbott, and an additional purchase price payment, based upon, and calculated as a percentage of, Abbott's net sales, as defined in the agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott's reporting of sales to its customers.

      The June 2000 agreement also provides for (a) an increase, relative to the provisions of August 1998 distribution agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the August 1998 distribution agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the June 2000 agreement, with additional scheduled increases in this percentage effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the June 2000 agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the agreement, and (ii) the prepaid additional purchase price. Such deferred revenue is being amortized into income through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the agreement.

5.    Net Loss Per Share

      Net loss per share is calculated under the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share," by dividing net loss by the weighted average number of common shares issued and outstanding during the period. Potential common shares, represented by options and convertible debt, have been excluded from the calculations due to their anti-dilutive effect. Basic and diluted loss per share are the same for the periods presented.

6.    Segment Information

      Information with respect to net sales for the three months ended March 31, 2000 and 2001 is as follows:


                                         THREE MONTHS ENDED MARCH 31
                                         ---------------------------
                                            2000             2001
                                         ----------      ----------
Peripheral blood clot therapy
     United States                       $  432,963      $  731,069
     International                           33,004          22,171
                                         ----------      ----------
Total peripheral blood clot
     therapy net sales                      465,967         753,240
                                         ----------      ----------
Onyx
     United States                            1,150          24,500
     International                          187,801         334,020
                                         ----------      ----------
Total Onyx net sales                        188,951         358,520
                                         ----------      ----------

Micro catheter, access and delivery
     United States                           85,775         339,774
     International                          369,255         751,878
                                         ----------      ----------
Total micro catheter, access and
     delivery net sales                     455,030       1,091,652
                                         ----------      ----------

Other
     United States                           20,602          13,352
     International                               49              --
                                         ----------      ----------
Total other net sales                        20,651          13,352
                                         ----------      ----------

Total net sales                          $1,130,599      $2,216,764
                                         ----------      ----------

     Information with respect to net sales to Abbott and Guidant Corporation ("Guidant"), net sales to whom exceeded 10% of total net sales for either of the three months ended March 31, 2000 or 2001, is as follows:



             PERCENT OF NET SALES BY SEGMENT AND IN TOTAL FOR THE THREE MONTHS ENDED MARCH 31, 2000
             --------------------------------------------------------------------------------------
                                                     MICRO CATHETER,
             PERIPHERAL BLOOD                           ACCESS AND
CUSTOMER       CLOT THERAPY             ONYX             DELIVERY          OTHER             TOTAL
             --------------------------------------------------------------------------------------
Abbott                92.92%               --                --               --             38.29%
Guidant               --                66.55%            30.23%            0.23%            23.29%



             PERCENT OF NET SALES BY SEGMENT AND IN TOTAL FOR THE THREE MONTHS ENDED MARCH 31, 2001
             --------------------------------------------------------------------------------------
                                                     MICRO CATHETER,
             PERIPHERAL BLOOD                           ACCESS AND
CUSTOMER       CLOT THERAPY             ONYX             DELIVERY          OTHER             TOTAL
             --------------------------------------------------------------------------------------
Abbott                96.95%               --                 --              --             32.94%
Guidant                  --             47.96%            43.99%              --             29.42%

                              STOCKHOLDER PROPOSALS

       Any stockholder desiring to submit a proposal for action at the Company's 2002 Annual Meeting of Stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 3, 2002, which is 120 calendar days prior to the anniversary of this year's mailing date in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

       SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 Annual Meeting of Stockholders is March 20, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2002 Annual Meeting of Stockholders.


                                  OTHER MATTERS

       Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                        By Order of the Board of Directors





June __, 2001                           John Rush
                                        Chief Executive Officer, President and
                                        Director

                                                                         ANNEX A

================================================================================


                          SECURITIES PURCHASE AGREEMENT



                                 BY AND BETWEEN



                              MICRO INVESTMENT, LLC

                                       AND

                            MICRO THERAPEUTICS, INC.

                                  MAY 25, 2001


================================================================================

                                TABLE OF CONTENTS

SECTION 1.    PURCHASE AND SALE OF SECURITIES...........................................................  A-1
    1.1.      First Issuance of Common Stock............................................................  A-1
    1.2.      Second Issuance of Common Stock...........................................................  A-2
    1.3.      Closings and Closing Dates................................................................  A-3
    1.4.      Guarantee.................................................................................  A-4

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................  A-4
    2.1.      Corporate Organization....................................................................  A-4
    2.2.      Subsidiaries..............................................................................  A-5
    2.3.      Capitalization............................................................................  A-5
    2.4.      Corporate Proceedings, etc................................................................  A-6
    2.5.      Consents and Approvals....................................................................  A-6
    2.6.      Absence of Defaults, Conflicts, etc.......................................................  A-6
    2.7.      Reports and Financial Statements..........................................................  A-7
    2.8.      Absence of Certain Developments...........................................................  A-7
    2.9.      Compliance with Law.......................................................................  A-8
    2.10.     Litigation................................................................................  A-9
    2.11.     Material Contracts........................................................................  A-9
    2.12.     Absence of Undisclosed Liabilities........................................................  A-9
    2.13.     Change in Ownership.......................................................................  A-9
    2.14.     Employees................................................................................. A-10
    2.15.     Tax Matters............................................................................... A-10
    2.16.     Employee Benefit Plans.................................................................... A-11
    2.17.     Intellectual Property..................................................................... A-11
    2.18.     Software.................................................................................. A-13
    2.19.     Title to Tangible Assets.................................................................. A-13
    2.20.     Condition of Properties................................................................... A-13
    2.21.     Insurance................................................................................. A-14
    2.22.     Transactions with Related Parties......................................................... A-14
    2.23.     Interest in Competitors................................................................... A-14
    2.24.     Registration Rights....................................................................... A-14
    2.25.     Private Offering.......................................................................... A-15
    2.26.     Brokerage................................................................................. A-15
    2.27.     Illegal or Unauthorized Payments; Political Contributions................................. A-15
    2.28.     Takeover Statute; Rights Plan............................................................. A-15
    2.29.     Nasdaq Compliance......................................................................... A-16
    2.30.     Reporting Status.......................................................................... A-16
    2.31.     No Manipulation of Stock.................................................................. A-16
    2.32.     Accountants............................................................................... A-16
    2.33.     Transfer Taxes............................................................................ A-16
    2.34.     Investment Company........................................................................ A-16
    2.35.     Listing................................................................................... A-16
    2.36.     Material Facts............................................................................ A-17


                                (i)

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR............................................ A-17

SECTION 4.    ADDITIONAL AGREEMENTS OF THE PARTIES...................................................... A-18
    4.1.      Resale of Securities...................................................................... A-18
    4.2.      Covenants Pending Closing................................................................. A-18
    4.3.      Further Assurance......................................................................... A-19
    4.4.      Board Nominees............................................................................ A-19
    4.5.      Subscription Right........................................................................ A-19
    4.6.      Indemnity................................................................................. A-21
    4.7.      Consents and Approvals; Proxy; Hart-Scott Filings......................................... A-22
    4.8.      Use of Proceeds........................................................................... A-22
    4.9.      Investor Consents......................................................................... A-23
    4.10.     Takeover Statute.......................................................................... A-23
    4.11.     Rights Agreement Inapplicable............................................................. A-23
    4.12.     No Solicitation........................................................................... A-23
    4.13.     Registration Rights....................................................................... A-25
    4.14.     Registration and Listing.................................................................. A-26
    4.15.     Employee Matters.......................................................................... A-26

SECTION 5.    INVESTOR's CLOSING CONDITIONS............................................................. A-27
    5.1.      Representations and Warranties............................................................ A-27
    5.2.      Compliance with Agreement................................................................. A-27
    5.3.      Injunction................................................................................ A-27
    5.4.      Counsel's Opinion......................................................................... A-27
    5.5.      Adverse Development....................................................................... A-28
    5.6.      Voting Agreement.......................................................................... A-28
    5.7.      Directors................................................................................. A-28
    5.8.      Bylaws.................................................................................... A-28
    5.9.      Listing of the Shares..................................................................... A-28
    5.10.     Nasdaq Trading............................................................................ A-28
    5.11.     Consents and Approvals; Hart-Scott........................................................ A-29
    5.12.     Liens..................................................................................... A-29
    5.13.     Officer's Certificate..................................................................... A-29
    5.14.     Secretary's Certificate................................................................... A-29
    5.15.     Approval of Proceedings................................................................... A-29

SECTION 6.    COMPANY CLOSING CONDITIONS................................................................ A-30
    6.1.      Representations and Warranties............................................................ A-30
    6.2.      Compliance with Agreement................................................................. A-30
    6.3.      Investor's Certificates................................................................... A-30
    6.4.      Injunction................................................................................ A-30
    6.5.      Consents and Approvals; Hart Scott........................................................ A-30

SECTION 7.    COVENANTS................................................................................. A-31
    7.1.      Financial and Business Information........................................................ A-31
    7.2.      Inspection................................................................................ A-32


                                (ii)

    7.3.      Confidentiality............................................................................. A-32
    7.4.      Conduct of Business and Maintenance of Existence............................................ A-32
    7.5.      Compliance with Laws........................................................................ A-32
    7.6.      Insurance................................................................................... A-33
    7.7.      Keeping of Books............................................................................ A-33
    7.8.      Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange............. A-33

SECTION 8.    INTERPRETATION OF THIS AGREEMENT............................................................ A-33
    8.1.      Terms Defined............................................................................... A-33
    8.2.      Accounting Principles....................................................................... A-37
    8.3.      Directly or Indirectly...................................................................... A-37
    8.4.      Governing Law............................................................................... A-37
    8.5.      Paragraph and Section Headings.............................................................. A-38

SECTION 9.    MISCELLANEOUS............................................................................... A-38
    9.1.      Notices..................................................................................... A-38
    9.2.      Expenses and Taxes.......................................................................... A-38
    9.3.      Reproduction of Documents................................................................... A-39
    9.4.      Termination and Survival.................................................................... A-39
    9.5.      Successors and Assigns...................................................................... A-39
    9.6.      Entire Agreement; Amendment and Waiver...................................................... A-39
    9.7.      Severability................................................................................ A-40
    9.8.      Limitation on Enforcement of Remedies....................................................... A-40
    9.9.      Counterparts................................................................................ A-41


Exhibit A     Certificate of Incorporation
Exhibit B     Bylaws
Exhibit C     Registration Rights Provisions
Exhibit D     Opinion of Stradling Yocca Carlson & Rauth
Exhibit E     Voting Agreement


                                     (iii)

                            MICRO THERAPEUTICS, INC.

                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF MAY 25, 2001

TO THE INVESTOR WHOSE NAME APPEARS
  ON THE SIGNATURE PAGE HERETO


Ladies and Gentlemen:

     Micro Therapeutics, Inc., a Delaware corporation (the "Company"), hereby agrees with Micro Investment, LLC (the "Investor") as follows:

SECTION 1. PURCHASE AND SALE OF SECURITIES

     1.1. First Issuance of Common Stock

     (a) Initial First Closing Shares. Subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(a), and in reliance upon the Company's and the Investor's representations set forth below, on the First Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), set forth on Schedule 1.1(a) (collectively, the "Initial First Closing Shares") at the aggregate cash purchase price(the "Initial First Closing Purchase Price") set forth thereon. The sale and purchase of the Initial First Closing Shares shall be effected on the First Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, a duly executed stock certificate evidencing the Initial First Closing Shares being purchased by it, against delivery by the Investor to the Company of the Initial First Closing Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing.

     (b) Additional First Closing Shares. No later than the third Business Day following the expiration of the Existing Preemptive Rights in accordance with their terms or the Company's receipt of notice as to the number of shares with respect to which the Existing Preemptive Rights will be exercised, the Company shall sell to the Investor, and the Investor shall purchase from the Company, such portion (if any) of the number of shares set forth on Schedule 1.1(b) as shall not have been purchased in connection with the First Closing pursuant to the Existing Preemptive Rights (the "Additional First Closing Shares"), at a cash purchase price equal to $3.75 per share (the aggregate purchase price paid for the Additional First Closing Shares, the "Additional First Closing Purchase Price"). The sale and purchase of the Additional First Closing Shares, if any, shall be effected by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company, a duly executed stock certificate evidencing the Additional First Closing Shares being purchased by it, against delivery by the Investor to the Company of the Additional First Closing Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing. "First Closing Shares" means the aggregate of the Initial First Closing Shares and the Additional First Closing Shares, if any. "First Closing Purchase Price" means the aggregate of the Initial First Closing Purchase Price and the Additional First Closing Purchase Price, if any.

     1.2. Second Issuance of Common Stock

     (a) Subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(b), and in reliance upon the Company's and the Investor's representations set forth below, on the Second Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of shares of its Common Stock set forth on Schedule 1.2 (the "Original Second Closing Shares," and together with First Closing Shares and the Additional Second Closing Shares (as defined below), if any, the "Shares") at the aggregate cash purchase price (the "Original Second Closing Purchase Price," and together with the First Closing Purchase Price and the Additional Second Closing Purchase Price (as defined below), if any, the "Purchase Price") set forth thereon. "Second Closing Shares" means the aggregate of the Original Second Closing Shares and the Additional Second Closing Shares, if any. "Second Closing Purchase Price" means the aggregate of the Original Second Closing Purchase Price and the Additional Second Closing Purchase Price, if any.

     (b) Notwithstanding the foregoing, in the event that any of the Existing Preemptive Rights are exercised, or in the event that any rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date such that the Investor would hold less than fifty and twenty-four hundredths percent (50.24%) of the total Common Stock of the Company outstanding as of the Second Closing Date after giving effect to the purchases and sales of the First Closing Shares and Original Second Closing Shares as provided above, then:

          (i) the number of Second Closing Shares shall be increased (such additional Second Closing Shares, the "Additional Second Closing Shares") such that, taking into account any additional Existing Preemptive Rights with respect to such Additional Second Closing Shares, immediately following the Second Closing Date the Investor shall hold a number of shares of Common Stock of the Company equal to fifty and twenty-four hundredths percent (50.24%) of the total Common Stock of the Company then outstanding;

          (ii) the aggregate Second Closing Purchase Price shall be increased (such increase, the "Additional Second Closing Purchase Price") in an amount equal to the Second Closing Per Share Price multiplied by the number of Additional Second Closing Shares. The "Second Closing Per Share Price" means the price per Second Closing Share such that the aggregate Purchase Price, divided by the aggregate number of Shares, equals $5.56; and

          (iii) subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(b), and in reliance upon the Company's and the Investor's representations set forth below, on the Second Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the Additional Second Closing Shares at the Additional Second Closing Purchase Price.

     (c) The sale and purchase of the Second Closing Shares shall be effected on the Second Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the Second Closing Date, a duly executed stock certificate evidencing the Second Closing Shares being purchased by it, against delivery by the Investor to the Company of the Second Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

     (d) Assuming that no rights (other than the Existing Preemptive Rights), options, warrants or convertible securities are exercised or converted prior to the Second Closing Date, in no event will the Second Closing Per Share Price be less than $5.92 or greater than $6.00. By way of illustration:

          (i) if the Existing Preemptive Rights are exercised in full (and there are no other rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date), then the number of Additional Second Closing Shares shall be 1,120,608; the number of Second Closing Shares shall be 9,212,307 (i.e., the sum of the Original Second Closing Shares and the Additional Second Closing Shares); the number of Shares shall be 11,040,986; the Second Closing Per Share Price shall be $5.92 (i.e., the Second Closing Per Share Price resulting in the aggregate Purchase Price divided by the aggregate number of Shares equaling $5.56, or $61,394,403.69/11,040,986 = $5.56); and

          (ii) if the Existing Preemptive Rights are not exercised (and there are no other rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date), then the number of Additional Second Closing Shares shall be zero; the number of Second Closing Shares shall be 8,091,699 (i.e., the number of Original Second Closing Shares); the number of Shares shall be 10,078,314; the Second Closing Per Share Price shall be $6.00 (i.e., the Second Closing Per Share Price resulting in the aggregate Purchase Price divided by the aggregate number of Shares equaling $5.56, or $56,000,000.25/10,078,314 = $5.56).

     1.3. Closings and Closing Dates

     (a) First Closing. The closing of the transactions contemplated by Section 1.1(a) (the "First Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 hereof pertaining to the First Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Investor (the "First Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select.

     (b) Additional First Closing. The closing of the transactions contemplated by Section 1.1(b) (the "Additional First Closing") shall take place at 10:00 A.M., New York City time, on the date specified therein (the "Additional First Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select. All conditions that must be fulfilled or waived on or prior to the First Closing must be fulfilled or waived on or prior to the Additional First Closing.

     (c)  Second Closing. The closing of the transactions contemplated by
Section 1.2 (the "Second Closing" and, together with the First Closing, the "Closings" and each, a "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 hereof pertaining to the Second Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Investor (the "Second Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select.

     1.4. Guarantee

     Warburg, Pincus Equity Partners, L.P. hereby guarantees the obligation of the Investor, in accordance with the terms of this Agreement, to purchase the Shares from the Company and to pay the Purchase Price therefor.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that, except as set forth on the correspondingly numbered section of the Disclosure Schedule delivered to the Investor in connection herewith or as disclosed in the Company SEC Reports (as defined herein) filed prior to the date hereof:

     2.1. Corporate Organization

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

     (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, profits, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     2.2. Subsidiaries

     The Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each company listed on
Schedule 2.2 that is a Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

     2.3. Capitalization

     (a) On the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), consisting of 170,000 shares which have been designated as Series A Preferred Stock. The issued and outstanding shares of capital stock of the Company consists of 9,982,989 shares of Common Stock, and no shares of Preferred Stock.

     (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, and with respect to the Second Closing Shares, approval by the requisite vote of the stockholders of the Company, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

     (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 2.3, on the Closing Dates, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as set forth on Schedule 2.3, (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company's Board of Directors, other than in accordance with the

DGCL, and (iii) there are no stockholder, voting or other agreements relating to the rights and obligations of the Company's stockholders.

     2.4. Corporate Proceedings, etc.

     The Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (other than the approval by the requisite vote of the stockholders of the Company with respect to the Second Closing Shares) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement (subject to the approval by the requisite vote of the stockholders of the Company with respect to the Second Closing Shares).

     2.5. Consents and Approvals

     The execution and delivery by the Company of this Agreement, the issuance of any of the Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

     2.6. Absence of Defaults, Conflicts, etc.

     (a) The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof by the Company, and the issuance, sale and delivery of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any material Contract of the Company or any of its Subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or (subject to the approval by the requisite vote of the Company's stockholders with respect to the Second Closing) any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

     (b) Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, (iii) any license, permit or authorization to which the Company or any Subsidiary is a party or by which any of them may be bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign


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

governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

     2.7. Reports and Financial Statements

     The Company has furnished the Investor with true and complete copies of the Company's (i) Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, as amended, as filed with the SEC, (ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1999, and (iv) all other reports filed with or registration statements declared effective by the SEC since January 1, 1999, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books of account and records of the Company except as indicated therein.

     2.8. Absence of Certain Developments

     Since December 31, 2000, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investor hereunder), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

     2.9. Compliance with Law

     (a) Neither the Company nor any of its Subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company and its Subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     (c) The Company and its Subsidiaries manufacture and distribute and for the past three years have manufactured and have distributed their products in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration ("FDA") (including the "Good Manufacturing Practices" and the "Medical Device Reporting" regulations) and the Company's quality control procedures in effect at the time of manufacture. All of the products currently sold by the Company and its Subsidiaries in the United States (i) are under FDA-approved investigational studies, or (ii) have been approved or cleared for sale by the FDA and all other applicable federal and state regulatory agencies. All of the products currently sold by the Company and its Subsidiaries outside the United States have, to the best knowledge of the Company, been approved or cleared for sale by the appropriate foreign regulatory agencies. Neither the Company nor any Subsidiary has received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval, and the Company is not aware of any intent to deliver any such notice. Schedule 2.9 contains a complete list of all products manufactured or marketed by the Company and its Subsidiaries, including those which require the approval of, or premarket notification to, or listing with the FDA or any other United States federal or state or foreign governmental agency or bureau under any existing law, regulation or policy, specifying the type of approval, premarket notification or listing required and the reference number or identification of each currently effective approval, notice and registration. Except as disclosed on Schedule 2.9, none of the products identified in Schedule
2.9 have been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Company's facilities and all United States and international regulatory approvals or premarket notifications therefor are owned by and registered in the name of the Company or one of its Subsidiaries and are in full force and effect.

     2.10. Litigation

     There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses. After reasonable inquiry of its officers and employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     2.11. Material Contracts

     Schedule 2.11 sets forth a true and complete list of each Key Agreement and Instrument other than Contracts filed as an exhibit to a Company SEC Report. Each Key Agreement and Instrument and any other Contract filed as an exhibit to a Company SEC Report, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

     2.12. Absence of Undisclosed Liabilities

     Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Form 10-KSB for the fiscal year ended December 31, 2000, as amended, current liabilities incurred since December 31, 2000, obligations under agreements set forth on Schedule 2.11 and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

     2.13. Change in Ownership

     Neither the purchase of the Shares by the Investor nor the consummation of the transactions contemplated by this Agreement will result in (i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iii) any obligation of the Company to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

     2.14. Employees

     (a) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not, in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

     (b) The employment of all Persons and officers employed by the Company or any of its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries. All employees of the Company or any of its Subsidiaries are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

     (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

     (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     2.15. Tax Matters

     There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in Section 2.7 are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its Subsidiaries has been subject to a federal or state tax audit of any kind.

     2.16. Employee Benefit Plans

     The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability other than withholding obligations. Schedule 2.16 lists all plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, severance, employment, change in control agreements or arrangements and other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided to the Investor prior to the date hereof or, for any Benefit Arrangement not in writing, a complete description thereof is set forth on
Schedule 2.16. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company or any of its Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

     2.17. Intellectual Property

     (a) The Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with their respective businesses, which represents all intellectual property rights necessary to the conduct of their businesses as now conducted and presently contemplated. The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. To the best knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. To the best knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted or contemplated does not conflict with or infringe any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the Company's or any Subsidiary's ownership or use of, or the validity or enforceability of any Intellectual Property.

     (b) Schedule 2.17(b) sets forth a complete and current list of registrations/patents or applications pertaining to the Intellectual Property ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as set forth on Schedule 2.17(b), all Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration. Except as set forth on Schedule 2.17(b), the consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property.

     (c) Schedule 2.17(c) sets forth a complete list of all agreements relating to the Intellectual Property or to the right of the Company or a Subsidiary to use of the proprietary rights of any third party. Other than as provided in such agreements, the Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

     (d) Except as set forth on Schedule 2.17(d), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (e) To the Company's knowledge: (i) none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

     (f) To the Company's knowledge, any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship relating to or derived from the Intellectual Property of the Company ("Works") that were created by employees of the Company or any Subsidiary were made in the regular course of such employees' employment or service relationships with the Company or its Subsidiary using the Company's or the Subsidiary's facilities and resources and, as such, constitute works made for hire. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company's or the Subsidiary's ownership or, in the alternative, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

     (g) Each of the employees of the Company or its Subsidiaries has executed an agreement relating to nondisclosure of inventions and the nondisclosure of information.

     2.18. Software

     (a) To the Company's knowledge, neither the Company's nor any Subsidiary's transmission, reproduction, use, display or modification of its Internet Web site (including, framing and linking web site content) or other practices infringe or violate any proprietary or other right of any other Person and, to the Company's knowledge, no claim relating to such infringement or violation is threatened or pending.

     (b) The operating and applications computer software programs and databases owned or used by the Company and its Subsidiaries that are material to the conduct of their business as now conducted and as presently contemplated to be conducted (collectively, the "Software") are listed on Schedule 2.18. The Company and its Subsidiaries owns or has valid licenses to use, reproduce, modify, distribute and sublicense all copies of the Software, and neither the Company nor any Subsidiary has sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof. To the knowledge of the Company, none of the Software used by the Company or any Subsidiary, nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, to the knowledge of the Company, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending. The Company and its Subsidiaries have taken the steps reasonably necessary to protect its right, title and interest in and to the Software, including, without limitation, the execution of appropriate confidentiality agreements.

     (c) The Company and its Subsidiaries possess or have access to the original and all copies of all documentation and all source code or password protected code, as applicable for all the Software they own. Upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own all the Software owned by them, free and clear of all claims, liens, encumbrances, obligations and liabilities and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company or its Subsidiaries to continue to use and operate such Software after the First Closing Date or the Second Closing Date, as the case may be, the Company and its Subsidiaries will have obtained such consents or taken such other actions so required.

     2.19. Title to Tangible Assets

     The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

     2.20. Condition of Properties

     All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

     2.21. Insurance

     The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. Schedule 2.21 sets forth a true and complete listing of the insurance policies of the Company and its Subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

     2.22. Transactions with Related Parties

     Except as set forth on Schedule 2.22, neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person),
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

     2.23. Interest in Competitors

     Neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

     2.24. Registration Rights

     Except as provided pursuant to Section 4.13, the Company will not, as of the First Closing Date or the Second Closing Date, be under any obligation to register any of its securities under the Securities Act.

     2.25. Private Offering

     Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investor set forth in Section 3, the offer, issuance and sale of the Shares and the shares of Common Stock issuable upon conversion of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     2.26. Brokerage

     There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim.

     2.27. Illegal or Unauthorized Payments; Political Contributions

     Neither the Company or any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

     2.28. Takeover Statute; Rights Plan

     Based in part on the representations of the Investor set forth in Section 3(g) and Schedule 3(g) hereof, the Investor is not, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of the Shares, an "interested stockholder" prohibited from entering into a business combination with the Company or any subsidiary pursuant to Section 203 of the DGCL. No other Takeover Statute is applicable to the transactions contemplated hereby. The Board has approved this Agreement and the transactions contemplated hereby as contemplated by Section 1(a)(iii) of the Rights Agreement. As a result, as a consequence of this Agreement and the transactions contemplated hereby, (i) the Investor shall not be an "Acquiring Person" within the meaning of the Rights Agreement, (ii) a "Triggering Event" (as defined in the Rights Agreement) shall not have occurred and (iii) the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby.

     2.29. Nasdaq Compliance

     The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and except as set forth on Schedule 2.29, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The issuance of the First Closing Shares does not require stockholder approval, including, without limitation, pursuant to the Nasdaq Marketplace Rules.

     2.30. Reporting Status

     The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

     2.31. No Manipulation of Stock

     The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     2.32. Accountants

     PricewaterhouseCoopers LLP have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

     2.33. Transfer Taxes

     On the Closing Dates, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

     2.34. Investment Company

     The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     2.35. Listing

     The Company complies with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq Stock Market.


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

     2.36. Material Facts

     (a) This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investor through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the projections and business plans furnished to the Investor by the Company have been prepared in good faith on the basis of reasonable assumptions consistent with earlier assumptions and represent the Company's best estimate on the date hereof of its future performance.

     (b) There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investor which may be reasonably expected to have a Material Adverse Effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor represents and warrants to the Company as follows:

     (a) It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) It is a validly existing limited liability company, duly organized under the laws of the State of Delaware.

     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

RIDER 1

     - two of the Company's other stockholders, Guidant Corporation and Century Medical, Inc., had the right to purchase up to their pro rata share of the total number of shares sold in both the first closing and second closing of this financing based upon their ownership in the Company, including an aggregate of 157,936 of the 1,986,615 total shares to be sold in the first closing. Both Century and Guidant have notified the Company that they will not exercise their respective rights to purchase any shares in this financing. Micro Investment is required to purchase these 157,936 shares which Century and Guidant had the right to purchase in the first closing, later in June.

     - in a second closing, the sale of a number of shares of the Company's common stock necessary to cause Micro Investment to hold an aggregate of 50.24% of the Company's outstanding common stock at the time of the second closing, which shall occur as soon as practicable following stockholder approval, at a price of $6.00 per share, subject to adjustment as described below. While the Company estimates that 8,091,699 shares will be sold to Micro Investment in the second closing, if necessary due to the exercise of options or other convertible securities prior to the second closing, the Company will sell additional shares to Micro Investment at the time of the second closing so that at such time, Micro Investment will hold 50.24% of the outstanding voting stock of the Company. In such event, the shares sold to Micro Investment in the second closing will be sold at a price less than $6.00 per share, such that the weighted average per share price for all of the shares sold to Micro Investment in the first closing and the second closing will be approximately $5.56 per share.


RIDER 2

         On May 31, 2001, the first portion of the first closing was completed, resulting in the sale of 1,828,679 shares of the Company's common stock to Micro Investment. The 1,828,679 shares, together with the 157,936 shares which were subject to the right of participation by Century and Guidant and will be purchased by Micro Investment in the first closing, will total 1,986,615 shares, or 19.9% of the then outstanding shares of common stock of the Company. The first closing will result in gross proceeds to the Company in the amount of $7,449,806.25.


RIDER 3

         As required under the terms of existing agreements with Guidant and Century, the Company offered Guidant and Century the right to purchase shares of the Company's common stock, pro rata based upon their ownership in the Company, on the same terms, where applicable, as Micro Investment. On June 5, 2001, Century notified the Company that it had elected not to exercise its right to participate in the financing. On June 13, 2001, Guidant notified the Company that it had elected not to exercise its right to participate in the financing.


RIDER 4

     - Micro Investment will deliver to the Company the purchase price for the common stock sold at the second closing, which shall be $6.00 per share for the 8,091,699 shares that the Company estimates will be sold to Micro Investment in the second closing. However, if due to the exercise of options or other convertible securities prior to the second closing it is necessary to issue additional shares to Micro Investment to cause it to own 50.24% of the outstanding common stock of the Company at the time of the second closing, then the per share price for the shares sold to Micro Investment in the second closing will be less than $6.00 per share, such that the weighted average per share price for all of the shares sold to Micro Investment in the first closing and the second closing will be approximately $5.56 per share.

     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby. It is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     (g) As of the date hereof, without giving effect to the transactions contemplated hereby, the Investor does not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) any shares of Common Stock of the Company. The Investor shall promptly notify the Company in the event that such number of shares beneficially owned by the Investor changes prior to the Second Closing Date, other than by way of the purchase of Shares pursuant to this Agreement.

SECTION 4. ADDITIONAL AGREEMENTS OF THE PARTIES

     4.1. Resale of Securities

     (a) The Investor covenants that it will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (b) Until the Shares are registered pursuant to Section 4.13 hereof, the certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     4.2. Covenants Pending Closing

     Pending either Closing, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the Investor's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

     4.3. Further Assurance

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to either Closing as promptly as practicable.

     4.4. Board Nominees

     (a) From and after the First Closing Date until the Second Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, (i) the number of directors that shall constitute the entire Board of Directors of the Company (the "Board") shall not exceed six
(6) and (ii) the Company shall nominate and use its best efforts to cause to be elected and to cause to remain as a director on the Board one (1) person designated by the Investor (an "Investor Director"). Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Investor. As of the First Closing Date, the Investor Director shall be Dale
A. Spencer.

     (b) From and after the Second Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, the number of directors that shall constitute the entire Board shall not exceed seven (7). From and after the Second Closing Date, the Company shall nominate and use its best efforts to cause to be elected and to cause to remain as directors on the Board (A) as long as the Investor Owns at least 5%, but less than 10% of the outstanding shares of Common Stock of the Company, one Investor Director; (B) as long as the Investor Owns at least 10%, but less than 20% of the outstanding shares of Common Stock of the Company, two (2) Investor Directors; (C) as long as the Investor Owns at least 20%, but less than 30% of the outstanding shares of Common Stock of the Company, three (3) Investor Directors; and (D) as long as the Investor Owns at least 30% of the outstanding shares of Common Stock of the Company, four (4) Investor Directors. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Investor. As of the Second Closing Date, the Investor Directors shall be Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

     (c) From and after the First Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, at least one Investor Director shall be a member of each committee of the Board, whether existing on the First Closing Date or formed at any time thereafter.

     4.5. Subscription Right.

     (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (for these purposes, the term "equity securities" shall include, without limitation, Common Stock, any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of shares of Common Stock
(i) to the Investor or its Affiliates, (ii) upon conversion of any convertible instruments of the Company outstanding on the First Closing Date, (iii) in the ordinary course to employees, directors, consultants or advisors to the Company, as approved by the Board, pursuant to an existing employee stock option plan (including the Company's 1996 Stock Incentive Plan, which is being amended to increase the total number of shares reserved for issuance thereunder to 3,250,000 shares at the Company's 2001 Annual Meeting of Stockholders to be held May 31, 2001), stock bonus plan, stock purchase plan or other management equity program, such issuances not to exceed the amounts set forth in Schedule 2.8 prior to the Second Closing Date, (iv) subsequent to the Second Closing Date, in connection with any stock split or stock dividend of the Company or (vi) subsequent to the Second Closing Date, to vendors or customers or to other persons in similar commercial situations, as approved by the Board) then, as to the Investor, the Company shall:

          (1) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investor may reasonably request in order to evaluate the proposed issuance; and

          (2) offer to issue to the Investor upon the terms described in subparagraph (i) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by the Investor, by (y) the total number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by all holders of Common Stock, options or convertible securities immediately preceding the issuance of the Proposed Securities.

     (b)  The Investor must exercise its purchase rights hereunder within ten
(10) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, the Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

     (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription Securities that the Investor has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor. Any Subscription Securities offered or sold by the Company after such 90 day period must be reoffered to the Investor pursuant to this Section 4.5.

     (d) The election by the Investor not to exercise its subscription rights under this Section 4.5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investor the rights described in this Section 4.5 shall be void and of no force and effect.

     (e) Injunctive Relief. The Company and the Investor hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this
Section 4.5. Therefore, the Company and the Investor shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investor hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

     (f) Termination. The Subscription Rights set forth in this Section 4.5 shall terminate at such time as the Investor Owns less than 10% of the outstanding shares of Common Stock of the Company.

     4.6. Indemnity

     (a) The Company agrees to indemnify and hold the Investor, its members and its Affiliates and each of their respective officers, directors, partners, members, employees and agents, and each person who controls the Investor or any of its members (within the meaning of the Exchange Act) (the "Indemnified Parties") harmless against any and all losses, liabilities, damages, expenses and other costs ("Losses") arising from any actual or threatened claims brought against the Company or such Indemnified Parties in connection with or arising out of entering into this Agreement and the transactions contemplated hereby or any other legal, administrative or other proceeding arising out of the transactions contemplated hereby, other than such Losses which are judicially determined to have resulted from (i) the gross negligence or willful misconduct of the Investor or such other Indemnified Party or (ii) the breach by the Investor of any of the terms of this Agreement.

     (b) Each Indemnified Party under this Section 4.6 will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 4.6, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party other than pursuant to this Section 4.6 or, unless the Company shall have been prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this
Section 4.6. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section 4.6 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (1) if the Company shall elect not to assume the defense of such claim or action or (2) if the Indemnified Party reasonably determines (A) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (1) and (2)(A), or such different defenses, in the case of
(2)(B), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

     4.7. Consents and Approvals; Proxy; Hart-Scott Filings

     (a) From and after the date hereof, the Company shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby, including without limitation the consent of each Person set forth on Schedule 2.5 and the consent of the Company's stockholders pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D).

     (b) In furtherance of the above, as promptly as practicable after the date hereof, but in no event later than June 8, 2001, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act and review by the SEC) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company's stockholders (the "Proxy Statement"). The Proxy Statement shall contain the recommendation of the Board that the Company's stockholders approve the transactions contemplated by this Agreement in accordance with the requirements of NASD Rule 4350(i)(1)(B) and (D). Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and shall include in the Proxy Statement such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. The Investor will supply the Company any information with respect to itself and its nominees, officers, members and affiliates required by Section 14(f) and Rule 14f-1. The Investor will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable best efforts to accept comments thereto given by the Investor and its representatives. The Company shall promptly take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of the Company's stockholders, if such meeting is required, no later than July 20, 2001 or, if such date is impracticable due to review by the SEC, as soon as practicable thereafter. The Company shall use its best efforts to solicit from the Company's stockholders proxies in favor of the transactions contemplated by this Agreement and shall take all other action necessary or, in the reasonable opinion of the Investor, advisable to secure any vote of stockholders necessary for approval of the transactions contemplated by this Agreement.

     (c) The Company and the Investor will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder with respect to the acquisition of the Second Closing Shares.

     4.8. Use of Proceeds

     The proceeds received by the Company from the issuance and sale of the Shares shall be used by the Company to provide the necessary funding for clinical trials, working capital and other general corporate purposes.

     4.9. Investor Consents

     Except for the amendment to the Company's Certificate of Incorporation described in item (a) of Schedule 2.3 and the amendments to the Company's Bylaws described in Section 5.8, from and after the First Closing Date, the Company shall not, without the prior written consent of the Investor, (a) amend or modify its Certificate of Incorporation or Bylaws, or (b) take any action that adversely alters or changes the rights, preferences or privileges of the Common Stock or any rights of the Investor, including without limitation, the creation, authorization or issuance of shares of any class or series of capital stock having voting rights, rights as to dividends or rights upon liquidation that are senior or prior to the Common Stock.

     4.10. Takeover Statute

     If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Delaware, the Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

     4.11. Rights Agreement Inapplicable

     If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Securities upon its terms would (a) result in the occurrence of a "Triggering Event" under the Rights Agreement, (b) cause the Investor to become an "Acquiring Person" as defined in the Rights Agreement or
(c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

     4.12. No Solicitation

     (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of the Company or any Subsidiary (collectively, "Company Representatives") to, directly or indirectly, except in connection with the Existing Preemptive Rights, (i) solicit any offers, bids or indications of interest, or initiate negotiations or discussions with any person other than the Investor with respect to the financing of the Company, whether debt or equity, or the sale, license or other transfer by the Company of any material assets of the Company, or the sale, merger, consolidation, recapitalization or other reorganization of the Company (each, a "Competing Transaction Proposal"); (ii) enter into any agreement, agreement in principle, letter of intent or similar arrangement (whether or not legally binding) relating to a Competing Transaction Proposal; (iii) furnish, or authorize any Company Representative to furnish, any confidential information or draft agreement concerning a Competing Transaction Proposal to any party; or
(iv) participate in any discussions or negotiations regarding, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing

Transaction Proposal. Notwithstanding the foregoing, the Board may, in response to a Superior Offer (as defined in Section 4.12(b)) that was not solicited by the Company or any Company Representative on or after the date hereof and that did not otherwise result from a breach of this Section 4.12(a), (x) furnish information with respect to the Company to any person making a Superior Offer and (y) participate in discussions or negotiations regarding such Superior Offer; provided, however, that prior to participating in any such discussions or negotiations or furnishing any such information, the Company receives from such person an executed confidentiality agreement (on terms that are not materially less favorable to the Company than the various confidentiality agreements executed by representatives of the Investor), a copy of the form of which shall be provided to the Investor; and provided, further, that the Board shall promptly, but in no event later than the day following such event, provide the Investor with notice thereof.

     (b) Except as expressly permitted by this Section 4.12, the Company shall not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation by the Board of the Investment; (ii) approve or cause the Company to enter into any letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Competing Transaction Proposal; or (iii) approve or recommend, or propose to publicly approve or recommend, any Competing Transaction Proposal. Notwithstanding the foregoing, if the Company has received and wishes to accept a Superior Offer, the Company may (subject to this and the following sentences) terminate the provisions of this Agreement relating to the Second Closing; provided, however, that (x) at the time of such termination, such proposal continues to be a Superior Offer, (y) the Investor has been provided with the terms of such Superior Offer pursuant to Section 4.12(c) and has been given the opportunity to match such terms, and has not, within three
(3) days after receiving all such terms of the Superior Offer, confirmed to the Company that the Investor will match the terms of such Superior Offer, and (z) the Company (A) enters into a definitive agreement with the party proposing the Superior Offer no later than ten (10) Business Days following expiration of the three-day period and (B) consummates a transaction with the party proposing the Superior Offer upon terms no less favorable to the Company than the Superior Offer within ninety (90) days following expiration of the three-day period. For purposes of this Agreement, a "Superior Offer" means an offer from a third party to purchase a number of shares of equity securities of the Company upon terms and conditions such that (i) the offer is reasonably determined by the Company's Board of Directors, after consultation with its legal and financial advisors, to be superior to the Investment, (ii) the Board's fiduciary duties to the Company's stockholders require it to accept such offer instead of the Investment, (iii) the offer includes no financing condition and no conditions more onerous or less favorable to the Company than in the Investment and (iv) the Company's Board of Directors reasonably determines, after consultation with its legal and financial advisors, that the offer is capable of being completed without impediment or delay, taking into account all legal, financial, regulatory and other aspects of the offer and the third party making such offer.

     (c) The Company shall advise the Investor orally and in writing of any Competing Transaction Proposal or Superior Offer as promptly as practicable following receipt thereof. Such notification shall include the terms and conditions of such Competing Transaction Proposal, and the identity of the person making it, and the Company shall further advise the Investor orally and in writing, as promptly as practicable following receipt thereof, of any material modification of or material amendment to any Competing Transaction Proposal (and the terms of such modification or amendment), or any request for information relating to the Company or any Subsidiary in connection with a Competing Transaction Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person that informs the Board or such Subsidiary that it is considering making, or has made, a Competing Transaction Proposal (including the identity of the person requesting such information or access, as the case may be).

     (d) The Company shall immediately cease, and shall cause any party acting on its behalf to cease, and cause to be terminated any existing discussions or negotiations with any third party conducted heretofore with respect to any of the foregoing and shall request any such parties in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company or its Subsidiaries to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

     (e) Notwithstanding any termination of the provisions of this Agreement relating to the Second Closing pursuant to this Section 4.12, all other provisions of this Agreement, including without limitation those relating to the purchase and sale of the First Closing Shares and all representations and warranties made by the Company in connection therewith, all covenants and agreements of the Company in connection therewith and all agreements and other instruments entered into in connection therewith, shall remain in full force and effect.

     (f) No Investor Director may participate in, be in attendance at, or vote with respect to, any discussions, meetings or decisions of the Board for the purpose of discussing or considering any Competing Transaction Proposal, including, without limitation, any discussions regarding whether such Competing Transaction Proposal may or may not constitute a Superior Proposal.

     4.13. Registration Rights

     The Company shall file a registration statement (the "Registration Statement") covering the Shares on behalf of the Investor and its Affiliates and any subsequent transferee with the SEC. Such Registration Statement will be filed as soon as practicable after the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the provisions of this Agreement relating to the Second Closing have been terminated pursuant to
Section 4.12 or 9.4 hereof. The Company will use its reasonable best efforts to cause the Registration Statement to become effective within 60 days of filing. The expenses of the preparation and filing of the Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its reasonable best efforts to keep the Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Shares no longer holds the Shares or can effect a sale of the Shares pursuant to Rule 144(k) under the Securities Act, whichever is sooner. Provisions relating to the registration rights discussed in this Section are set forth in Exhibit C hereto.

     4.14. Registration and Listing

     (a) So long as the Investor Owns any Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.

     (b) So long as the Investor Owns any Shares, the Company shall continue the listing or trading of the Common Stock on Nasdaq or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.

     (c) So long as the Investor Owns any Shares, the Company shall use its best efforts to comply with all requirements of the NASD with respect to the issuance of the Shares and listing thereof on the Nasdaq Stock Market.

     4.15. Employee Matters

     (a) From and after the date hereof, prior to the Second Closing, the Company shall not (i) enter into or amend any employment or severance agreement with, or grant any severance or termination pay to, any officer or director of the Company or any Subsidiary; or (ii) hire or agree to hire any new or additional key employees or officers.

     (b) From and after the date hereof, prior to the Second Closing, except as required to comply with applicable law, the Company shall not (i) adopt or enter into any new Benefit Arrangement, except as disclosed on Schedule 2.16(12), (ii) terminate, amend (except as provided in Section 4.15(c)) or increase the amount of, or accelerate the payment or vesting of, any benefit or award or amount payable under any Benefit Arrangement for the current or future benefit or welfare of any current or former director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (iv) fund, secure payment for, grant, accrue, pay or distribute any amount or benefit under any Benefit Arrangement whether or not existing on the date hereof, except as expressly provided for in Schedule 2.8 hereto and except, with respect to items
(1), (4), (8) and (9) described on Schedule 2.16, in the ordinary course of business consistent with past practice, or (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Arrangement (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Arrangement or awards made thereunder), except as expressly provided for in Schedule 2.8 hereto.

     (c) From and after the date hereof, prior to the Second Closing, no options will be issued to officers of the Company pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan") unless (i) the 1996 Plan is amended to provide that for purposes of all options or other equity awards granted under the 1996 Plan during the period commencing on the date hereof and ending on the Second Closing, the term "Change in Control," as defined in the 1996 Plan, shall expressly exclude the transactions contemplated by the Second Closing, but that if the optionholder's employment with the Company is terminated within the twelve (12) month period immediately following the consummation of the "Change in Control" for any reason other than for "cause" or "voluntary resignation" (as such terms shall be defined by the Company's Board of Directors and shall be set forth in the agreements evidencing such options), then such options shall become fully exercisable, (ii) any option or other award agreements pursuant to which such options or other awards are issued contain language which reflect this amendment to the 1996 Plan, and (iii) the number of such options does not exceed the number of options indicated in Schedule 2.8 as to be issued prior to the Second Closing.

SECTION 5. INVESTOR's CLOSING CONDITIONS

     The obligation of the Investor to purchase and pay for the Shares on the First Closing Date and the Second Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     5.1. Representations and Warranties

     (a) The representations and warranties of the Company contained in this Agreement shall be true on and as of the First Closing Date.

     (b) The representations and warranties of the Company contained in this Agreement shall be true on and as of the Second Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     5.2. Compliance with Agreement

     The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the First Closing Date or the Second Closing Date, as the case may be.

     5.3. Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     5.4. Counsel's Opinion

     The Investor shall have received from the Company's counsel, Stradling Yocca Carlson & Rauth, an opinion, dated the First Closing Date or the Second Closing date, as the case may be, substantially in the form of Exhibit D hereto.

     5.5. Adverse Development

     There shall have been no developments in the business of the Company or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect.

     5.6. Voting Agreement

     With respect to the First Closing Date only, the Company's directors and officers set forth on Schedule 5.7 shall have executed the Voting and Proxy Agreement, the form of which is attached as Exhibit E hereto (the "Voting Agreement").

     5.7. Directors

     (a) Dale A. Spencer shall have been elected to the Board, effective on the First Closing Date. Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman shall have been elected to the Board, effective the Second Closing Date.

     (b) Samuel Navarro shall have resigned from the Board, effective on the First Closing Date. Two additional directors shall have resigned from the Board, effective on the Second Closing Date.

     5.8. Bylaws

     (a) On or before the First Closing Date, the Bylaws of the Company shall have been amended to provide that the number of directors on the Board shall not exceed six (6) without the written consent of the Investor.

     (b) On or before the Second Closing Date, the Bylaws of the Company shall have been amended to provide that the number of directors on the Board shall not exceed seven (7) without the written consent of the Investor.

     5.9. Listing of the Shares

     (a) On or before the First Closing Date, the First Closing Shares shall have been approved for listing on the Nasdaq Stock Market.

     (b) On or before the Second Closing Date, the Second Closing Shares shall have been approved for listing on the Nasdaq Stock Market.

     5.10. Nasdaq Trading

     From the date hereof to the Second Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and trading in securities generally as reported by the Nasdaq Stock Market shall not have been suspended or limited, and the Common Stock shall not have been delisted on the Nasdaq Stock Market.

     5.11. Consents and Approvals; Hart-Scott

     On or before the First Closing Date and the Second Closing Date, as the case may be, the Company shall have obtained all consents, permits, waivers and other authorizations necessary or appropriate for the transactions contemplated by this Agreement to be consummated on such date, including, without limitation, the delivery of the notices set forth on Schedule 2.5(4) on or before the First Closing Date, the remaining consents set forth on Schedule 2.5 on or before the Second Closing Date, and the approval, on or before the Second Closing Date, of the requisite vote of the Company's stockholders for the issuance of the Second Closing Shares pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D); and any waiting period under the Hart-Scott Act applicable to the purchase and sale of the Second Closing Shares shall have expired or been terminated.

     5.12. Liens

     On or before the First Closing Date, the Company shall have filed all applicable termination statements with respect to the liens set forth on
Schedule 2.19(3), including without limitation termination statements with the applicable secretaries of state, county authorities and the United States Patent and Trademark Office.

     5.13. Officer's Certificate

     The Investor shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 5.1, 5.2, 5.3 and 5.5 hereof have been fulfilled.

     5.14. Secretary's Certificate

     The Investor shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, with all amendments thereto, (ii) true and complete copies of the Company's Bylaws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Board authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, and the issuance of the Shares.

     5.15. Approval of Proceedings

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investor and its special counsel, Willkie Farr & Gallagher; and the Investor shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investor and Willkie Farr & Gallagher.

SECTION 6. COMPANY CLOSING CONDITIONS

     The obligation of the Company to issue and deliver the Shares on the First Closing Date or the Second Closing Date, as the case may be, as provided in
Section 1 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     6.1. Representations and Warranties

     (a) The representations and warranties of the Investor contained in this Agreement shall be true on and as of the First Closing Date.

     (b) The representations and warranties of the Investor contained in this Agreement shall be true on and as of the Second Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     6.2. Compliance with Agreement

     The Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the First Closing Date or the Second Closing Date, as the case may be.

     6.3. Investor's Certificates

     The Company shall have received a certificate from the Investor, dated the First Closing Date or the Second Closing Date, as the case may be, signed by a duly authorized representative of the Investor, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

     6.4. Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     6.5. Consents and Approvals; Hart Scott

     On or before the Second Closing Date, the Company shall have obtained the approval of the requisite vote of the Company's stockholders for the issuance of the Second Closing Shares pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D); and any waiting period under the Hart-Scott Act applicable to the purchase and sale of the Second Closing Shares shall have expired or been terminated.

SECTION 7. COVENANTS

     7.1. Financial and Business Information

     From and after the date hereof, the Company shall deliver to the Investor so long as the Investor Owns at least 5% of the issued and outstanding shares of Common Stock of the Company:

     (a) Monthly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month and covering operations for such month, and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (b) below.

     (b) Business Plans; Projections - no later than 30 days after the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis for a two-year period, and prepared on an annual basis for the succeeding three-year period. Within 45 days of the close of the second fiscal quarter, the Company shall provide the Investor with an update of such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as is presently prepared by the Company.

     (c) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

     (d) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

     (e) Requested Information - with reasonable promptness, the Company shall furnish the Investor with such other data and information as from time to time may be reasonably requested.

     7.2. Inspection

     As long as the Investor Owns at least five percent (5%) of the outstanding Common Stock, the Company shall permit the Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Investor, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     7.3. Confidentiality

     As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections
7.1 and 7.2 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, the Investor covenants for itself and its members and officers that it will use due care to prevent its officers, members, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives or from using such information except as an Investor or for the benefit of the Company; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the First Closing Date or Second Closing Date, as the case may be, the Investor shall return to the Company all confidential material previously furnished to the Investor or its officers, members, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this
Section 7.3, "due care" means at least the same level of care that the Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     7.4. Conduct of Business and Maintenance of Existence

     The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

     7.5. Compliance with Laws

     The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

     7.6. Insurance

     The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

     7.7. Keeping of Books

     The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

     7.8. Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 7.8. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of the Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 7.8.

SECTION 8. INTERPRETATION OF THIS AGREEMENT

     8.1. Terms Defined

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Additional First Closing Date: shall have the meaning set forth in Section 1.3(b).

     Additional First Closing Purchase Price: shall have the meaning set forth in Section 1.1(b).

     Additional First Closing Shares: shall have the meaning set forth in
Section 1.1(b).

     Additional Second Closing Purchase Price: shall have the meaning set forth in Section 1.2(b)(ii).

     Additional Second Closing Shares: shall have the meaning set forth in
Section 1.2(b)(i).

     Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

     Approved Markets: shall mean the Nasdaq Stock Market (including the Nasdaq National Market and Nasdaq SmallCap Market), the New York Stock Exchange or the American Stock Exchange.

     Benefits Arrangement: shall have the meaning set forth in Section 2.16(a).

     Board: shall have the meaning set forth in section 4.4(a).

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

     Closing: shall have the meaning set forth in Section 1.3(c).

     Code: shall mean the Internal Revenue Code of 1986, as amended.

     Commitments: shall have the meaning set forth in Section 2.13.

     Company Representative: shall have the meaning set forth in Section 4.2(a).

     Company SEC Reports: shall have the meaning set forth in Section 2.7.

     Company Transaction Proposal: shall have the meaning set forth in Section 4.2(a).

     Contract: shall mean any agreement, contract, commitment, understanding, arrangement, restriction or other instrument to which the Company or any of its Subsidiaries is a party, which includes any rights or obligations thereof, or which otherwise relates to or affects any of their respective assets, including, without limitation, any indenture, lease, mortgage, deed of trust, loan, credit or security agreement, note or other evidence of indebtedness, guaranty, stockholders agreement, license, joint venture agreement, distribution agreement, or employment, severance or consulting agreement.

     DGCL: shall mean the Delaware General Corporation Law.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

     Existing Preemptive Rights: shall mean the respective preemptive rights of Guidant Corporation ("Guidant") and Century Medical, Inc. ("Century"), pursuant to the terms of their respective Convertible Subordinated Note Agreements, dated as of November 17, 1997 and September 23, 1998, respectively, as such preemptive rights apply to the issuance of the Shares.

     FDA: shall have the meaning set forth in Section 2.9(c).

     First Closing: shall have the meaning set forth in Section 1.3(a).

     First Closing Date: shall have the meaning set forth in Section 1.3(a).

     First Closing Purchase Price: shall have the meaning set forth in Section 1.1(b).

     First Closing Shares: shall have the meaning set forth in Section 1.1(b).

     GAAP: shall have the meaning set forth in Section 2.7.

     Hart-Scott Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Initial First Closing Price: shall have the meaning set forth in Section 1.1(a).

     Initial First Closing Shares: shall have the meaning set forth in Section 1.1(a)

     Intellectual Property: shall mean all of the following, owned or used in the current or contemplated business of the Company or any Subsidiary: (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith;
(ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites;
(vii) rights under all agreements relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

     Investment: shall mean the purchase by the Investor of, collectively, the First Closing Shares and the Second Closing Shares, pursuant to the terms of this Agreement.

     Key Agreements and Instruments: shall have the meaning set forth in Section 2.6(a).

     Listed Intellectual Property: shall have the meaning set forth in Section 2.17(b).

     Losses: shall have the meaning set forth in Section 4.6(a).

     Material Adverse Effect: shall have the meaning set forth in Section
2.1(c).

     NASD: shall mean National Association of Securities Dealers, Inc.

     Nasdaq Stock Market: shall have the meaning set forth in Section 2.29.

     Organizational Documents: shall have the meaning set forth in Section
2.1(a).

     Original Second Closing Purchase Price: shall have the meaning set forth in
Section 1.2(a).

     Original Second Closing Shares: shall have the meaning set forth in Section 1.2(a)

     Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Investor and any of its Affiliates, its current or former members and Affiliates thereof.

     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Proposed Securities: shall have the meaning set forth in Section 4.5(a)(1).

     Proxy Statement: shall have the meaning set forth in Section 4.7(b).

     Purchase Price: shall have the meaning set forth in Section 1.2(a).

     Registration Statement: shall have the meaning set forth in Section 4.13.

     Rights Agreement: shall mean the Rights Agreement, dated as of June 3, 1999, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended.

     SEC: shall mean the Securities and Exchange Commission.

     Second Closing: shall have the meaning set forth in Section 1.3(c).

     Second Closing Date: shall have the meaning set forth in Section 1.3(c).

     Second Closing Per Share Price: shall have the meaning set forth in Section 1.2(b)(ii).

     Second Closing Purchase Price: shall have the meaning set forth in Section 1.2(a).

     Second Closing Shares: shall have the meaning set forth in Section 1.2(a).

     Securities Act: shall mean the Securities Act of 1933, as amended.

     Shares: shall have the meaning set forth in Section 1.2(a).

     Software: shall have the meaning set forth in Section 2.18(b).

     Subscription Securities: shall have the meaning set forth in Section 4.5(a)(2).

     Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

     Superior Offer: shall have the meaning set forth in Section 4.12(b).

     Takeover Statute: shall mean any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation.

     Voting Agreement: shall have the meaning set forth in Section 5.7.

     Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Works: shall have the meaning set forth in Section 2.17(f).

     8.2. Accounting Principles

     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     8.3. Directly or Indirectly

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     8.4. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     8.5. Paragraph and Section Headings

     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 9. MISCELLANEOUS

     9.1. Notices

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to the Investor, at the address or facsimile number set forth on Schedule 1.1, or at such other address or facsimile number as the Investor may have furnished the Company in writing, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Steven J. Gartner, Esq.; and

          (2)  if to the Company, at: 2 Goodyear, Irvine, CA 92618 (facsimile:
     (949) 837-3700), Attention: John Rush, or at such other address or facsimile number as it may have furnished the Investor in writing, with a copy to Stradling, Yocca, Carlson & Rauth, 600 Newport Center Drive, Suite 1600, Newport Beach, CA 92660 (facsimile: (949) 725-4100), Attention: Bruce Feuchter, Esq. and Mark Skaist, Esq.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     9.2. Expenses and Taxes

     (a) Provided that the First Closing shall have occurred, the Company will, upon the request of the Investor, reimburse the Investor within five Business Days of such request for all of its reasonable out-of-pocket fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of attorneys, accountants and consultants employed in connection with the Investor's consideration, negotiation and consummation of the transactions contemplated hereby, the Investor's due diligence on the Company and any documentation relating to the transactions contemplated hereby.

     (b) The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

     9.3. Reproduction of Documents

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investor on the First Closing Date or the Second Closing Date, as the case may be (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investor, may be reproduced by the Investor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     9.4. Termination and Survival

     Unless the Second Closing has occurred prior thereto, the obligations of the parties hereto to consummate the Second Closing shall terminate on October 31, 2001 (unless such date is extended by mutual written consent). Notwithstanding any termination of the parties' obligation to consummate the Second Closing, all other terms of this Agreement shall remain in full force and effect. All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     9.5. Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign its rights and obligations hereunder to any of its members or Affiliates or to any Affiliates of its members.

     9.6. Entire Agreement; Amendment and Waiver

     This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

     9.7. Severability

     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     9.8. Limitation on Enforcement of Remedies

     The Company hereby agrees that it will not assert against the limited partners of any members of the Investor any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

     9.9. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                                        Very truly yours,

                                                        MICRO THERAPEUTICS, INC.



                                                        By: /s/ John B. Rush
                                                            --------------------
                                                        Name:  John B. Rush
                                                        Title: President and
                                                               Chief Executive
                                                               Officer

ACCEPTED AND AGREED:

MICRO INVESTMENT, LLC

By: Warburg, Pincus Equity
    Partners, L.P., Managing Member

    By: Warburg, Pincus & Co.,
        General Partner


        By: /s/ Elizabeth H. Weatherman
            ---------------------------
        Name:  Elizabeth H. Weatherman
        Title: Partner



ACCEPTED AND AGREED
only as to the provisions
of Section 1.4 hereof:

WARBURG, PINCUS EQUITY PARTNERS, L.P.

    By: Warburg, Pincus & Co.,
        General Partner


        By: /s/ Elizabeth H. Weatherman
            ---------------------------
        Name:  Elizabeth H. Weatherman
        Title: Partner

                                 SCHEDULE 1.1(a)

                              INITIAL FIRST CLOSING


       INVESTOR NAME AND ADDRESS             NUMBER OF SHARES    PURCHASE PRICE
       -------------------------             ----------------    --------------

Micro Investment, LLC                           1,828,679        $6,857,546.25
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention: Elizabeth H. Weatherman

                                 SCHEDULE 1.1(b)

                            ADDITIONAL FIRST CLOSING

       INVESTOR NAME AND ADDRESS             NUMBER OF SHARES    PURCHASE PRICE
       -------------------------             ----------------    --------------

Micro Investment, LLC                             157,936           $592,260
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention:  Elizabeth H. Weatherman

                                  SCHEDULE 1.2

                                 SECOND CLOSING


                                            NUMBER OF ORIGINAL SECOND     ORIGINAL SECOND CLOSING
      INVESTOR NAME AND ADDRESS                   CLOSING SHARES               PURCHASE PRICE
      -------------------------             -------------------------     -----------------------

Micro Investment, LLC                                8,091,699                  $48,550,194
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention:  Elizabeth H. Weatherman

                                  SCHEDULE 5.7

                                VOTING AGREEMENT

(1)  George Wallace

(2)  John Rush

(3)  Dick Allen

(4)  Kim Blickenstaff

(5)  W. James Fitzsimmons

(6)  Samuel Navarro

(7)  Harold Hurwitz

(8)  William McLain

(9)  Earl Slee

(10) Kevin Daly

                                                                       EXHIBIT C
                                                  REGISTRATION RIGHTS PROVISIONS


     1.   Registration Procedures and Expenses.

     (a)  The Company shall:

               (i) subject to receipt of necessary information from the Investor, prepare and file with the SEC, as soon as practicable after the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the provisions of the Agreement relating to the Second Closing have been terminated pursuant to Section 4.12 or 9.4 thereof, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

               (ii) (A) use its reasonable best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective no event later than sixty (60) days after the Registration Statement is filed by the Company, and (B) within five (5) days after the receipt of a no review letter from the SEC, take all appropriate measures necessary to cause the Registration Statement to become effective;

               (iii) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus which forms a part thereof (the "Prospectus") as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to the Investor's Shares, the earlier of (i) the date on which, in the opinion of counsel to the Company, the Investor may sell all Shares then held by the Investor in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitations of Rule 144(e)) or (ii) such time as all Shares purchased by the Investor have been sold pursuant to a registration statement under the Securities Act or pursuant to Rule 144;

               (iv) furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the Securities Exchange Commission ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor, provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (v) file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Investor prior to the effectiveness of the

Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (vi) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (i) through
(v) of this Section 1 and the registration of the Shares pursuant to the Registration Statement, including without limitation (a) registration and filing fees with the SEC, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Company counsel in connection with blue sky qualifications of the Shares), (c) printing expenses,
(d) fees and expenses incurred in connection with the listing of the Shares, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration, (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc., including fees and expenses of any "qualified independent underwriter,"
(h) internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (i) all reasonable fees and disbursements of one counsel for the Investor in connection with such registration; and

               (vii) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     (b) With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as, in the opinion of counsel to the Company, all of the Investor's Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to each Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

     (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

     (d) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than a registration statement on Form S-8 relating solely to employee benefit plans, without the prior written consent of the Investor.

     (e) The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     2.   Transfer of Shares After Registration; Suspension.

     (a) The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

     (b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform the Investor that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 2(b)(i) hereof when the amendment has become effective).

     (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c).

     (d) Notwithstanding the foregoing paragraphs of this Section 2, the Company shall not suspend the Registration Statement which causes the Investor to be prohibited from selling Shares under the Registration Statement as a result of such Suspension on more than two occasions of not more than 30 days each in any twelve month period, and any such Suspension must be separated by a period of at least thirty (30) days from a prior Suspension.

     (e) Provided that a Suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company will provide the requested number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

     3.   Indemnification.

     For purposes of this Section 3:

     the term "Selling Stockholders" means the Investor, its respective officers and members, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

     the term "Registration Statement" means the Registration Statement, any Preliminary Prospectus, the final Prospectus, any exhibit, supplement or amendment thereto or included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and
     the term "untrue statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations thereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder and stated to be specifically for use in preparation of the Registration Statement.

     (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor and stated to be specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation of the Investor to indemnify shall be limited to the net amount of the proceeds received by the Investor from the sale of the Shares pursuant to the Registration Statement.

     (c) Each party entitled to indemnification under this Section 3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded, after consultation with counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 3 is insufficient to or is held by a court of competent jurisdiction to be unavailable to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

     (e) The indemnity and contribution agreements contained in this Section 3 shall remain operative and in full force and effect regardless of (a) termination of any provision of the Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Shares.

     4.   Liquidated Damages Under Certain Circumstances.

     (a) If (i) the Registration Statement has not been declared effective by the SEC by December 31, 2001, or (ii) the Registration Statement is filed and declared effective but shall thereafter be subject to a Suspension which shall be in effect for more than 60 days (consecutive or non-consecutive) in the aggregate in any 12-month period, except in cases where (x) such Suspension results from any untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Registration Statement or (y) in the opinion of counsel to the Company, during the entire duration of the Suspension, the Investor may sell all Shares then held by the Investor in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitation of Rule 144(e)) (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company will pay liquidated damages to the Investor in the amount of 2% of the Purchase Price paid by the Investor to the Company for the Shares for every 30-day period the Registration Default continues. Such liquidated damages will be payable to the Investor on demand by wire transfer of immediately available funds or by federal funds check by the Company.

     (b) Nothing herein limits the Investor's right to pursue actual damages for the Company's failure to ensure sales can be made under the Registration Statement or the Company's failure to ensure the Common Stock is listed or included for quotation, as the case may be, on an Approved Market.

     5. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

     (a) as soon as it is delivered to the Company's other stockholders, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6 as filed with the SEC and all other information that is made available to stockholders; and

     (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the

Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     6. Public Statements. The Company will not issue any public statement, press release or any other public disclosure listing Investor as one of the purchasers of the Shares without Investor's prior written consent, except as may be required by applicable law or rules of any exchange on which the Company's securities are listed.

                                     ANNEX B

                   OPINION OF U.S. BANCORP PIPER JAFFRAY, INC.


May 25, 2001

The Board of Directors
Micro Therapeutics, Inc.
2 Goodyear
Irvine, CA 92618.


Members of the Board:

       We understand that Micro Therapeutics, Inc. (the "Company") and Micro Investment, LLC (the "Investor") propose to enter into a Securities Purchase Agreement (the "Purchase Agreement") to be dated as of May 25, 2001. As more fully described in the Securities Purchase Agreement, on the Second Closing Date (as defined in the Purchase Agreement) the Company proposes to issue and sell to the Investor the Second Closing Shares (as defined in the Purchase Agreement) for cash consideration ranging from $5.92 per share to $6.00 per share (the "Transaction"), subject to approval of the Company's stockholders. You have requested our opinion as to the fairness, from a financial point of view, as of the date hereof, to the Company of the consideration proposed to be received by the Company for the Second Closing Shares pursuant to the terms of, and subject to the conditions set forth in, the Purchase Agreement.

       U.S. Bancorp Piper Jaffray, Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as exclusive financial advisor to the Company in connection with the Purchase Agreement and will receive a fee for our services, which is contingent upon consummation of the Transaction. We will also receive a fee for providing this opinion, which is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against and exculpate us from certain liabilities in connection with our services. U.S. Bancorp Piper Jaffray makes a market in the Company's common stock, provides research coverage on the Company's common stock and has in the past provided financial advisory and financial services for the Company. U.S. Bancorp Piper Jaffray has also in the past provided financial advisory and financial services for affiliates of the Investor. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

       In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary or appropriate under the circumstances. Among other things, we have reviewed (i) a draft copy of the Purchase Agreement, which, for purposes hereof, we have assumed will not differ in any material respect from the final form of the Purchase Agreement; (ii) certain financial, operating, business and other information relative to the Company that was publicly available; (iii) certain non-public information prepared by members of the Company's management, including financial statements, financial projections, forecasts and other financial operating data concerning the Company; (iv) to the extent publicly available, the financial terms of certain transactions in the medical technology industry involving companies that we believe to be similar in focus to the Company; (v) to the extent publicly available, the stock price premiums paid and financial terms of other transactions we considered relevant in evaluating the Transaction; (vi) to the extent publicly available, operating performance and valuation analyses of selected public and private companies whose operations and valuations we considered relevant in evaluating those of the Company; (vii) certain publicly available market and securities data of the Company and (viii) the past and current financial condition and operating results and the business outlook for the Company based on discussions with members of the Company's management. In addition to the foregoing, we conducted such other financial analyses, studies and investigations, including analyses of minority financing alternatives, and considered such other information as we deemed necessary or appropriate. In arriving at our opinion, we did not attribute any particular weight to any single analysis or factor. Accordingly, our analyses must be considered as a whole and


                                    Annex B-1
selecting one or more of our analyses or portions of our analyses without considering all analyses in their entirety would create an incomplete view of the process underlying our opinion.

       We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by the Company, or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. We have also relied upon and assumed the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management, and that there is not (and the Company's management is not aware of) any information or facts that would make the information provided to us incomplete or misleading.

       In arriving at our opinion, we have not reviewed any of the books and records of the Company or assumed any responsibility for conducting an independent appraisal or valuation of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity or regarding whether the necessary regulatory approvals or other conditions to consummation of the Transaction contained in the Purchase Agreement will be obtained or satisfied. It should be noted that in the course of advising the Company, we were not authorized to, and did not, solicit third party indications of interest in acquiring a controlling interest in the Company. We have assumed that the transactions described in the Purchase Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto.

       This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of the Company's common stock have traded or may trade at any future time. We have not agreed or undertaken to update, revise or reaffirm this opinion or otherwise comment upon any events occurring after the delivery hereof and do not have any obligation to update, revise or reaffirm this opinion. It is understood that this opinion is directed to the Board of Directors of the Company for its benefit and use in its consideration of the Transaction and may not be relied upon by any other person. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder of the Company as to how such stockholder should vote or otherwise act with respect to the Transaction, and should not be relied upon by any stockholder as such. This opinion addresses only the fairness from a financial point of view to the Company of the consideration to be received by the Company pursuant to the Purchase Agreement for the Second Closing Shares, and we do not express any views on any other element of the Transaction or term of the Purchase Agreement. Specifically, this opinion does not address the basic business decision to proceed with or effect the Transaction or any other matter contemplated by the Purchase Agreement, or the merits of the Transaction relative to any alternative transaction or business strategy that may be available to the Company. Except with respect to the use of this opinion in connection the Proxy Statement relating to the Transaction in accordance with the terms of our engagement letter with the Company, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

       Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and based upon such other factors as we consider relevant, it is our opinion that the consideration proposed to be received by the Company for the Second Closing Shares pursuant to, and subject to the conditions set forth in, the Purchase Agreement is fair, from a financial point of view, to the Company as of the date hereof.


Sincerely,

U.S. BANCORP PIPER JAFFRAY INC.


                                    Annex B-2

PROXY                        MICRO THERAPEUTICS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               SPECIAL MEETING OF THE STOCKHOLDERS - JULY 20, 2001


       The undersigned hereby nominates, constitutes and appoints John Rush and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on July 20, 2001, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.


1. APPROVAL, FOR PURPOSES OF NASDAQ MARKETPLACE RULE 4350(I)(1)(B), OF THE SALE AND ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO MICRO INVESTMENT, LLC UPON THE TERMS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND DESCRIBED IN THIS PROXY STATEMENT, SUCH THAT FOLLOWING THE COMPLETION OF SUCH SALE MICRO INVESTMENT, LLC WILL HOLD 50.24% OF THE OUTSTANDING VOTING STOCK OF THE COMPANY (THIS SHALL ALSO BE DEEMED APPROVAL FOR PURPOSES OF NASDAQ MARKETPLACE RULE 4350(I)(1)(D), IN THE EVENT THAT THE SALE PRICE OF THE COMPANY'S COMMON STOCK AT THE SECOND CLOSING OF THE TRANSACTION DESCRIBED IN THIS PROXY STATEMENT IS LOWER THAN THE GREATER OF THE BOOK OR MARKET VALUE OF THE COMPANY'S COMMON STOCK ON THE DATE OF THE SECOND CLOSING):


           [ ]  FOR               [ ]  AGAINST            [ ]    ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE SALE AND ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO MICRO INVESTMENT, LLC UPON THE TERMS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND DESCRIBED IN THIS PROXY STATEMENT, SUCH THAT FOLLOWING THE COMPLETION OF SUCH SALE MICRO INVESTMENT, LLC WILL HOLD 50.24% OF THE OUTSTANDING VOTING STOCK OF THE COMPANY.



                                        Date ______________________, 2001



                                        ----------------------------------------
                                               (Signature of stockholder)
                                           Please sign your name exactly as it
                                           appears hereon. Executors,
                                           administrators, guardians, officers
                                           of corporations and others signing in
                                           a fiduciary capacity should state
                                           their full titles as such.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.